UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BROWN & BROWN, INC.
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Dear Fellow Shareholders:

On behalf of Brown & Brown, Inc.’s Board of Directors, we are pleased to invite you to attend our Annual Meeting of Shareholders on Wednesday, May 6, 2026. We will once again hold the meeting virtually via a live audio webcast to make the meeting more accessible to our shareholders across the world while minimizing the costs of an in-person meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement include important information about the matters to be voted on at the meeting. The proxy materials for the Annual Meeting, which include the Proxy Statement and 2025 Annual Report, are available online to expedite receipt of proxy materials while lowering the costs and reducing the environmental impact of the meeting.

Fiscal 2025 was another successful year for Brown & Brown, marked by several key financial and operational achievements. In 2025, we grew our total revenues by approximately 23% to over $5.9 billion, increased our net cash from operating activities from approximately $1.2 billion to nearly $1.5 billion and again expanded our industry-leading operating margins.

As A Forever Company, we continue to prioritize long-term shareholder value creation via our disciplined capital allocation strategy. In 2025, we completed 43 high-quality acquisitions with annual revenues of approximately $1.8 billion, the largest being our milestone acquisition of RSC Topco, Inc. (“Accession”), the holding company for Accession Risk Management Group, Inc. Our acquisition of Accession, the ninth largest privately held insurance brokerage in the United States, was the largest in Brown & Brown’s history, adding more than 5,500 talented teammates, enhancing market relationships and bringing new capabilities to serve new and existing customers. We also increased our dividend for the 32nd consecutive year, returning approximately $193 million to shareholders in 2025.

Our Board of Directors remains focused on identifying and attracting high-quality directors whose skills and experience can help us achieve long-term success, while also meeting the demands of the increasingly complex global marketplace. In 2025, we were pleased to welcome Joia M. Johnson as our newest independent director. Ms. Johnson, who most recently served as Chief Administrative Officer, Chief Legal Officer, General Counsel and Corporate Secretary of Hanesbrands Inc., brings extensive leadership experience across multiple industries and has served on numerous public and private boards.

Whether or not you attend the virtual meeting, we encourage you to vote online, by phone or by signing and returning your proxy card promptly in the enclosed envelope to ensure your shares will be represented at the meeting. If you decide to attend the virtual meeting and vote your shares electronically, you will, of course, have that opportunity.

2025 Total Revenues Growth +23%
Proxy Statement Highlights
1	Proxy Summary
4	Board and Corporate Governance Matters
51	Executive Compensation Tables

On behalf of our Board of Directors, our leadership team and our teammates, thank you for your investment in and commitment to Brown & Brown. We look forward to your participation at the Annual Meeting.

Sincerely,

H. PALMER PROCTOR, JR.

Lead Independent Director

J. HYATT BROWN

Chairman of the Board

  “In 2025, we grew our total revenues by approximately 23% to

  over $5.9 billion, increased our net cash from operating

  activities to nearly $1.5 billion and again expanded our

  industry-leading operating margins.”

The Annual Meeting of Shareholders of Brown & Brown, Inc. will be held virtually on Wednesday, May 6, 2026, at 9:00 a.m. (EDT), for the following purposes:

1	To elect fourteen (14) nominees to the Company’s Board of Directors;
FOR each director nominee

2	To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2026;
FOR

3	To approve, on an advisory basis, the compensation of named executive officers;
FOR

4	To approve an amendment to the Company’s 2019 Stock Incentive Plan to increase the number of shares available for issuance under the plan and extend the term; and
FOR

5	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 2, 2026, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponements or adjournments.

By Order of the Board of Directors

ANTHONY M. ROBINSON

Secretary

Daytona Beach, Florida

March 24, 2026

Your Vote is Important

You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by registering at https://web.viewproxy.com/BBrown/2026 by 11:59 p.m. (EDT) on May 3, 2026. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration, and you will be assigned a Virtual Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https:// web.viewproxy.com/BBrown/2026. For more information, see “Attending the Virtual Annual Meeting” below.

A replay of the webcast will be available in the “Investor Relations” section of our website (www.bbrown.com) beginning the afternoon of May 6, 2026, and continuing for 30 days thereafter.

How to Vote

By Internet

Prior to the Annual Meeting, you can vote your shares online via the website on your proxy card or voting instruction form. During the Annual Meeting, you can vote your shares online at www.AALvote.com/BRO. See “Attending the Virtual Annual Meeting” for more details.

By Telephone In the U.S. or Canada, you can vote your shares toll-free by calling 1-866-804-9616.

By Mail Please vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2026

The Proxy Statement and Annual Report to Shareholders are available at: https://web.viewproxy.com/BBrown/2026.

BROWN & BROWN, INC. | I

II | BROWN & BROWN, INC.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Agenda

Meeting Information

TIME AND DATE

9:00 a.m. (EDT) on

Wednesday, May 6, 2026

LOCATION

The Annual Meeting will be held virtually. Please register at https://web.viewproxy.com/BBrown/2026

RECORD DATE

Monday, March 2, 2026

PROPOSAL		Board Recommendation	For More Information
1	Election of Directors	FOR each nominee	page 4
2	Ratification of the Appointment of Deloitte & Touche LLP	FOR	page 20
3	Advisory Vote to Approve Executive Compensation	FOR	page 24

4	Approval of Amendment to the Company’s 2019 Stock Incentive Plan to Increase Number of Shares Available for Issuance under the Plan and Extend the Term	FOR	page 66

Director Nominees

  Committee Chair

    Audit Committee

   Compensation

    Committee

    Acquisition Committee

   Nominating/Corporate

    Governance Committee

1  Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.

2  Lead Independent Director

J. HYATT BROWN, 88 Director since: 1993	J. POWELL BROWN, 58 Director since: 2007	LAWRENCE L. GELLERSTEDT III, 69 Director since: 2018	THEODORE J. HOEPNER, 84 Director since: 1994	JAMES S. HUNT, 70 Director since: 2013

TONI JENNINGS,[1] 76 Director since: 2007	JOIA M. JOHNSON, 66 Director since: 2025	PAUL J. KRUMP, 66 Director since: 2023	TIMOTHY R.M. MAIN, 60 Director since: 2010	BRONISLAW E. MASOJADA, 64 Director since: 2023

JAYMIN B. PATEL, 58 Director since: 2023	H. PALMER PROCTOR, JR.,[2] 57 Director since: 2012	WENDELL S. REILLY, 68 Director since: 2007	KATHLEEN A. SAVIO, 60 Director since: 2024

BROWN & BROWN, INC. | 1

PROXY SUMMARY

Director Skills and Diversity Highlights

NAME	GENDER		RACE/ ETHNICITY
	Male	Female	White	Black or African American	Asian

J. Hyatt Brown	●		●			●	●	●				●	●		●						●

J. Powell Brown	●		●			●	●	●				●						●			●

Lawrence L. Gellerstedt III	●		●			●		●			●	●							●		●

Theodore J. Hoepner	●		●					●		●	●	●	●					●		●

James S. Hunt	●		●			●	●	●	●			●	●					●	●		●

Toni Jennings		●	●			●		●			●				●				●

Joia M. Johnson		●		●		●		●	●	●	●			●	●	●			●		●

Timothy R.M. Main	●		●			●		●	●	●		●	●				●	●			●

Paul J. Krump	●		●				●	●	●									●

Bronislaw E. Masojada	●		●			●	●	●	●	●	●	●						●	●	●

Jaymin B. Patel	●				●	●	●	●	●	●	●	●	●		●	●		●	●	●	●

H. Palmer Proctor, Jr.	●		●			●		●		●	●	●	●					●	●		●

Wendell S. Reilly	●		●			●					●	●						●	●		●

Kathleen A. Savio		●	●			●	●	●	●	●	●

Independent

Corporate Governance Highlights	Director Nominees

SHAREHOLDER RIGHTS

•

Annual election of directors

•

Majority voting for directors, with director resignation policy

BOARD INDEPENDENCE

•

Strong role for Lead Independent Director

•

Periodic rotation of committee members, committee chairs and Lead Independent Director

•

Executive sessions at every in-person Board meeting and virtually, when necessary

GOOD GOVERNANCE

•

Strong anti-hedging and anti-pledging provisions

•

Annual Board and committee self-evaluations

•

Strong executive and director stock ownership guidelines

•

Robust clawback policy

•

Committee meetings generally open to, and attended by, all directors

	86% of Our Directors Are Independent	13 Average Tenure of Our Directors in Years
	14% of Our Directors Are Ethnically/ Racially Diverse	21% of Our Directors Are Female

2 | BROWN & BROWN, INC.

PROXY SUMMARY

Our Strategy and Performance

The Company’s strategy is focused on growing our total and organic revenues while delivering strong, industry-leading operating margins and cash conversion. As part of our goal to manage capital in the long-term interests of our shareholders, we generally invest our earnings in the following ways: (1) internally by hiring new teammates and investing in innovation, thereby expanding our capabilities, (2) making high-quality acquisitions and (3) returns to shareholders through the payment of dividends and periodic share repurchases. As part of our overall capital allocation strategy, we remain focused on preserving a level of flexibility and a conservative leverage profile, which enables us to deploy our capital in ways we believe will optimize long-term shareholder value.

HOW WE INVEST OUR EARNINGS

1	Hiring new teammates and expanding our capabilities	2	Making high-quality acquisitions	3	Returns to shareholders through the payment of dividends and periodic share repurchases

Performance Highlights

In fiscal 2025, we delivered strong results, as reflected in the following financial and operational highlights:

	2025 PERFORMANCE	2024 PERFORMANCE

STRONG TOTAL REVENUES GROWTH

INCREASED our industry-leading operating margins

32nd consecutive annual dividend increase, returning approximately $193 MILLION to shareholders in 2025

ROBUST GROWTH in net cash provided by operating activities

43 STRATEGIC ACQUISITIONS with aggregate annual revenues of approximately $1.8 BILLION

Total revenues	$5.9 billion	$4.8 billion
Net income attributable to the Company	$1.1 billion	$1.0 billion[1]
Diluted earnings per share	$3.16	$3.46[1]
Company total commissions and fees growth	22.5%	12.1%
Retail segment[2] total commissions and fees growth	24.4%	8.8%
Specialty Distribution segment[3] total commissions and fees growth	19.8%	16.8%
Company Organic Revenue[4] growth	2.8%	10.4%
Retail segment[2] Organic Revenue[4] growth	2.8%	5.8%
Specialty Distribution segment[3] Organic Revenue[4] growth	2.8%	17.8%
Income before income taxes margin[5]	23.2%	27.1%
Adjusted EBITDAC Margin[4]	36.0%	35.3%
Net cash provided by operating activities	$1.5 billion	$1.2 billion

(1)  Amount includes a pre-tax gain on disposal of approximately $28 million in 2024 associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023.

(2) The Retail segment includes commissions and fees reported as “Other” in the Segment Information table in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2025, which includes corporate and consolidation items.

(3)  In conjunction with Company’s acquisition of RSC Topco, Inc. (“Accession”) in the third quarter of 2025, the Company realigned its business from three to two segments. As a result of the segment reorganization, the Company consolidated its Programs and Wholesale Brokerage segments into a new Specialty Distribution segment. As a result, beginning in the fourth quarter of 2025, the Company operates two segments. Historical results have been recast to align with the two-segment structure.

(4)  See Annex A for additional information regarding Organic Revenue, Organic Revenue growth and Adjusted EBITDAC Margin, which are non-GAAP financial measures, including a reconciliation to the most closely comparable GAAP financial measure.

(5) Income before income taxes margin is calculated as the Company’s income before income taxes, as reported, divided by total revenues, as reported.

BROWN & BROWN, INC. | 3

Proposal 1: Election of Directors

At the Meeting, 14 directors will stand for reelection for a term expiring at the 2027 Annual Meeting of Shareholders. Information about each nominee’s experience and qualifications appears below.

All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected. If any director nominee becomes unable or unwilling to serve, proxies will be voted for any substitute nominee(s) as the Board of Directors (the “Board”) may nominate on the recommendation of the Nominating/Corporate Governance Committee.

Vote Required; Majority Voting; Board Recommendation

Our By-Laws provide for a majority voting standard for the election of our directors in uncontested elections. If the director election were contested, the plurality standard would apply, which means the nominees receiving the greatest numbers of votes would be elected to serve as directors.

To be elected, a nominee must receive the affirmative vote of more than 50% of the votes cast, present in person or represented by proxy, at the Meeting. If an incumbent director does not receive more than 50% of the votes cast with respect to his or her election, he or she must promptly tender a conditional resignation following certification of the vote. The Nominating/ Corporate Governance Committee will then consider the resignation and recommend to the Board whether to accept it, and the Board will endeavor to act on the recommendation within 90 days. Thereafter, the Board will promptly publicly disclose its decision concerning whether to accept the director’s resignation offer (and, if applicable, the reasons for rejecting the offer). If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until a successor has been elected and qualified. If the Board accepts the resignation, then the Board may fill any resulting vacancy or may decrease the size of the Board.

The Board unanimously recommends a vote “FOR” each of the 14 director nominees

4 | BROWN & BROWN, INC.

BOARD AND CORPORATE GOVERNANCE MATTERS

Director Nominees

Director Nominees and Qualifications

Set forth below is certain information concerning our current directors, all of whom are director nominees. All directors hold office for one-year terms or until their successors are elected and qualified.

Age: 88 Director Since: 1993

J. HYATT BROWN

Chairman of the Board

Skills and Experience

Mr. Hyatt Brown was our Chief Executive Officer from 1993 to 2009 and our President from 1993 to December 2002 and served as President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980 and Speaker of the House from 1978 to 1980. Mr. Brown is a member of the Board of Trustees of Stetson University, of which he is a past Chairman, and the Florida Council of 100. Mr. Hyatt Brown’s sons, J. Powell Brown and P. Barrett Brown, are employed by us as President and Chief Executive Officer, and as Executive Vice President, respectively. His son, J. Powell Brown, has served as a director since October 2007.

Nominee Attributes

Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, service on boards of other publicly traded companies and proven leadership ability are just a few of the attributes that make him uniquely qualified to serve on and chair our Board.

Age: 58 Director Since: 2007

J. POWELL BROWN

Director and Chief Executive Officer

Skills and Experience

Mr. Powell Brown was named Chief Executive Officer in July 2009. He has been our President since January 2007 and was appointed to be a director in October 2007. Prior to 2007, he served as one of our Regional Executive Vice Presidents starting in 2002. Mr. Brown was previously responsible for overseeing certain or all parts of our segments and worked in various capacities throughout the Company since joining us in 1995. Mr. Brown has served on the Board of Directors of WestRock Company (formerly RockTenn Company), a publicly held company, from 2010 until 2024. He is the son of our Chairman, J. Hyatt Brown, and the brother of P. Barrett Brown, an Executive Vice President.

Nominee Attributes

Mr. Powell Brown’s work in all segments of our Company, leadership experience at every level of our Company, current position as President and Chief Executive Officer and experience on other boards are among the qualities considered in connection with his nomination for reelection to the Board.

BROWN & BROWN, INC. | 5

BOARD AND CORPORATE GOVERNANCE MATTERS

Age: 69 Director Since: 2018 Committees Served: • Acquisition • Compensation (Chair)

LAWRENCE L. GELLERSTEDT III

Independent Director

Skills and Experience

Mr. Gellerstedt has been a partner of Sweetwater Holdings Company, an Atlanta-based real estate investment firm, since March 2019. He previously served as Chairman of the Board and Chief Executive Officer of Cousins Properties Incorporated (Cousins) from July 2017 until January 2019 and as Cousins’ Executive Chairman of the Board from January 2019 until his retirement in April 2020. He served as President and Chief Executive Officer of Cousins from July 2009 to July 2017. Prior to this time, he held other roles at Cousins, including President and Chief Operating Officer, Executive Vice President and Chief Development Officer, and Senior Vice President and President of the Office/Multi-Family Division. Mr. Gellerstedt joined Cousins in 2005 following the acquisition of his firm, The Gellerstedt Group. He currently serves as a director of Georgia Power Co., a publicly held company, and previously served as a director of WestRock Company (formerly RockTenn Company) from 2000 to 2017.

Nominee Attributes

Mr. Gellerstedt’s breadth and depth of experience running businesses and serving on boards of both privately held and publicly traded companies, as well as his significant knowledge in real estate development, construction and project management, were all considered in connection with his nomination for reelection to the Board.

Age: 84 Director Since: 1994 Committees Served: • Nominating/Corporate Governance

THEODORE J. HOEPNER

Independent Director

Skills and Experience

Mr. Hoepner served as Vice Chairman of SunTrust Bank, Inc. from January 2000 to December 2004 and as Vice Chairman of SunTrust Bank Holding Company from January 2005 until June 2005, when he retired. From 1995 to 2000, Mr. Hoepner was Executive Vice President of SunTrust Bank, Inc. and Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc.

Nominee Attributes

Mr. Hoepner’s years of experience in the banking industry, including extensive experience in management, make him a valuable addition to the Board. He previously chaired our Audit, Compensation and Acquisition Committees. These attributes were among the factors considered in connection with his nomination for reelection to the Board.

6 | BROWN & BROWN, INC.

BOARD AND CORPORATE GOVERNANCE MATTERS

Age: 70 Director Since: 2013 Committees Served: • Acquisition • Audit

JAMES S. HUNT

Independent Director

Skills and Experience

Mr. Hunt held various senior finance positions, including Executive Vice President and Chief Financial Officer, with Walt Disney Parks and Resorts Worldwide until his retirement in 2012. During his employment with Disney, he was a member of the Boards of Directors of Disney’s operating subsidiaries in Hong Kong and Shanghai, China and Disney’s two insurance company subsidiaries. Prior to that, he was a Partner with Ernst & Young. Mr. Hunt serves on the Board of Trustees of Penn Mutual Life Insurance Co., a mutual life insurance company, where he is a member of the Investment Committee and Chair of the Audit Committee; and the Board of Directors of the Nemours Foundation, where he is Chair of the Board of Directors, and a member of the Nominating and Governance Committee. Mr. Hunt previously served as a director of two other publicly traded companies – Caesars Entertainment Corporation, where he was Chairman of the Board, and The St. Joe Company, where he was a member of the Compensation Committee and Chair of the Audit Committee. Mr. Hunt served as a member of the Standards and Emerging Issues Advisory Group, as well as the Emerging Issues in Auditing committee, of the Public Company Accounting Oversight Board, until the completion of his second of two terms in December 2025. He is a Certified Public Accountant (CPA) and a National Association of Corporate Directors-designated Board Leadership Fellow.

Nominee Attributes

Mr. Hunt’s extensive experience in executive and senior executive finance, strategy and related operational roles, financial expertise and significant international experience, along with his past service as a member of the Compensation Committee, were factors considered in connection with his nomination for reelection to the Board.

Age: 76 Director Since: 2007 Committees Served: • Compensation • Nominating/ Corporate Governance

TONI JENNINGS

Independent Director

Skills and Experience

Ms. Jennings serves as Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando, Florida, and Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida. She served as President of Jack Jennings & Sons, Inc. from 1982 until 2003. Ms. Jennings previously served on our Board of Directors from 1999 until April 2003. From 2003 through 2006, Ms. Jennings served as Lieutenant Governor of the State of Florida. Ms. Jennings was a member of the Florida Senate from 1980 to 2000 and President of the Florida Senate from 1996 to 2000. She served in the Florida House of Representatives from 1976 to 1980. Ms. Jennings previously served on the Board of Directors of Next Era Energy, Inc., a publicly held company, until 2021, and Mid-America Apartment Communities, Inc., a publicly traded real estate investment trust (REIT), until 2024. In 2019, Ms. Jennings was named one of the Most Influential Corporate Directors by WomenInc. magazine.

Nominee Attributes

Ms. Jennings’ experience as owner and operator of a successful business, and her years of service in the legislative and executive branches of the State of Florida, along with her past service as a member of the Audit Committee and the Chair of the Compensation Committee, are features considered in concluding that she should continue to serve as a director of the Company.

BROWN & BROWN, INC. | 7

BOARD AND CORPORATE GOVERNANCE MATTERS

Age: 66 Director Since: 2025

JOIA M. JOHNSON                   Recommended by Lawrence L. Gellerstedt III

Independent Director

Skills and Experience

Ms. Johnson retired from Hanesbrands Inc. (“Hanes”), a publicly traded marketer of innerwear and activewear apparel, in 2021, most recently serving as Hanes’ Chief Administrative Officer from 2016 to 2021 and as its Chief Legal Officer, General Counsel and Corporate Secretary from 2007 to 2021. Prior to Hanes, she served as Executive Vice President, General Counsel and Corporate Secretary of RARE Hospitality International, Inc., a publicly traded restaurant franchise owner and operator, from 2001 until 2007. Ms. Johnson has served on the Boards of Directors of Global Payments Inc., a publicly traded company, since 2019, where she is a member of the Compensation Committee and the Governance and Nominating Committee, and Sylvamo Corporation, a publicly traded company, since 2021, where she is a member of the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee. She also has served on the Board of Directors of Regions Financial Corp., a publicly traded company, and its subsidiary, Regions Bank, since 2021, where she is a member of the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee, which she chairs.

Nominee Attributes

Ms. Johnson’s extensive and unique experience across multiple industries, both in leadership roles and as a director, are among the attributes the Board believes make her well qualified to serve on the Board.

Age: 66 Director Since: 2023 Committees Served: • Acquisition (Chair) • Audit

PAUL J. KRUMP

Independent Director

Skills and Experience

Mr. Krump retired from Chubb Limited, the world’s largest publicly traded property and casualty insurance company, effective January 1, 2023, most recently serving as Vice Chairman, Global Underwriting and Claims from September 2020 until his retirement. From 2016 to 2020, Mr. Krump served as Executive Vice President, Chubb Group and President, North America Commercial and Personal Insurance. Before Chubb Limited’s January 2016 acquisition of The Chubb Corporation, Mr. Krump served as Chief Operating Officer of The Chubb Corporation. Mr. Krump joined The Chubb Corporation in 1982 as a commercial underwriting trainee in the Minneapolis office and held numerous headquarters and field positions in the United States and Europe, including President of Personal Lines and Claims and President of Commercial and Specialty Lines.

Nominee Attributes

Mr. Krump’s long and successful career in various roles at one the world’s leading insurance companies, along with his extensive international experience, are among the attributes the Board believes make him well qualified to serve on the Board.

Age: 60 Director Since: 2010 Committees Served: • Acquisition

TIMOTHY R.M. MAIN

Independent Director

Skills and Experience

Mr. Main has served as Global Chairman of Investment Banking at Barclays Plc since September 2025. He served from October 2022 until September 2025 as Head of Investment Banking EMEA (U.K., Europe, Middle East & Africa) at Barclays Plc and from September 2016 until October 2022 as Global Head of the Financial Institutions Group. From October 2011 until September 2016, Mr. Main was a Senior Managing Director of Evercore Partners. Prior to joining Evercore, he worked at JPMorgan Chase, a global investment bank, for 23 years, most recently as a Managing Director and Head of the Financial Institutions Group.

Nominee Attributes

Mr. Main’s extensive experience with complex financial transactions and acquisitions, as well as his broad knowledge of the insurance industry acquired throughout his career, are key components considered in nominating Mr. Main for reelection to the Board.

8 | BROWN & BROWN, INC.

BOARD AND CORPORATE GOVERNANCE MATTERS

Age: 64 Director Since: 2023 Committees Served: • Audit • Compensation

BRONISLAW E. MASOJADA

Independent Director

Skills and Experience

Mr. Masojada served as Chief Executive Officer of Hiscox Group (“Hiscox”), a global specialist insurer and reinsurer listed on the London Stock Exchange, from 2000 until his retirement in 2021. Mr. Masojada first joined Hiscox in 1993 as Group Managing Director. Prior to joining Hiscox, Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s of London from 2001 to 2007. Mr. Masojada currently serves as Chair of the Board of Directors of SiriusPoint Ltd., a publicly traded company. He is an Alderman of the City of London and previously served as a Sheriff of the City of London.

Nominee Attributes

Mr. Masojada’s long and successful career leading a global insurer makes him well qualified to serve on our Board.

Age: 58 Director Since: 2023 Committees Served: • Audit (Chair)

JAYMIN B. PATEL

Independent Director

Skills and Experience

Mr. Patel has served as the Executive Chairman of Perennial Climate Inc., an agriculture technology company that provides measurement, reporting and verification for soil-based carbon removal, since 2019. From March 2015 to August 2018, he was Chief Executive Officer and a director of Brightstar Corporation, a global wireless device services company backed by Softbank (during that time). From 1994 to March 2015, Mr. Patel served in various executive and financial leadership roles at GTECH, including President and Chief Executive Officer of GTECH Corporation, and Chief Financial Officer of the publicly traded GTECH Holdings Corporation. Mr. Patel has served as a director of Bally’s Corporation since January 2021. He previously was a director of Willis Towers Watson, SpartanNash Company and Clarim Acquisition Corp., a special-purpose acquisition company, where he also served its President and Chief Financial Officer from January 2021 until December 2022.

Nominee Attributes

Mr. Patel’s extensive background operating businesses in regulated industries, combined with his unique combination of international experience, insurance knowledge and financial acumen, are among the attributes considered in connection with his nomination for reelection to the Board.

Age: 58 Director Since: 2012 Committees Served: • Nominating/ Corporate Governance (Chair)

H. PALMER PROCTOR, JR.

Lead Independent Director

Skills and Experience

Mr. Proctor has served as Chief Executive Officer of Ameris Bancorp, a publicly held company (“Ameris”), and Ameris’s wholly owned bank subsidiary, Ameris Bank, since July 2019. He also serves as a director of Ameris. He previously served as President and Chief Executive Officer and a Director of Fidelity Bank and its holding company, Fidelity Southern Corporation, until their merger with Ameris Bank and Ameris, respectively, in July 2019. Mr. Proctor previously served as Chairman of the Georgia Bankers Association.

Nominee Attributes

Mr. Proctor’s business experience, leadership abilities and management expertise, along with his past service as a member of the Audit and Compensation Committees and Chair of the Acquisition Committee, were factors considered in connection with his nomination for reelection to the Board.

BROWN & BROWN, INC. | 9

BOARD AND CORPORATE GOVERNANCE MATTERS

Age: 68 Director Since: 2007 Committees Served: • Acquisition • Nominating/Corporate Governance

WENDELL S. REILLY

Independent Director

Skills and Experience

Mr. Reilly is Managing Partner of Grapevine Partners, LLC, of Atlanta, Georgia, a private investment company. Previously, he was a General Partner of Peachtree Equity Partners II, Chairman of Berman Capital Advisors, as well as Chairman and Chief Executive Officer of Grapevine Communications, LLC, a group of local television stations. Earlier, he was the Chief Financial Officer of The Lamar Corporation and Haas Publishing Companies. Mr. Reilly currently serves on the Board of Directors of Lamar Advertising Company, a publicly traded company. He is Trustee Emeritus of Emory University and is past Chair of the Governance Committee of Emory University’s Board of Trustees, and he serves on the Board of Trustees of The Carter Center and the Board of Directors of the International Center for Journalists. Mr. Reilly is a graduate of Emory University and earned his MBA in Finance from Vanderbilt University.

Nominee Attributes

Mr. Reilly’s business background and experience enhance his ability to analyze and contribute valuable and unique insights on matters, including those relating to capital structure, financing and acquisition structure. Mr. Reilly’s contributions as a past Chairman of our Acquisition Committee, Compensation Committee and Nominating/Corporate Governance Committee, as well as his past service as Lead Independent Director, were also taken into consideration in connection with his nomination for reelection to the Board.

Age: 60 Director Since: 2024 Committees Served: • Audit • Compensation

KATHLEEN A. SAVIO

Independent Director

Skills and Experience

Ms. Savio retired from Zurich Insurance Group, effective December 31, 2023, most recently serving as Chief Transformation Officer from January 2021 until her retirement. From January 2018 to December 2020, she served as Chief Executive Officer for Zurich North America and Chairwoman of the Boards of Zurich American Insurance Company and Zurich Holding Company of America. From 2012 through 2017, Ms. Savio served as Zurich North America’s Head of Alternative Markets. She joined Zurich in 1991 as an entry-level technical writer and served in numerous positions, including Chief Administrative Officer for North America Commercial, as well as roles in product underwriting and corporate marketing.

Nominee Attributes

Ms. Savio’s broad knowledge of the insurance industry, extraordinary leadership abilities and extensive experience growing businesses organically and via acquisition are among the attributes that make her qualified to serve on our Board.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Director Independence

The New York Stock Exchange (“NYSE”) listed company manual requires directors to satisfy certain criteria to be deemed “independent.” The Board applies these standards in determining whether any director has a material relationship with the Company that would impair his or her independence, as discussed below. As required by the NYSE listed company manual, the Board considers all material relevant facts and circumstances known to it in making an independence determination from the standpoints of both the director and persons or organizations with which the director has an affiliation.

The Board has considered the independence of our nominees in light of these NYSE standards and has affirmatively determined that the following 12 of the 14 director nominees have no material relationship with us other than service as a director, and are therefore independent: Lawrence L. Gellerstedt III; Theodore J. Hoepner; James S. Hunt; Toni Jennings; Joia M. Johnson; Paul J. Krump; Timothy R.M. Main; Bronislaw E. Masojada; Jaymin B. Patel; H. Palmer Proctor, Jr.; Wendell S. Reilly and Kathleen A. Savio. The following factors were relevant to the Board’s determination of independence:	86% of Our Directors Are Independent

•	The Board considered the relationships described below in “Relationships and Transactions with Affiliated Parties.”

•

In each case, the Board considered the fact that from time to time, in the ordinary course of business and on usual commercial terms, we and our subsidiaries may provide services in our capacities as insurance intermediaries to various directors of the Company, and to entities in which various directors of the Company have direct or indirect interests.

•

In the case of Mr. Main, the Board considered the fact that Mr. Main is Global Chairman of Investment Banking at Barclays Plc. The Board considered that (i) Mr. Main’s ownership interest in Barclays does not exceed ten percent, and he is not an executive officer of Barclays; (ii) there are no existing projects or transactions between Barclays’ investment banking division (i.e., the division in which Mr. Main holds his position) and the Company; (iii) in his role at Barclays, Mr. Main (a) is not permitted to cover the insurance brokerage sector, (b) is required to recuse himself from any conversations with clients or Barclays employees regarding the insurance business sector, (c) is prohibited from appearing as the coverage person for the Company on any Barclays books, records or systems, and may not supervise any activity in relation to the Company or the insurance brokerage sector generally and (d) is prohibited from selling the Company’s common stock while it is on Barclays’ “watch” or “restricted” list, except in accordance with Barclays’ personal investment policy and (iv) certain of the Company’s subsidiaries have commercial banking relationships with Barclays, which include deposit and treasury relationship services, and concluded that these relationships were not material.

•

In the case of Mr. Hoepner, the Board considered the fact that he is an investor in a bank holding company in which Messrs. Hyatt Brown and Powell Brown also are investors, in which a bank account with a balance of approximately $1.7 million was maintained by the Company in 2025 and concluded that the investment, which in the aggregate comprised less than five percent of the outstanding stock of the bank holding company, was not material.

•

In the case of Mr. Proctor, the Board considered the fact that (i) the Company maintains a money market account with a balance of approximately $6.2 million with Ameris Bank, of which Mr. Proctor is Chief Executive Officer, as well as Chief Executive Officer and a director of its parent company (to which a subsidiary of the Company provides insurance services); and (ii) the Company received revenues in 2025 of approximately $308,000 from US Premium Finance, a division of Ameris Bank, in connection with insurance premium financing contracts entered into by the Company’s customers, in their discretion after considering multiple insurance premium financing providers, with US Premium Finance, and concluded that the relationship was not material.

•

In the case of Messrs. Proctor and Gellerstedt, the Board considered the fact that Messrs. Hyatt Brown, Powell Brown and Proctor are investors in a fund managed by an entity in which Mr. Gellerstedt is a partner and concluded that the amounts invested were not material to Messrs. Hyatt Brown, Powell Brown or Proctor, or to the entity in which Mr. Gellerstedt is a partner.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Director Nominee Selection Process

The Nominating/Corporate Governance Committee is responsible for identifying and evaluating director nominees and for recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. The Committee has not established “minimum qualifications” for director nominees because it believes that rigid “minimum qualifications” might preclude the consideration of otherwise desirable candidates for election to the Board.

1	The Committee evaluates director candidates based on a number of factors, including:

•

the need or desirability of maintaining or expanding the size of the Board;

•

independence;

•

credentials, including, without limitation, business experience, technology acumen, experience within the insurance industry, educational background, professional training, designations and certifications;

•

interest in and willingness to serve on the Board;

•

ability to contribute by way of participation as a member of Board committees;

•

financial expertise and sophistication;

•

basic understanding of the Company’s principal operational and financial objectives, plans and strategies, results of operations and financial condition, and relative standing in relation to the Company’s competitors and

•

willingness to commit requisite time and attention to Board service, including preparation for and attendance at regular quarterly meetings, special meetings, committee meetings and periodic Board “retreats” and director education programs.

2	Board diversity	The Committee actively seeks diverse, highly qualified candidates for membership on the Board, including gender-diverse candidates and candidates that are racially or ethnically diverse, as well as candidates with diverse backgrounds, points of view, experience and credentials.

3	Sources for identifying potential Board members

The Committee and the Board consider a variety of sources when identifying individuals as potential Board members, including other enterprises with which current Board members are or have previously been involved and through which they have become acquainted with qualified candidates. The Company does not pay any third party a fee to assist in the identification or evaluation of candidates.

The Committee will consider director nominations that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals. See “Proposals of Shareholders” below. Such proposals must contain all information with respect to a proposed candidate as required by the SEC’s proxy rules, must address the manner in which the proposed candidate meets the criteria described above, and must be accompanied by the consent of such proposed candidate to serve as a director, if elected.

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BOARD AND CORPORATE GOVERNANCE MATTERS

The Board’s Role and Responsibilities

Overview

The role of the Board of Directors is to oversee the affairs of the Company for the benefit of our shareholders and other constituencies, including our teammates, customers, suppliers, carrier partners and the communities in which we do business. The Board strives to propel the success and continuity of the Company’s business through the selection of qualified management and through ongoing monitoring designed to assure the Company’s activities are conducted in a legal, responsible and ethical manner.

Risk Oversight

The Board and its committees actively oversee the management of the Company’s risks. They receive regular reports from senior management on areas of material risk to the Company, including operational, financial, strategic, acquisition-related, technological, competitive, reputational, legal and regulatory risks.

The Board believes risk oversight is a responsibility of the entire Board and does not delegate its responsibility to any individual director or committee. However, our Board committees have specific oversight responsibilities relating to certain aspects of risk management:

Our Audit Committee

Regularly reviews our financial statements, certain financial disclosures (e.g., earnings press releases), our financial and other internal controls, and regularly receives reports from management, including the Company’s Chief Security Officer and Chief Information Security Officer, on the Company’s cybersecurity risks. Additionally, our Internal Audit Team and independent registered public accountants regularly identify and discuss with the Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements and audit work, as applicable.

Our Compensation Committee

Regularly reviews our executive compensation policies and practices, and other related employee benefits, and the risks associated with each. We believe our compensation policies and principles, in conjunction with our internal oversight of those policies and principles, reduce the possibility of imprudent risk-taking. We do not believe our compensation policies and principles are reasonably likely to have a material adverse effect on the Company.

Our Nominating/Corporate Governance Committee

Considers issues associated with the independence of our Board, corporate governance and potential conflicts of interest. Additionally, the Committee oversees our environmental, social and governance (ESG) policies and initiatives.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through attendance at committee meetings or through committee reports about such risks.

We believe the Board’s approach to risk oversight, as described above, helps assess various risks, make informed decisions and proactively evaluate emerging risks for the Company.

Further, our Financial Internal Audit Team is responsible for testing compliance with policies and procedures relating to our financial reporting and control environment. Our Information Technology Audit Team is responsible for testing our systems, as well as information technology controls. Our Insurance Operations Audit Team is responsible for the testing of our operational internal controls and regularly assesses risks and potential risks associated with our operations. Our Team Resources Audit Team tests compliance with internal guidelines and applicable employment law requirements relating to compensation and human resources. These teams report, through our Chief Audit Officer, to our Audit Committee quarterly, unless more frequent reports are necessary. Our Chief Audit Officer reports directly to the Audit Committee and has oversight for the audits of our businesses and related control environment.

Our Chief Legal Officer is primarily responsible for enterprise risk management for the Company. The Company’s Enterprise Risk Management Committee (“ERMC”), which is composed of a multidisciplinary team of the Company’s executive officer leaders, meets at least twice annually to (i) understand and report an enterprise view of the risks facing the Company, (ii) oversee the management

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BOARD AND CORPORATE GOVERNANCE MATTERS

of key risks and (iii) ensure that a comprehensive enterprise risk management (ERM) program exists. The ERMC occasionally invites members of the Board to attend its meetings because we believe their diverse experience in a variety of industries helps us better identify, understand and manage the risks facing the Company.

On a quarterly basis, our Chief Legal Officer presents an enterprise risk management analysis to our Audit Committee, which includes an assessment of overall risk, risk mitigation and elimination priorities, anonymous ethics hotline reports and claims liabilities. Also, our Chief Executive Officer and Chief Legal Officer annually deliver a detailed presentation to our Board of Directors about risks associated with our business. This presentation includes extensive discussion, analysis and categorization of risks with respect to the likelihood of occurrence, severity and frequency, as well as consideration of mitigating factors that contribute to lessening the potential adverse consequences associated with such risks (which can never, in any business, be fully eliminated). The quarterly presentations to our Audit Committee and the annual presentation to our Board of Directors are prepared with input from the Company’s senior leaders, as well as our Chief Security Officer and Chief Information Security Officer, and are informed by the activities of our ERMC.

Talent Management and Succession Planning

The Chairman of the Board, as well as our Chief Executive Officer and our Chief People Officer, routinely discuss with the Board, generally in executive sessions, the Company’s leadership development and succession activities.

Communication with Directors

Interested parties, including shareholders, may communicate with our Board of Directors, with specified members or committees of our Board, with non-management directors as a group or with the Lead Independent Director, H. Palmer Proctor, Jr., by sending correspondence to our Corporate Secretary at 300 North Beach St., Daytona Beach, Florida 32114, and specifying in such correspondence that the message is for our Board or one or more of its members or committees. Communications will be relayed to directors no later than the next regularly scheduled quarterly meeting of the Board and Board Committees.

Corporate Governance Principles; Code of Business Conduct and Ethics; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive Officer and Senior Financial Officers, the full text of each of which can be found in the “Corporate Governance” section of the “Investor Relations” tab, under “Key Documents” on our website (www.bbrown.com), and each of which is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at 300 North Beach St., Daytona Beach, Florida 32114.

Related Party Transactions Policy

Under our written Related Party Transactions Policy, our Chief Legal Officer (or our Chief Executive Officer if the related party is our Chief Legal Officer or an immediate family member of our Chief Legal Officer) will review any potential Related Party Transaction to determine if it is subject to the Policy. If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval or ratification. If, however, the Chief Legal Officer determines that it is not practical to wait until the next meeting of the Nominating/Corporate Governance Committee, the Chair of the Nominating/Corporate Governance Committee shall have the authority to act on behalf of the Nominating/Corporate Governance Committee on whether to approve or ratify a Related Party Transaction (unless the Chair of the Nominating/Corporate Governance Committee is a Related Party in the Related Party Transaction). In determining whether to approve or ratify a Related Party Transaction, the Nominating/Corporate Governance Committee (or, as applicable, the Chair of the Nominating/Corporate Governance Committee) will consider, among other things, the benefits of the transaction to the Company, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally. The Nominating/Corporate Governance Committee has authority to administer the Policy and to amend it as appropriate from time to time.

For purposes of our Policy, “Related Party Transactions” are transactions in which the Company is a participant, the amount involved exceeds $120,000 when all such transactions are aggregated with respect to an individual, and a “related party” had, has or will have a direct or indirect material interest. “Related parties” are our directors (including any nominees for election as directors), our executive officers, any shareholder who beneficially owns more than five percent (5%) of our outstanding common stock and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of ten percent (10%) or more.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Relationships and Transactions with Affiliated Parties

Zambezi, LLC (“Zambezi”), a Florida limited liability company whose Members and Managers are J. Hyatt Brown and his wife, Cici Brown, owns a Cessna Citation Sovereign aircraft (the “Aircraft”), which the Company leases pursuant to an Aircraft Dry Lease Agreement (the “Agreement”) with Zambezi. In 2025, the Company paid Zambezi $100,368 under the Agreement to lease the Aircraft. Pursuant to the Agreement, subject to availability of the Aircraft and other specified conditions, Mr. Hyatt Brown has the right to use the Aircraft for personal use, subject to reimbursement paid to the Company at the maximum rate permitted by law. Mr. Hyatt Brown paid $140,233 to the Company for such personal use of the Aircraft in 2025. The Company and Zambezi also are party to an Airside Sub-Lease Agreement and Services Agreement, pursuant to which Zambezi leases hangar space from the Company and pursuant to which pilots and mechanics employed by the Company are available to pilot and service the Aircraft as provided therein. In 2025, Zambezi paid the Company $36,015 for the lease of hangar space for the Aircraft and $405,645 for the services of pilots and mechanics employed by the Company and for parts, equipment and supplies related to the Aircraft’s maintenance and operation.

Andrew M. Walker, who is the son of Chris L. Walker, is employed by a subsidiary of the Company as an underwriter in the Company’s San Diego, California office and received compensation of $310,643 for services rendered in 2025, $694 in cash dividends paid in 2025 on restricted stock granted under our Amended and Restated 2019 Stock Incentive Plan (“2019 SIP”) for which conditions of vesting other than time-based conditions have been satisfied, and $13,253 in matching contributions made by the Company to his 401(k) Plan account in 2025. In addition, Mr. Andrew Walker received grants under our 2019 SIP in February 2025 and February 2026 with grant date fair values of $29,938 and $29,259, respectively.

Alexander J. Walker, who is the son of Chris L. Walker, is employed by a subsidiary of the Company as an underwriter in the Company’s Alpharetta, Georgia office and received compensation of $201,447 for services rendered in 2025, $303 in cash dividends paid in 2025 on restricted stock granted under our 2019 SIP for which conditions of vesting other than time-based conditions have been satisfied, and $9,070 in matching contributions made by the Company to his 401(k) Plan account in 2025. In addition, Mr. Alexander Walker received grants under our 2019 SIP in February 2025 and February 2026 with grant date fair values of $19,884 and $19,483, respectively.

Ashley W. George, who is the daughter of Chris L. Walker, is employed by a subsidiary of the Company as an executive assistant in the Company’s San Diego, California office and received compensation of $124,492 for services rendered in 2025 and $4,945 in matching contributions made by the Company to her 401(k) Plan account in 2025. Additionally, the Company paid $2,500 for personal cybersecurity monitoring and support for Ms. George in 2025.

Board Structure and Process

Board Leadership

Our Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the specific needs of the Company. Mr. Hyatt Brown, who retired from the position of Chief Executive Officer in 2009, continues to serve as Chairman of the Board, while Mr. Powell Brown serves as Chief Executive Officer.

We believe our leadership structure is desirable because it allows Mr. Powell Brown to focus his efforts on running our business and managing the Company in the best interests of our shareholders while we continue to realize the benefits of Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, current and past service on boards of other publicly traded companies and proven leadership ability.

The Board conducts executive sessions of non-management directors in connection with each regularly scheduled meeting of the Board. Our Lead Independent Director, H. Palmer Proctor, Jr., presides over these executive sessions.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Board and Board Committee Matters

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. The charters of each of these Board committees are available in the “Corporate Governance” section of the “Investor Relations” tab, under “Key Documents” on our website (www.bbrown.com) and are also available in print to any shareholder who requests a copy from the Corporate Secretary at 300 North Beach St., Daytona Beach, Florida 32114. Our committee meetings are generally attended by all Board members, subject to the availability of each director, which we believe enables our Board to function in a more collaborative, transparent and effective manner, and which we believe promotes collegiality among the Board and enhances our directors’ knowledge about each area of our business.

AUDIT COMMITTEE

Members Jaymin B. Patel (Chair) James S. Hunt Paul J. Krump Bronislaw E. Masojada Kathleen A. Savio Meetings Held in 2025: 6

The Audit Committee is composed of independent directors as defined in the NYSE listed company manual and includes two audit committee financial experts, James S. Hunt and Jaymin B. Patel, among its members. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent registered public accountants, to meet with our independent registered public accountants to review and discuss the scope and results of the annual audit, and to consider various accounting, auditing and technology matters related to the Company, including our systems of internal controls and financial management practices.

COMPENSATION COMMITTEE

Members Lawrence L. Gellerstedt III (Chair) Toni Jennings Bronislaw E. Masojada Kathleen A. Savio Meetings Held in 2025: 6

Each member of the Compensation Committee is independent as defined in the NYSE listed company manual. The Compensation Committee sets the compensation for our Chief Executive Officer and reviews and approves the compensation for our other executive officers, including the Named Executive Officers. See “Executive Compensation – Compensation Committee Report” and “Compensation Discussion and Analysis.” The Compensation Committee also reviews, makes recommendations with respect to, and approves our existing and proposed compensation plans and is responsible for administering our Amended and Restated 1990 Teammate Stock Purchase Plan (“TSPP”), our 2008 Sharesave Plan, our Performance Stock Plan (“PSP”), which was suspended in April 2010, our 2000 Incentive Stock Option Plan, which expired December 31, 2008, our 2010 Stock Incentive Plan (“2010 SIP”), which was suspended in May 2019, and our 2019 SIP. The Compensation Committee is authorized by its charter to form and delegate authority to subcommittees when appropriate.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Members H. Palmer Proctor, Jr. (Chair) Theodore J. Hoepner Toni Jennings Wendell S. Reilly Meetings Held in 2025: 5

Each member of the Nominating/Corporate Governance Committee is independent as defined in the NYSE listed company manual. This Committee’s duties include responsibilities associated with corporate governance, as well as the nomination of persons to stand for election to the Board at our Annual Meeting of Shareholders and recommendation of nominees to the Board of Directors to fill vacancies on, or as additions to, the Board.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Director Tenure and Board Refreshment

The Nominating/Corporate Governance Committee regularly considers the composition of the Board. However, we have not established a mandatory retirement age or other term limits because we believe longer-tenured directors can bring important experience and institutional knowledge that are critical to the success of our Board and the long-term interests of our shareholders. Consideration is given to rotating committee members, committee chairs and the Lead Independent Director position generally every three to five years because we believe we benefit from having a level of consistency in our committee compositions and committee chairs, but that fresh perspectives likewise facilitate enhanced Board and committee performance. Our Nominating/Corporate Governance Committee evaluates the performance of each incumbent director at least annually before recommending such director’s nomination for an additional term. In addition, any director who has a job change must submit a letter of resignation resigning from the Board. The submission of a letter of resignation provides an opportunity for the Board to review the continued appropriateness of the director’s membership on the Board under the circumstances.

Board Evaluations

The Nominating/Corporate Governance Committee conducts an annual evaluation of the Board and its committees, as well as the individual performance of each director. As part of this process, all directors complete detailed confidential questionnaires to provide feedback on the effectiveness of the Board, the committees and the performance of individual directors. These questionnaires solicit director feedback on a wide range of topics, including the Board’s knowledge base, the effectiveness of information provided to the Board, the functioning of Board and committee meetings, the Board’s relationship with the Company’s Chief Executive Officer and director independence. The results of the questionnaires are compiled by the Chair of the Nominating/Corporate Governance Committee in the form of summaries, and the anonymized feedback is reviewed and discussed by the Nominating/Corporate Governance Committee and subsequently reported to, and discussed among, the full Board. We believe these assessments allow us to continually improve the effectiveness of our Board and committee meetings throughout the year.

Director Orientation and Continuing Education

New directors participate in a director orientation program when they join the Company’s Board that familiarize the directors with the Company and their role. The Company offers, at its own expense, continuing education programs to assist the directors in maintaining skills and knowledge necessary to perform their duties.

Meetings and Attendance

During 2025, our Board of Directors held eight meetings. Each incumbent director serving during 2025 attended at least 75% of the total number of Board meetings held during the period in which such director served as a director, and 75% of the total number of meetings of committees of which such director is or was a member. Members of the Board additionally participated in at least 14 information sessions with the Company’s management during 2025 in connection with the Company’s acquisition of Accession, which the Company completed in the third quarter of 2025.

The Board expects, but does not require, directors to attend the Annual Meeting of Shareholders. All then-current members of the Board, except for one, attended the virtual 2025 Annual Meeting of Shareholders.

Shareholder Engagement

We regularly meet with investors, prospective investors and investment analysts on a broad range of topics, including our business and capital allocation strategy, operating model, financial performance and technology initiatives. We also routinely engage with shareholders after each quarterly earnings call and material news announcements, as well as in connection with conferences and other events and on an ad-hoc basis. We view these conversations, which typically include our Chief Financial Officer, and may also include our Chief Executive Officer and/or the leaders of our operating segments, as opportunities for us to receive and discuss valuable insights into our shareholders’ priorities and perspectives throughout the year.

We also engage with shareholders on corporate governance matters and have implemented various enhancements to our corporate governance practices and disclosures based on feedback from investors.

Director Compensation

Our Board of Directors reviews the compensation of our non-employee directors at least every two years or as such other time as circumstances may warrant.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Our non-employee directors are paid an annual retainer of $110,000, payable in quarterly installments. In addition, the Chairs of the Acquisition, Audit and Compensation Committees are each paid a $25,000 retainer, the Chair of the Nominating/Corporate Governance receives a $20,000 retainer and the Company’s Lead Independent Director receives a $15,000 retainer, in each case for services associated with those positions. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.

Also, each director who is not an employee of the Company receives a grant of fully vested shares valued at $140,000 of our common stock under our 2019 SIP.

No director who is an employee receives separate compensation for services rendered as a director.

2025 Director Compensation

In May 2025, Frederic W. Cook & Co., Inc. (“FW Cook”), an independent outside compensation consulting firm retained by the Compensation Committee, conducted a comprehensive analysis of the Company’s non-employee director compensation, as described below.

SURVEY COMPARISON

As part of FW Cook’s analysis, the Compensation Committee reviewed and considered data from the 2024 FW Cook Director Compensation Report, which consisted of data from 300 U.S. public companies equally divided among small-, mid-, and large-cap size segments and further classified into five sectors.

PEER COMPARISON GROUP

FW Cook also reviewed the compensation practices of eight publicly traded insurance carriers, four insurance intermediaries and one other company in the capital markets industry (the “Peer Comparison Group”). The Peer Comparison Group, which FW Cook also uses for conducting analyses of our pay practices and executive compensation levels, was as follows:

Peer Company	Business Focus

Aon plc	Insurance Intermediary

Arch Capital Group Ltd.	Property & Casualty Insurance Carrier

Arthur J. Gallagher & Co.	Insurance Intermediary

AXIS Capital Holdings Limited	Property & Casualty Insurance Carrier

Erie Indemnity Company	Property & Casualty Insurance Carrier

First American Financial Corporation	Title Insurance and Services/Home Warranty Products

The Hanover Insurance Group, Inc.	Property & Casualty Insurance Carrier

Marsh & McLennan Companies Inc.	Insurance Intermediary

Primerica, Inc.	Life & Health Insurance Company

Raymond James Financial, Inc.	Investment Banking & Brokerage

RLI Corp.	Property & Casualty Insurance Carrier

Selective Insurance Group Inc.	Property & Casualty Insurance Carrier

Willis Towers Watson PLC	Insurance Intermediary

RESULTS OF FW COOK’S ANALYSIS

Based upon the results of FW Cook’s analysis, the Compensation Committee concluded that:

•	The total pay for our non-employee directors (excluding retainers for our committee chairs and our Lead Independent Director) was slightly below the market median,
•	the pay mix for our non-employee director compensation was more heavily weighted toward equity than cash, which was consistent with market practice, and
•	the retainers paid to our committee chairs were below the market median.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Based upon FW’s Cook’s analysis and the Compensation Committee’s recommendation, in May 2025, the Board approved the following changes to the compensation for our non-employee directors, to be effective immediately following the 2025 Annual Meeting of Shareholders:

•	an increase to the size of the annual cash retainer from $100,000 to $110,000,
•

an increase to the size of the annual grant of fully vested common stock from $120,000 to $140,000, valued as of the close of business on the last business day before the regular May meeting of the Compensation Committee, and

•	increases to the annual retainers for the Board’s committee chairs, as follows:
•	Acquisition Committee Chair – from $20,000 to $25,000
•	Audit Committee Chair – from $20,000 to $25,000
•	Compensation Committee Chair – from $20,000 to $25,000
•	Nominating/Corporate Governance Committee Chair – from $15,000 to $20,000

The following table sets forth cash and other compensation earned during 2025 by directors who are not Named Executive Officers.

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)

J. Hyatt Brown	—	—	390,467	(1)	390,467

Lawrence L. Gellerstedt III	132,500	139,962	—		272,462

Theodore J. Hoepner	107,500	139,962	—		247,462

James S. Hunt	107,500	139,962	—		247,462

Toni Jennings	107,500	139,962	—		247,462

Joia M. Johnson(2)	27,500	—	—		27,500

Paul J. Krump	132,500	139,962	—		272,462

Timothy R.M. Main	107,500	139,962	—		247,462

Bronislaw E. Masojada	107,500	139,962	—		247,462

Jaymin B. Patel	132,500	139,962	—		272,462

H. Palmer Proctor, Jr.	142,500	139,962	—		282,462

Wendell S. Reilly	107,500	139,962	—		247,462

Chilton D. Varner(3)	25,000	—	—		25,000

Kathleen A. Savio	107,500	139,962	—		247,462

(1)

J. Hyatt Brown, who is the father of J. Powell Brown, a director and President and Chief Executive Officer of the Company, and P. Barrett Brown, an Executive Vice President, received compensation of $390,467, consisting of $180,000 for services rendered to the Company in 2025, including assistance with acquisitions and recruitment, $6,480 in matching contributions made by the Company to his 401(k) Plan account in 2025, $37,224 for reimbursement in 2025 of amounts earned by the Company for personal lines insurance he purchased through the Company or its subsidiaries, $4,861 for the cost of certain club membership dues in 2025 and $161,902 paid by the Company for the cost of security and video surveillance monitoring of Mr. Hyatt Brown’s residence in 2025. Mr. Hyatt Brown serves as Chairman of the Board of the Company.

(2)	Joia M. Johnson was appointed to the Board effective August 13, 2025.

(3)	Chilton D. Varner did not stand for re-election at the Company’s 2025 Annual Meeting of Shareholders.

BROWN & BROWN, INC. | 19

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT

OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2002.

The Committee and the Board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate governance. If the shareholders do not ratify the selection, the appointment of the independent registered public accountants will be reconsidered by the Committee. Even if the selection is ratified, the Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

Vote Required; Board Recommendation

In order to be ratified, this Proposal 2 must receive the affirmative vote of a majority of the votes cast on the proposal. The Board of Directors believes that the ratification of Proposal 2 is in the best interests of the Company and its shareholders.

The Board unanimously recommends a vote “FOR” this proposal.

20 | BROWN & BROWN, INC.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter, which was most recently reviewed by the Committee in October 2025 and last amended in January 2021. The Charter is posted on the Company’s website (www.bbrown.com) in the “Corporate Governance” section of the “Investor Relations” tab, under “Key Documents.”

Each member of the Audit Committee qualifies as “independent” (as that term is defined in the NYSE listed company manual, as well as other statutory, regulatory and other requirements applicable to the Company’s Audit Committee members).

With respect to the fiscal year ended December 31, 2025, the Audit Committee:

1.	has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accountants;

2.

has discussed with the independent registered public accountants of the Company the matters required to be discussed by the standards of the Public Company Accounting Oversight Board, including those described in Auditing Standard No. 16, Communications with Audit Committees, and the Securities and Exchange Commission;

3.

has received and reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence and

4.

based on the review and discussions with management and the independent registered public accountants referenced above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing its oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

AUDIT COMMITTEE

Jaymin B. Patel (Chair)

James S. Hunt

Paul J. Krump

Bronislaw E. Masojada

Kathleen A. Savio

BROWN & BROWN, INC. | 21

Fees Paid to Deloitte & Touche LLP

We incurred the following fees for services performed by Deloitte & Touche LLP for fiscal years 2025 and 2024:

	2024	2025

Audit Fees(1)	$4,239,530	$7,480,697

Audit-Related Fees(2)	$0	$0

Tax Fees(3)	$0	$0

All Other Fees(4)	$0	$0

Total	$4,239,530	$7,480,697

(1)

Audit Fees were the aggregate fees billed to us by Deloitte & Touche LLP for professional audit services rendered for the audit of our annual financial statements included in our Form 10-K, the review of financial statements included in our Forms 10-Q and the audit of our internal control over financial reporting for the fiscal years ended December 31, 2025 and 2024, including any out-of-pocket expense. Audit fees also relate to services such as statutory audits, comfort letters, consents for SEC filings and reviews of documents filed with the SEC. The increase in Audit Fees in 2025, as compared to 2024, was primarily driven by the costs associated with (a) statutory audits in the Netherlands related to the Company’s acquisition of Quintes Holding B.V. in 2024, and (b) the Company’s acquisition of Accession in 2025, including the Company’s follow-on common stock offering and senior notes issuance in June 2025.

(2)

Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported above under the caption “Audit Fees” for the fiscal year ended December 31, 2025 and 2024. Deloitte & Touche LLP did not provide any such services during the periods.

(3)	Tax Fees are fees for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2025 or 2024. Deloitte & Touche LLP did not provide any such services during the periods.

(4)	Deloitte & Touche LLP did not provide any “other services” during the periods.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accountants Services

Our policy requires that the Audit Committee consider and approve in advance any proposed engagement of the independent registered public accountants to perform services in addition to those approved in connection with their annual engagement letter, except for certain limited non-audit services. During fiscal years 2025 and 2024, all services were approved by the Audit Committee in accordance with this policy.

Negotiation of Fees Payable to the Independent Registered Public Accountants

Each year, the Company’s management conducts a robust, good-faith negotiation, overseen by the Audit Committee, with the independent registered public accountant regarding the proposed fees for the engagement. This negotiation includes a review for reasonableness of fees incurred during the previous year, as well as a review for reasonableness of fees for the proposed engagement, with consideration of any enhancements to the Company’s financial and other internal controls as a result of the Company’s year-over-year growth and expansion into new international jurisdictions.

Audit Committee Audit Partner Selection

In conjunction with the required rotation, the Audit Committee is involved, together with the Company’s management team, in the evaluation and selection of the new lead audit partner.

22 | BROWN & BROWN, INC.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Evaluation of Independent Registered Public Accountants

On at least an annual basis, the Audit Committee, together with the Company’s management, evaluates the performance of the independent registered public accountants in connection with its decision to re-engage the independent registered public accountants. As part of this evaluation, which is based, in part, upon the Center for Audit Quality’s external auditor assessment tool, the Audit Committee and the Company’s management consider, among other things, the quality of services performed by the independent registered public accountants; the skill and responsiveness of the engagement team; the independent registered public accountants’ understanding of the Company, including the Company’s operational and financial risks; and the independent registered public accountants’ tenure.

BROWN & BROWN, INC. | 23

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Meeting, we will ask our shareholders to approve, on a nonbinding, advisory basis, under Section 14A of the Exchange Act, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation. We have held a similar shareholder vote every year since 2011 and expect to hold a similar vote at the 2027 Annual Meeting.

As described in detail below under “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Accordingly, our Named Executive Officers are rewarded to the extent we achieve specific annual goals and deliver financial performance intended to increase long-term shareholder value.

Our Compensation Committee has adopted an approach to executive compensation that we believe enables the Company to retain its executive talent, while remaining committed to our core compensation philosophy of paying for performance and aligning executive compensation with shareholder interests. The Committee continually reviews the compensation programs for our Named Executive Officers with the goal of most effectively aligning our executive compensation structure with our shareholders’ interests and current market practices. For example, (1) a significant portion of pay is performance-based, (2) compensation is incentive-driven with both a short- and long-term focus and (3) we believe the components of compensation are linked to increasing shareholder value.

We are again asking our shareholders to indicate their support for our executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, program and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we ask our shareholders to vote “FOR” the approval, on an advisory basis, of executive compensation.

The say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee or our Board. However, our Board and Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required; Board Recommendation

In order to be approved, this Proposal 3 must receive the affirmative vote of a majority of the votes cast on the proposal. The Board of Directors believes that the advisory approval of Proposal 3 is in the best interests of the Company and its shareholders.

The Board unanimously recommends a vote “FOR” this proposal.

24 | BROWN & BROWN, INC.

COMPENSATION MATTERS

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and those discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Lawrence L. Gellerstedt III (Chair)

Toni Jennings

Bronislaw E. Masojada

Kathleen A. Savio

BROWN & BROWN, INC. | 25

EXECUTIVE SUMMARY

Our Compensation Committee has responsibility for the design, implementation, review and approval of the compensation of our executive officers. We seek to provide an executive compensation package that supports our business strategy and is driven by our overall industry-leading financial performance, the success of the operating segments and corresponding financial performance that are directly impacted by the applicable executive’s leadership and the performance of the individual executive. The Compensation Committee periodically reviews, with the support of an independent compensation consultant, the pay practices of other companies with the goal of confirming that the Company’s executive compensation program remains competitive but does not generally target compensation decisions or levels to a specific percentile or other absolute measures related to comparison group data.

At last year’s Annual Meeting of Shareholders, 96% of the votes cast were in favor of the advisory vote to approve executive compensation. In view of this favorable vote (as well as a similar favorable vote in 2024) and the success of our 2024 executive compensation policies in incentivizing results that were aligned with the long-term interests of our shareholders, as well as other factors (including regulatory requirements, market considerations and Company and individual performance), our executive compensation policies and practices for 2025 remained substantially unchanged from the prior year.

Named Executive Officers

For 2025, our Named Executive Officers were as follows:

J. POWELL BROWN Chief Executive Officer and President	R. ANDREW WATTS Chief Financial Officer, Executive Vice President and Treasurer	P. BARRETT BROWN Executive Vice President	STEPHEN P. HEARN Executive Vice President, Chief Operating Officer and President – Retail Segment	CHRIS L. WALKER Executive Vice President and Chairman – Specialty Distribution Segment

We believe our compensation system continues to effectively incentivize our executive officers to deliver results for the Company that are aligned with the long-term interests of our shareholders. As reflected in the table below, we delivered a strong adjusted EBITDAC Margin in 2025, but due to a shortfall in the Company’s and our operating segment’s Organic Revenue growth, which was driven by higher flood claims processing revenue in the prior year, the timing of certain revenue items that were not expected to recur on an annual basis, slowing rate increases, rate decreases for certain lines of coverage, certain adjustments to incentive commissions and a regulatory change for one of our businesses in the United Kingdom, the annual cash incentives for our Named Executive Officers were calculated and paid below the target amounts:

26 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Performance Highlights

	2025 PERFORMANCE	2024 PERFORMANCE

STRONG TOTAL REVENUES GROWTH companywide and in each of our two segments

INCREASED our industry-leading operating margins

32nd consecutive annual dividend increase, returning approximately $193 MILLION to shareholders in 2025

ROBUST GROWTH in net cash provided by operating activities

43 STRATEGIC ACQUISITIONS with aggregate annual revenues of approximately $1.8 BILLION

Total revenues	$5.9 billion	$4.8 billion
Net income attributable to the Company	$1.1 billion	$1.0 billion[1]
Diluted earnings per share	$3.16	$3.46[1]
Company total commissions and fees growth	22.5%	12.1%
Retail segment[2] total commissions and fees growth	24.4%	8.8%
Specialty Distribution segment[3] total commissions and fees growth	19.8%	16.8%
Company Organic Revenue[4] growth	2.8%	10.4%
Retail segment[2] Organic Revenue[4] growth	2.8%	5.8%
Specialty Distribution segment[3] Organic Revenue[4] growth	2.8%	17.8%
Income before income taxes margin[5]	23.2%	27.1%
Adjusted EBITDAC Margin[4]	36.0%	35.3%
Net cash provided by operating activities	$1.5 billion	$1.2 billion

(1) Amount includes a pre-tax gain on disposal of approximately $28 million in 2024 associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023.

(2)The Retail segment includes commissions and fees reported as “Other” in the Segment Information table in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2025, which includes corporate and consolidation items.

(3)In conjunction with the Company’s acquisition of Accession in the third quarter of 2025, the Company realigned its business from three to two segments. As a result of the segment reorganization, the Company consolidated its Programs and Wholesale Brokerage segments into a new Specialty Distribution segment. As a result, beginning in the fourth quarter of 2025, the Company operates two segments. Historical results have been recast to align with the two-segment structure.

(4)See Annex A for additional information regarding Organic Revenue, Organic Revenue growth and Adjusted EBITDAC Margin, which are non-GAAP financial measures, including a reconciliation to the most closely comparable GAAP financial measure.

(5)Income before income taxes margin is calculated as the Company’s income before income taxes, as reported, divided by total revenues, as reported.

Our Compensation Philosophy

Our compensation system is intended to:

1	Attract and Retain High-quality people that are crucial to both the short-term and long-term success of the Company	2	Compensate for Performance Linked to our strategic objectives through the use of incentive compensation programs	3	Create a Common Interest Between our executive officers and shareholders through compensation structures that promote the sharing of the rewards and risks of strategic decision-making

In support of these goals, our incentive compensation program for 2025 included both short- and long-term compensation components that were tied to increases in our adjusted diluted earnings per share, Organic Revenue growth, Adjusted EBITDAC Margin and predetermined personal objectives for each of our executive officers. We believe our compensation program rewarded our executives for delivering strong financial results that aligned with the interests of our shareholders.

BROWN & BROWN, INC. | 27

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Components

Our compensation philosophy is reflected in the following short-term and long-term compensation components:

1	Base Salary

Rationale

•

Provide competitive levels of compensation to our executive officers based on scope of responsibilities and duties

•

Retain executive officers

How Amounts Are Determined

•

Based on a wide range of factors, including total business and segment responsibilities, individual responsibilities and comparative market assessments

2	Annual Cash Incentives and Bonuses

Rationale

•

Align executive officers’ performance with annual goals and objectives

•

Create a direct link between pay and current year financial and operational performance

How Amounts Are Determined

•

Target payouts based upon comparative market assessments, recommendations by Chief Executive Officer, and input from the Compensation Committee’s independent compensation consultant, subject to the approval of Compensation Committee or, in the case of the Chief Executive Officer, recommendations from the Compensation Committee’s independent compensation consultant, subject to the approval of Compensation Committee based upon its annual Chief Executive Officer performance review

•

Actual payout based upon a combination of Company and/or segment performance and achievement of personal performance objectives

•

Additional discretionary bonus available as determined by Chief Executive Officer, subject to the approval of Compensation Committee, or, in the case of Chief Executive Officer, as determined by Compensation Committee

3	Long-Term Equity Incentive Awards

Rationale

•

Reward effective long-term capital management and decision-making

•

Focus attention on future returns to shareholders

•

Retain executive officers who have the potential to impact both our short-term and long-term value creation through a combination of time- and performance-based awards

•

Recognize and reward specific achievements and/or the previous year’s performance

•

Generally granted annually during first quarter

How Amounts Are Determined

•

Award amount determined based upon a blend of quantitative measures and consideration of personal performance, as well as comparative market assessments

•

For awards with a performance-based vesting condition, number of awarded shares may be higher or lower than target, subject to specified threshold and maximum amounts, based upon the Company’s performance during the performance period (e.g., Organic Revenue growth and cumulative diluted earnings per share)

•

Actual value realized based upon the Company’s stock price over the measurement and vesting periods

28 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows the 2025 mix of compensation for our Chief Executive Officer and for the other Named Executive Officers as a group.

How We Set Compensation

Role of Management

The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding the compensation of our executive officers, other than our Chief Executive Officer. As part of the annual planning process, our Chief Executive Officer recommends and presents to the Compensation Committee for consideration, base salary adjustments, framework and targets for our annual cash incentive program and long-term equity incentive award amounts, in each case based upon an individual’s performance and responsibilities, as well as comparative market data, as described below, for our executive officers, other than our Chief Executive Officer. In addition, our Chief Executive Officer periodically presents to the Compensation Committee and the Board his evaluation of each executive officer’s performance and reviews succession plans for each of our executive officers.

Role of the Compensation Consultant

Beginning in August 2015, the Compensation Committee engaged FW Cook to assist with a review of the components, structure and design of the long-term equity incentive arrangements with our executive officers and other key employees. The primary goal of this engagement was to help design long-term equity incentive arrangements that continue to be competitive and aligned with shareholder interests. FW Cook has remained engaged by the Compensation Committee to advise and assist with other matters related to executive and non-employee director compensation. The Compensation Committee considers FW Cook to be independent because FW Cook performed no services for the Company’s management unrelated to services performed for the Compensation Committee, and there was no conflict of interest raised as a result of any work performed by FW Cook, directly or indirectly, for the Compensation Committee during fiscal years 2015-2025.

Comparative Market Assessments

The Compensation Committee does not target compensation decisions or levels to a specific percentile or other absolute measures related to comparison group data, but does periodically review the pay practices of other companies with the goal of seeing that the Company’s executive compensation program remains competitive. Historically, these analyses have been completed approximately every two years, unless there has been a material change in our business or in one of our segments, as comparative market rates do not typically materially change over the short term.

BROWN & BROWN, INC. | 29

COMPENSATION DISCUSSION AND ANALYSIS

2025 Compensation

October 2024 Comparative Market Assessment

In October 2024, FW Cook conducted an analysis of the Company’s compensation levels for its Chief Executive Officer and Chief Financial Officer as compared to a group of the Company’s peers (the “October 2024 Comparative Market Assessment”), as described below.

PEER COMPARISON GROUP

For the October 2024 Comparative Market Assessment, FW Cook reviewed the compensation practices of the Peer Comparison Group. For a discussion of the Peer Comparison Group, including a list of peers comprising the Peer Comparison Group, see “Director Compensation.”

At the time of analysis, our total revenue was at the 24th percentile, and our market capitalization was at the 65th percentile of the peer comparison group.

SURVEY COMPARISON

As part of the October 2024 Comparative Market Assessment, the Compensation Committee also reviewed and considered data from the 2024 FW Cook Executive Compensation Survey and one additional third-party survey.

RESULTS OF THE OCTOBER 2024 COMPARATIVE MARKET ASSESSMENT

Based upon the results of the October 2024 Comparative Market Assessment, the Compensation Committee determined, among other things, the following:

•

The total 2024 direct compensation for Mr. Powell Brown, which includes his base salary, target cash incentive amount and target long-term equity incentives, was slightly above the peer group median and slightly below the general industry median.

•

The total 2024 direct compensation for Mr. Watts, which includes his base salary, target cash incentive amount and target long-term equity incentives, was slightly below the peer group median and slightly above the general industry median.

As a result, the Compensation Committee did not make any market rate adjustments for Messrs. Powell Brown and Watts for 2025.

Consideration of Last Year’s “Say-On-Pay” Vote

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we provide our shareholders with an opportunity to approve, on a nonbinding, advisory basis, the compensation of named executive officers. At our annual meetings of shareholders in both 2024 and 2025, our shareholders voted to approve compensation by a significant margin.

In view of the favorable vote in 2025 (as well as a similar favorable vote in 2024), as well as other factors (including regulatory requirements, market considerations and Company and individual performance), we did not substantially change our executive compensation policies for 2025.

At our 2025 Annual Meeting of Shareholders our executive compensation program was supported by 96% of votes cast.

2025 Base Salaries

The Compensation Committee determined 2025 base salaries of our Named Executive Officers, as follows:

Executive Officer	2025 Base Salary	2024 Base Salary	Change

J. Powell Brown	$1,250,000	$1,250,000	$—

R. Andrew Watts	$800,000	$800,000	$—

P. Barrett Brown	$1,000,000	$1,000,000	$—

Stephen P. Hearn(1)	$793,114

Chris L. Walker	$900,000	$900,000	$—

(1)

Mr. Hearn was hired as Executive Vice President and Chief Operating Officer, effective March 3, 2025. Mr. Hearn, who is a resident of the UK, is paid in British pounds (“GBP”). Amount shown reflects his base salary of £588,800, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025. In connection with his appointment to the additional role of President of the Retail Segment, effective October 17, 2025, Mr. Hearn’s base salary was increased from £588,800 to $990,000.

30 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Cash Incentives

Our annual cash incentives are designed to further align executive officer compensation with our annual goals and objectives, and to create a direct link between compensation and financial and operational performance. During the first quarter of each year, the Compensation Committee approves the annual cash incentive components, consisting of financial performance measures, individual target cash incentive amounts and personal objectives, for each executive officer, including the relative weightings and goals against which performance is measured and payouts are determined for such fiscal year.

Target Amounts. In February 2025, the Compensation Committee determined not to change the components of our annual executive officer cash incentives or the weighting of each component. However, based upon the recommendation of our Chief Executive Officer and, with respect to our Chief Executive Officer, based upon the Compensation Committee’s annual evaluation of our Chief Executive Officer’s performance, as well as input from FW Cook, the following target cash incentive amounts for our Named Executive Officers were approved by our Compensation Committee in February 2025:

Executive Officer	2025 Target Cash Incentive Amount		2024 Target Cash Incentive Amount	Change

J. Powell Brown	$3,750,000		$3,750,000	$—

R. Andrew Watts	$1,000,000		$1,000,000	$—

P. Barrett Brown	$1,800,000		$1,800,000	$—

Stephen P. Hearn(1)	$1,633,911	(2)

Chris L. Walker	$1,400,000		$1,400,000	$—

(1)

Mr. Hearn was hired as Executive Vice President and Chief Operating Officer, effective March 3, 2025, and was appointed to the additional role of President of the Retail Segment, effective October 17, 2025. Mr. Hearn’s 2025 cash incentive is pro-rated for time employed in 2025, pursuant to the Service Agreement, dated February 23, 2025, by and between the Company and Mr. Hearn. Amount shown represents his target cash incentive before pro-ration.

(2)	Amount shown reflects Mr. Hearn’s target cash incentive amount of £1,213,000, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

Payouts can range from 0% to 200% of the aggregate target cash incentive depending on the financial performance of the Company or the segment, as applicable, and the Named Executive Officer’s performance against personal objectives.

For 2025, the Compensation Committee selected the following components and weightings for the annual cash incentives for the Named Executive Officers:

	Financial Performance Measures(1)				Personal Objectives
Executive Officer	Weighting	Measure	Weighting	Measure	Weighting	Measure

J. Powell Brown R. Andrew Watts Stephen P. Hearn	40%	Company Organic Revenue(2) growth	40%	Adjusted EBITDAC Margin(2) (applicable to all Named Executive Officers)	20%	Personal objectives established for each Named Executive Officer(3)

P. Barrett Brown	40%	Retail segment Organic Revenue(2)	40%	Adjusted EBITDAC Margin(2) (applicable to all Named Executive Officers)	20%	Personal objectives established for each Named Executive Officer(3)

Chris L. Walker	40%	Specialty Distribution segment(4) Organic Revenue(2) growth – adjusted(5)	40%	Adjusted EBITDAC Margin(2) (applicable to all Named Executive Officers)	20%	Personal objectives established for each Named Executive Officer(3)

(1)

The Compensation Committee selected these financial performance measures in furtherance of our strategy to increase our Organic Revenue growth while maintaining, among other things, our strong, industry-leading operating margins.

(2)

See Annex A for additional information regarding Organic Revenue, Organic Revenue growth and Adjusted EBITDAC Margin, which are non-GAAP financial measures, including a reconciliation to the most closely comparable GAAP financial measure.

(3)

The personal objectives for each of our Named Executive Officers, other than Mr. Hearn, were approved by the Compensation Committee in February 2025. The personal objectives for Mr. Hearn, who was hired in March 2025, were approved in May 2025.

(4)

In conjunction with the Company’s acquisition of Accession in the third quarter of 2025, the Company realigned its business from three to two segments. As a result of the segment reorganization, the Company consolidated its Programs and Wholesale Brokerage segments into a new Specialty Distribution segment. As a result, beginning in the fourth quarter of 2025, the Company operates two segments.

BROWN & BROWN, INC. | 31

COMPENSATION DISCUSSION AND ANALYSIS

(5)

Specialty Distribution segment Organic Revenue growth was adjusted for 2025 to exclude the impact of certain offices within the Specialty Distribution segment for which Mr. Walker, who previously served as President of our legacy Programs segment until August 2025 and was appointed Chairman of our new Specialty Distribution segment beginning in August 2025, did not have responsibility in 2025, which includes all legacy Wholesale Brokerage segment offices. As a result of this adjustment, Specialty Distribution segment Organic Revenue growth – adjusted includes only the Organic Revenue of those offices within the Specialty Distribution segment for which Mr. Walker had responsibility in 2025, which includes all legacy Programs segment offices. See Annex A for additional information regarding Specialty Distribution segment Organic Revenue growth – adjusted, which is a non-GAAP financial measure, including a reconciliation to the most closely comparable GAAP financial measure.

The target amounts for each financial performance measure were discussed over several months and then reviewed and approved by the Compensation Committee in February 2025. To ensure our performance targets are rigorous and challenging, yet realistic for our executive officers, the target amounts for the Organic Revenue growth for the Company, the Organic Revenue growth of our operating segments and our Adjusted EBITDAC Margin were based on our 2025 budget. Our 2025 budget was approved by the Board in December 2024 and reflects a multi-month process that includes thorough and thoughtful discussions among management and the leaders of our businesses, and between management and our Board. In determining our 2025 budget, which served as the basis for the targets for each 2025 financial performance measure, consideration was given to, among other things:

•	our expectation that the economy would continue to moderate back to more traditional growth rates, following the higher growth experienced during the COVID-19 pandemic;

•	our expectation that insurance premium rates would either remain relatively stable or decrease slightly for catastrophic-exposed property;

•

our expectation that “insurable exposure units,” which are units that insurance companies use to measure or express insurance exposed to risk (such as property values, sales and payroll levels) to determine what premium to charge the insured, would continue to grow, but at a slower pace than in 2024;

•	our expectation that salary inflation would moderate as compared to 2024 and would be at more traditional levels; and

•

our expectation of continued investments in technology, artificial intelligence, security and data to help improve the customer and teammate experience, as well as to protect our information technology systems and data.

For each financial performance measure, we make no payout for performance below a certain threshold. As part of our pay-for-performance framework, the Compensation Committee adopted payout curves that are intended to incentivize performance generally within a “target payout corridor” and that provide for incrementally higher and lower payouts for performance outside of the target payout corridor. Payout percentages for each financial performance measure were calculated based on the following tables:

32 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2025 Annual Cash Incentive Payouts. In the first quarter of 2026, the Compensation Committee reviewed actual 2025 performance of each financial performance measure against the target performance for each such measure as set forth in the following table:

Financial Performance Measure	Target(1)	Actual		Percentage of Target Performance	Payout Percentage

Adjusted EBITDAC Margin	35.3%	36.0	%(2)	—	141%

Company Organic Revenue growth	6.4%	2.8%		44%	0%

Retail segment Organic Revenue growth	5.6%	2.8%		50%	0%

Specialty Distribution segment Organic Revenue growth – Adjusted	7.5%	1.8%		24%	0%

(1)	These target amounts were based on our 2025 budget, which was approved by the Board in December 2024.

(2)	In calculating the Company’s Adjusted EBITDAC Margin for 2025:

1.

The Committee excluded, consistent with previous years, the negative impact of the Company’s non-cash stock-based compensation expense in excess of what was reflected in the Company’s Board-approved 2025 budget. The Committee based its decision upon the fact that the higher-than-budgeted non-cash stock-based compensation expense for 2025 was the result of above-target performance by the Company for those grants of restricted stock made in February 2022 under our 2019 SIP. For additional information about those grants of restricted stock made in February 2022 under our 2019 SIP, see “Equity Incentive Plan Outcomes in 2025.”

2.	The Committee excluded, consistent with previous years, the positive impact of the net gain on disposal resulting from sales of books of businesses in 2025.

3.

The Committee excluded the impact of the acquisition and integration costs (e.g., costs associated with regulatory filings; costs for third-party professional services, including legal, accounting, consulting, financial advisory and due diligence; costs and fees associated with entry into the bridge financing commitment; costs of integrating or streamlining processes and information technology systems, including data migration and system integration; costs associated with optimizing vendor agreements and leased office space, including exit costs related to location combinations; and employment-related costs, including severance payments, costs associated with the transition of certain legacy compensation programs, retention-related compensation expenses, and incentive payments) arising out of our acquisition of Accession and acquisitions previously completed by Accession, which are not considered to be normal, recurring or part of ongoing operations (“Accession Acquisition/Integration Costs”).

4.

The Committee excluded the impact of mark-to-market of escrow liability, which represents the non-cash change in the fair value associated with certain shares of our common stock held in escrow. The change is driven by fluctuations in our stock price between the beginning of the quarter and the end of the quarter. These escrowed shares represent a portion of the merger consideration payable in connection with our acquisition of Accession. The escrowed shares secure certain indemnification obligations of the Accession equity holders related to businesses that are in run-off or discontinued. This non-cash adjustment will fluctuate on an annual basis until all shares are released from escrow.

5.

The Committee excluded the interest income earned from the proceeds of the Company’s follow-on common stock offering and senior notes issuance in June 2025, which were held in preparation for the closing of the acquisition of Accession, as it is not expected to occur on an ongoing basis in the future and is not related to the performance of the business.

6.

The Committee excluded the revenues and earnings of the Company’s Accession operations for the period beginning August 1, 2025 and ended December 31, 2025, due to the fact that the acquisition closed as of August 1, 2025 and Accession’s revenues and Adjusted EBITDAC Margin are naturally lower in the second half of the year, as compared to the Company’s legacy operations. Because of the significant seasonality of Accession’s revenues and earnings, including only five months of Accession’s results would have resulted in an incomplete representation of the Company’s actual performance, as compared to the Adjusted EBITDAC Margin target.

With respect to the achievement of personal objectives by each of the Named Executive Officers, which accounts for 20% of the 2025 cash incentive amount for each Named Executive Officer, the Compensation Committee evaluated the level of achievement for each Named Executive Officer’s personal objectives in the first quarter of 2026. The evaluation for Mr. Powell Brown, our Chief Executive Officer, was made by the Compensation Committee. For the other Named Executive Officers, the Compensation Committee, after discussion, consideration and review, accepted without modification the recommendations as proposed by the Chief Executive Officer. The Compensation Committee evaluated the achievement of each Named Executive Officer’s personal objectives in their totality instead of assigning a weight to each particular personal objective.

BROWN & BROWN, INC. | 33

COMPENSATION DISCUSSION AND ANALYSIS

Name	Personal Objectives	Personal Objective Portion of 2025 Cash Incentive (0-200% of Target)

J. Powell Brown	• contribution to delivering the Company’s budgeted financial results and acquiring high-quality businesses • contribution to further enhancing the team by attracting, retaining and developing high-quality teammates in alignment with the Company’s diversity, belonging and inclusion strategies • contribution to creating and delivering innovative solutions using technology, data and analytics • contribution to leveraging the Company’s collective capabilities for the benefit of our customers • contribution to balancing the Company’s capital allocation to drive shareholder returns	125%

R. Andrew Watts	• contribution to delivering the Company’s budgeted financial results and acquiring high-quality businesses • contribution to attracting, retaining and developing high-quality teammates • contribution to advancing the Company’s use of technology, data and analytics to provide better insight across the Company’s businesses • contribution to maintaining the Company’s control environment • contribution to balancing the Company’s capital allocation to drive shareholder returns • contribution to delivering the Company’s finance and technology initiatives to help support scalable growth	125%

P. Barrett Brown	• contribution to delivering the Company’s budgeted financial results and acquiring high-quality businesses • contribution to attracting, retaining and developing high-quality teammates • contribution to creating and delivering innovative solutions using technology, data and analytics • contribution to leveraging the Company’s capabilities for the benefit of our customers • contribution to continuing to integrate and augment the Company’s global operations	65%

Stephen P. Hearn	• contribution to delivering the Company’s budgeted financial results and acquiring high-quality businesses • contribution to attracting, retaining and developing high-quality teammates • contribution to creating and delivering innovative solutions using technology, data and analytics • contribution to fostering deep and trusted insurance carrier relationships that help expand the Company’s capacity to write new business and create differentiated offerings • contribution to continuing to integrate and augment the Company’s global operations	125%

Chris L. Walker	• contribution to delivering the Company’s budgeted financial results and acquiring high-quality businesses • contribution to attracting, retaining and developing high-quality teammates • contribution to creating and delivering innovative solutions using technology, data and analytics • contribution to fostering deep and trusted insurance carrier relationships that help expand the Company’s capacity to write new business and create differentiated offerings • contribution to continuing to integrate and augment the Company’s global operations	125%

34 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

As illustrated in the table below, the final 2025 cash incentive amounts were calculated by combining the payout amounts for each of the components discussed above and then rounding the resulting number up to the nearest thousand U.S. dollars or GBP, as applicable:

Executive Officer	2025 Aggregate Target Cash Incentive Amount	Organic Revenue Growth Payout Amount	Adjusted EBITDAC Margin Payout Amount	Personal Objective Payout Amount	Total 2025 Cash Incentive Payout Amount(1)		Payout vs. Target Cash Incentive Amount

J. Powell Brown	$3,750,000	$0	$2,109,351	$937,500	$3,048,000		81%

R. Andrew Watts	$1,000,000	$0	$562,493	$250,000	$813,000		81%

P. Barrett Brown	$1,800,000	$0	$1,012,488	$234,000	$1,248,000		69%

Stephen P. Hearn(2)	$1,356,370	$0	$762,983	$339,107	$1,103,193		81%

Chris L. Walker	$1,400,000	$0	$787,491	$350,000	$1,138,000	(3)	81%

(1)	The 2025 cash incentive payouts are also shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)

Mr. Hearn’s 2025 cash incentive is pro-rated for time employed in 2025, pursuant to the Service Agreement, dated February 23, 2025, by and between the Company and Mr. Hearn. The amounts shown reflect the pro-ration of his target cash incentive from £1,213,000 to £1,006,956, and the corresponding pro-rated payout amounts, to reflect time employed during 2025. Mr. Hearn’s annual cash incentive is paid in GBP. The amounts represent the approximate dollar value of each amount shown converted from GBP to U.S. dollars at the exchange rate on December 31, 2025. The total of the payout amounts shown does not equal the total 2025 cash incentive payout amount due to rounding.

(3)	Amount shown reflects Mr. Hearn’s total 2025 cash incentive payout amount of £819,000, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

While not exercised in 2025, the Compensation Committee expressly reserves the right, in its sole discretion, to reduce the annual cash incentive for any Named Executive Officer, or to pay no annual cash incentive at all, if the Company’s performance is unexpectedly poor or if the intended recipient commits acts of malfeasance.

2025 Bonuses Related to Milestone Acquisition of Accession

Each of the Named Executive Officers is eligible to receive an additional discretionary bonus upon such terms and conditions as might be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, or, in the case of the Chief Executive Officer, as might be determined by the Compensation Committee.

In July 2025, the Compensation Committee approved discretionary bonuses for the Named Executive Officers to ensure and reward the successful completion of the Company’s milestone acquisition of Accession—the largest in the Company’s history. These discretionary bonuses were based upon each Named Executive Officer’s contributions to the negotiation and consummation of the acquisition, integration planning related to the acquisition and, for Messrs. Powell Brown and Watts, the financing of the acquisition, including the Company’s follow-on common stock offering and senior notes issuance in June 2025. The amounts of the discretionary bonuses for the Named Executive Officers, which were contingent upon, and payable following, the closing of the acquisition, were as follows:

Executive Officer	2025 Discretionary Bonus Amount(1)

J. Powell Brown	$1,000,000

R. Andrew Watts	$750,000

P. Barrett Brown	$500,000

Stephen P. Hearn	$506,749

Chris L. Walker	$400,000

(1)	The 2025 discretionary bonus amounts are also shown in the Summary Compensation Table under the “Bonus” column.

(2)	Amount shown reflects Mr. Hearn’s discretionary bonus amount of £376,206, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

BROWN & BROWN, INC. | 35

COMPENSATION DISCUSSION AND ANALYSIS

2025 Equity Incentive Awards

We endeavor to make our long-term equity incentive arrangements, which are generally granted on an annual basis, competitive and aligned with shareholder interests, as reflected in the following structure:

Terms	Rationale

In general, 75% of shares granted to each executive officer as a Performance Stock Award (“PSA”) that vest based on performance (over a three-year period) and time (over a five-year period from the date of grant); 25% of shares granted to each executive officer as a Restricted Stock Award (“RSA”) that vest on time only (over a five-year period from the date of grant)

Tying a majority of our equity awards to pre-established, multi-year corporate financial objectives which drive long-term shareholder returns should more closely align the long-term interests of our executive officers and our shareholders

36 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Terms	Rationale

Vesting of PSA shares tied to increases in the Company’s Organic Revenue growth (as further defined in the applicable award agreement) and compound annual growth rate of the Company’s cumulative diluted earnings per share, excluding any impact for changes in acquisition earn-out
liabilities, in each case measured over a three-year period beginning January 1, 2025
Organic Revenue growth and cumulative diluted earnings per share are easily understandable, directly influenced by our executive officers and are intended to drive our long-term shareholder value

PSAs granted to our executive officers contemplate a minimum payout of 0% and a maximum payout of 200% based upon the level of performance of each performance condition during the three-year measurement period
Payouts for above-target performance motivate our executive officers to overperform; recognition of performance that may be less than target

PSAs are subject to both performance-based and time-based vesting conditions. In addition to the performance conditions described above, PSAs granted in February 2025 are subject to an additional time-based, cliff vesting condition requiring five years of continuous employment from the date of grant
A combination of performance- and time-based vesting conditions is intended to achieve a strong alignment between pay and performance and incentivize the long-term retention of our executive officers and key employees

RSAs are subject to a cliff vesting condition requiring five years of continuous employment from the date of grant; RSA recipients acquired voting and dividend rights at the time of grant but cannot dispose of the shares
Equity awards with time-based vesting conditions continue to operate as a complement to our traditional equity awards characterized by both performance-based and time-based vesting conditions to further incentivize and reward key personnel; continued inclusion of a longer-term equity award (e.g., five years) helps attract, motivate and retain individuals whose performance drives our results

For certain executive officers located outside of the United States, equity awards are structured as performance stock units (“PSUs”) and restricted stock units (“RSUs”), rather than as PSAs and RSAs	In many
non-United
States jurisdictions, PSAs and RSAs are taxed at the time of grant, rather than the time of vesting; structuring awards as PSUs and RSUs for executive officers located outside of the United States is intended to defer taxation of awards until the time of vesting, rather than the time of grant

For certain executive officers aged 60 and older, equity awards are structured as PSUs and RSUs, rather than as PSAs and RSAs, that include conditions allowing for the payment of awards following an executive officer’s qualified retirement
Allowing for the payment of awards following an executive officer’s qualified retirement more effectively rewards and incentivizes executive officers who are approaching an age at which retirement is more likely
We do not grant equity awards in anticipation of the release of material non-public
information, and we do not time the release of material
non-public
information based on equity award grant dates.

BROWN & BROWN, INC. |

COMPENSATION DISCUSSION AND ANALYSIS

February 2025 Equity Incentive Awards

Based upon the recommendation of our Chief Executive Officer and, with respect to our Chief Executive Officer, based upon the Compensation Committee’s annual evaluation of our Chief Executive Officer’s performance, as well as input from FW Cook, the following long-term equity incentive awards for our Named Executive Officers were approved by our Compensation Committee in the first quarter of 2025:

Executive Officer	2025 Performance Award (75%)	2025 Restricted Award (25%)	Total 2025 Long-Term Equity Incentive Awards (100%)		Total 2024 Long-Term Equity Incentive Awards		Change

J. Powell Brown(1)	$2,250,000	$750,000	$3,000,000		$3,000,000		$—

R. Andrew Watts(1)	$975,000	$325,000	$1,300,000		$1,300,000		$—

P. Barrett Brown(1)	$525,000	$175,000	$700,000		$700,000		$—

Stephen P. Hearn(2)	$1,225,433	$408,478	$1,633,911

Chris L. Walker(3)	$675,000	$225,000	$900,000	(4)	$1,100,000	(5)	$(200,000	)(6)

(1)

The long-term equity incentive awards for Messrs. Powell Brown, Watts and Barrett Brown are structured as PSAs and RSAs, for which vesting is conditioned upon the grantee’s continuous employment for five years following the date of grant.

(2)

Mr. Hearn was hired as Executive Vice President and Chief Operating Officer, effective March 3, 2025, and was appointed to the additional role of President of the Retail Segment, effective October 17, 2025, The long-term equity incentive awards for Mr. Hearn, who is a resident of the United Kingdom, are structured as PSUs and RSUs, for which vesting is conditioned upon Mr. Hearn’s continuous employment for five years following the date of grant. Mr. Hearn’s 2025 long-term equity incentive award was approved in GBP. The amounts represent the approximate dollar value of each amount shown converted from GBP to U.S. dollars at the exchange rate on December 31, 2025.

(3)

The Compensation Committee determined that to better reward and retain Mr. Walker, who was 67 years old at the time, it was desirable to grant him PSUs and RSUs, which allow for the payment following his qualified retirement of PSUs that become awarded PSUs and the RSUs. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the PSUs that become awarded PSUs and the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the PSUs that become awarded PSUs and the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(4)

Mr. Walker’s 2025 long-term equity incentive award includes a one-time incremental award of $300,000 granted in February 2025 in recognition of Mr. Walker’s outstanding individual performance during 2024 and the outstanding performance during 2024 of the offices for which Mr. Walker had responsibility.

(5)

Mr. Walker’s 2024 long-term equity incentive award includes a one-time incremental award of $500,000 granted in March 2024 in recognition of Mr. Walker’s outstanding individual performance during 2023 and the outstanding performance during 2023 of the offices for which Mr. Walker had responsibility.

(6)

The amount in this column reflects the difference between the one-time incremental award of $500,000 granted to Mr. Walker in March 2024 and the one-time incremental award of $300,000 granted to Mr. Walker in February 2025.

Equity Incentive Plan Outcomes in 2025

In February 2022, certain of our Named Executive Officers received grants of restricted stock and restricted stock units under our 2019 SIP, which included performance conditions of vesting based upon the following, in each case excluding items (for example, extraordinary, nonrecurring items) the Compensation Committee determines to be appropriately disregarded for all grants subject to this vesting condition: (i) the Company’s average Organic Revenue growth (“Average Organic Revenue Growth”) and (ii) the compounded annual growth rate (“CAGR”) of our earnings per share, excluding the impact of the change in estimated acquisition earn-out payables and any other items (for example, extraordinary, nonrecurring items) that the Compensation Committee determines to be appropriately disregarded for all grants subject to this vesting condition (“Adjusted EPS”). Under the applicable award agreements, the performance condition is satisfied (i) for one-half of the shares or restricted stock units, as applicable, granted based our Average Organic Revenue Growth during the three-year performance period ending December 31, 2024, as follows:

Performance Level	Average Organic Revenue Growth	Awarded Percentage of Tranche 1 Performance Shares/Units

Maximum	Equal to or greater than 6.5%	200%

High Target	5.5%	120%

Target	5.0%	100%

Low Target	4.5%	80%

Threshold	3.5%	50%

No Payout	Less than 3.5%	0%

38 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

and (ii) for one-half of the shares or restricted stock units, as applicable, granted based on the CAGR of our Adjusted EPS during the three-year performance period ending December 31, 2024, as follows:

Performance Level	Adjusted EPS	CAGR	Awarded Percentage of Tranche 2 Performance Shares/Units

Maximum	Equal to or greater than $8.24	Equal to or greater than 12.0%	200%

High Target	$7.94	10.0%	120%

Target	$7.72	8.5%	100%

Low Target	$7.50	7.0%	80%

Threshold	$7.36	6.0%	50%

No Payout	Less than $7.36	Less than 6.0%	0%

If the actual performance level for each performance condition falls in between any of the performance levels, the percentage of shares or restricted stock units, as applicable, that are awarded is determined based on straight-line interpolation.

In February 2025, the Compensation Committee determined that:

•	our cumulative Average Organic Revenue Growth during the performance period was 9.6% and, therefore, was above the maximum performance level, resulting in a payout percentage of 200% of the target and

•	our Adjusted EPS during the performance period was $8.50 and, therefore, was above the maximum performance level, resulting in a payout percentage of 200% of the target.

The Compensation Committee concluded that it was desirable to make certain adjustments in the calculations of the Company’s actual performance, as follows:

•

Adjusted EPS in 2022 excluded the positive impact of the decrease in expense we recognized related to a legal judgment entered into against the Company in 2020 because the underlying legal matter was related to the pre-acquisition activities of a business we acquired in 2012 and was not related to the performance of the Company.

•

Adjusted EPS in 2022 and 2023 excluded the negative impact of the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies (“GRP et al. Acquisition/Integration Costs”) because these costs were related to the Company’s acquisition of these businesses, and not the underlying performance of the businesses themselves, and the fact that they were not expected to occur on an ongoing basis in the future.

•

Adjusted EPS in 2023 excluded the negative impact of an amount expensed and substantially paid in the first quarter of 2023 to resolve a business matter (the “1Q23 Nonrecurring Cost”), which is not considered to be normal, recurring or part of the ongoing operations.

•

Adjusted EPS in 2023 and 2024 excluded the positive impact of the gain on disposal associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023 because the sale occurred in connection with, and in furtherance of, the Board’s and the Company’s broader strategic decision to focus on the Company’s core brokerage businesses.

Upon the Compensation Committee’s certification of these performance conditions, the following Named Executive Officers gained dividend rights and voting entitlement with respect to the indicated number of shares: Mr. Powell Brown – 68,036; Mr. Watts – 15,874 and Mr. Barrett Brown – 11,338. Except in limited circumstances, these shares will become fully vested on February 21, 2027, provided, the grantee remains continuously employed by us until such date.

Upon the Compensation Committee’s certification of these performance conditions, Mr. Walker gained dividend equivalents rights with respect to 11,338 restricted stock units to be paid no later than 30 days following the applicable dividend payment date. Except in limited circumstances, (1) these restricted stock units will become fully vested on February 21, 2027, provided, Mr. Walker remains continuously employed by us until such date, or (2) if Mr. Walker retires before these restricted stock units become fully vested, these restricted stock units will be paid to Mr. Walker on February 21, 2027, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

See Annex A for additional information regarding Adjusted EPS and Organic Revenue growth, which are non-GAAP financial measures, including a reconciliation to the most closely comparable GAAP financial measure.

BROWN & BROWN, INC. | 39

COMPENSATION DISCUSSION AND ANALYSIS

2026 Compensation

October 2025 Comparative Market Assessment

In October 2025, FW Cook conducted a comprehensive analysis of our pay practices and executive compensation levels as compared to a group of our peers (the “October 2025 Comparative Market Assessment”), which the Compensation Committee considered, among other things, in connection with certain pay adjustments for our executive officers in 2024, as described below.

Peer Comparison Group

In July 2025, based on the recommendation of FW Cook, the Compensation Committee approved the removal of one existing peer from, and the addition of three new peers to, the Peer Comparison Group, in consideration of the Company’s anticipated acquisition of Accession and the fact that the Company’s estimated annual revenues would be approximately $7 billion after giving effect to the annual impact of the acquisition, as follows:

•	RLI Corp. was removed because both its revenue and market capitalization are below the preferred size range following the Company’s acquisition of Accession by a substantial amount.

•	American Financial Group, Inc., a property & casualty insurance carrier, was added because it is in the insurance industry and its annual revenues are similar to the Company.

•	W.R. Berkley Corporation, a property & casualty insurance carrier, was added because it is in the insurance industry and its market capitalization is similar to the Company.

•	Moody’s Corporation, a risk assessment firm, was added because its annual revenues are similar to the Company and it is a peer of multiple existing peers of the Company.

For the October 2025 Comparative Market Assessment, FW Cook focused on the updated Peer Comparison Group approved by the Compensation Committee in July 2025. For a discussion of the Peer Comparison Group, including a list of peers previously comprising the Peer Comparison Group, see “Director Compensation.”

 At the time of analysis, our total
 anticipated annual revenue of

 approximately $7 billion was at
 the 40th percentile, and our

 market capitalization was at the
 53rd percentile of the peer
 comparison group.

Survey Comparison

As part of the October 2025 Comparative Market Assessment, the Compensation Committee also reviewed and considered data from the 2025 FW Cook Executive Compensation Survey.

Results of the October 2025 Comparative market Assessment

Based upon the results of the October 2025 Comparative Market Assessment, the Compensation Committee determined, among other things, the following:

•

The total 2025 direct compensation for Mr. Powell Brown, which includes his base salary, target cash incentive amount and target long-term equity incentives, was below the 25% percentile of the market blend of the peer group and the general industry.

•

The total 2025 direct compensation for each of Messrs. Watts, Barrett Brown and Hearn, which in each case includes his base salary, target cash incentive amount and target long-term equity incentives, was below the median of the market blend of the peer group and the general industry.

•

The total 2025 direct compensation for Mr. Walker, which includes his base salary, target cash incentive amount and target long-term equity incentives, was generally aligned with the median of the market blend of the peer group and the general industry.

As a result, the Compensation Committee applied certain adjustments for certain of the Named Executive Officers for 2026.

40 | BROWN & BROWN, INC.

COMPENSATION DISCUSSION AND ANALYSIS

2026 Base Salaries

In February 2026, the Compensation Committee determined the base salaries for each of the Named Executive Officers, as follows:

Executive Officer	2026 Base Salary		2025 Base Salary		Change

J. Powell Brown	$1,500,000		$1,250,000		$250,000	(1)

R. Andrew Watts	$900,000		$800,000		$100,000	(2)

P. Barrett Brown	$1,000,000		$1,000,000		$—

Stephen P. Hearn	$990,000	(3)	$793,114	(4)	$196,886

Chris L. Walker	$750,000		$900,000		$(150,000	)(5)

(1)

The decision to increase Mr. Powell Brown’s 2026 base salary from $1,250,000 to $1,500,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Powell Brown was below the 25% percentile of the market blend.

(2)

The decision to increase Mr. Watts’ 2026 base salary from $800,000 to $900,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Watts was below the market blend median.

(3)

In connection with Mr. Hearn’s appointment to the additional role of President of the Retail Segment, effective October 17, 2025, Mr. Hearn’s base salary was increased from £588,800 to $990,000, in consideration, in part, of the October 2025 Comparative Market Assessment and the market blend median total target pay for segment leaders.

(4)	Amount shown reflects Mr. Hearn’s base salary of £588,800, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

(5)

The decision to decrease Mr. Walker’s 2026 base salary from $900,000 to $750,000 was based upon the decrease in Mr. Walker’s responsibilities resulting from the transition from his role of the President of the Company’s legacy Programs Segment to the Chairman of the Company’s newly combined Specialty Distribution Segment.

2026 Annual Cash Incentives

The Compensation Committee did not change the components of our annual executive officer cash incentives or the weighting of each component for the Named Executive Officers for 2026, except for Mr. Hearn. For Mr. Hearn, the Committee determined that the calculation of his 2026 cash incentive would be weighted as follows, which weighting (i) had been discussed between the Company and Mr. Hearn, and approved by the Committee, in connection with Mr. Hearn’s appointment to the additional role of President of the Retail Segment, effective October 17, 2025, and (ii) was in recognition of the fact that during the first year of this additional role, Mr. Hearn’s performance would be more appropriately assessed on a more qualitative basis than our other named executive officers:

CASH INCENTIVE WEIGHTINGS FOR STEPHEN P. HEARN
Component	2025 Weighting	2026 Weighting

Company Organic Revenue growth	40%	25%

Adjusted EBITDAC Margin	40%	25%

Personal Objectives	20%	50%

The target cash incentive amounts for the Named Executive Officers for 2026, as determined by the Compensation Committee in February 2026, were as follows:

Executive Officer	2026 Target Cash Incentive Amount	2025 Target Cash Incentive Amount		Change

J. Powell Brown	$5,500,000	$3,750,000		$1,750,000	(1)

R. Andrew Watts	$1,400,000	$1,000,000		$400,000	(2)

P. Barrett Brown(3)		$1,800,000

Stephen P. Hearn	$1,900,000	$1,633,911	(4)	$266,089	(5)

Chris L. Walker	$1,400,000	$1,400,000		$—

(1)

The decision to increase Mr. Powell Brown’s 2026 target cash incentive amount from $3,750,000 to $5,500,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Powell Brown was below the 25% percentile of the market blend.

(2)

The decision to increase Mr. Watts’ 2026 target cash incentive amount from $1,000,000 to $1,400,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Watts was below the market blend median.

(3)	The Committee did not approve a 2026 target cash incentive amount for Mr. Barrett Brown, who commenced a personal leave of absence, effective October 17, 2025.

(4)	Amount shown reflects Mr. Hearn’s target cash incentive amount of £1,213,000, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

(5)

In connection with Mr. Hearn’s appointment to the additional role of President of the Retail Segment, effective October 17, 2025, Mr. Hearn’s target cash incentive was increased from £1,213,000 to $1,900,000, in consideration, in part, of the October 2025 Comparative Market Assessment and the market blend median total target pay for similarly situated business segment leaders.

BROWN & BROWN, INC. | 41

COMPENSATION DISCUSSION AND ANALYSIS

2026 Equity Incentive Awards

Annual Equity Incentive Awards

Based upon the recommendation of our Chief Executive Officer and, with respect to our Chief Executive Officer, based upon the Compensation Committee’s annual evaluation of our Chief Executive Officer’s performance, the following long-term equity incentive awards for our Named Executive Officers were approved by our Compensation Committee in February 2026:

Executive Officer	2026 Performance Award (75%)	2026 Restricted Award (25%)	Total 2026 Long-Term Equity Incentive Awards (100%)		Total 2025 Long-Term Equity Incentive Awards		Change

J. Powell Brown(1)	$3,750,000	$1,250,000	$5,000,000		$3,000,000		$2,000,000	(2)

R. Andrew Watts(1)	$1,275,000	$425,000	$1,700,000		$1,300,000		$400,000	(3)

P. Barrett Brown(1)(4)					$700,000

Stephen P. Hearn(5)	$1,500,000	$500,000	$2,000,000	(6)	$1,633,911	(7)	$366,089

Chris L. Walker(8)	$450,000	$150,000	$600,000		$900,000	(9)	$(300,000)

(1)

The long-term equity incentive awards for Messrs. Powell Brown, Watts and Barrett Brown are structured as PSAs and RSAs, for which vesting is conditioned upon the grantee’s continuous employment for five years following the date of grant.

(2)

The decision to increase Mr. Powell Brown’s 2026 long-term equity award from $3,000,000 to $5,000,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Powell Brown was below the 25% percentile of the market blend.

(3)

The decision to increase Mr. Watts’ 2026 long-term equity award from $1,300,000 to $1,700,000 was based upon the October 2025 Comparative Market Assessment and the fact that 2025 target total pay for Mr. Watts was below the market blend median.

(4)	The Committee did not approve a 2026 long-term equity incentive award for Mr. Barrett Brown, who commenced a personal leave of absence, effective October 17, 2025.

(5)

The long-term equity incentive awards for Mr. Hearn, who is a resident of the United Kingdom, are structured as PSUs and RSUs, for which vesting is conditioned upon Mr. Hearn’s continuous employment for five years following the date of grant.

(6)

Pursuant to the Service Agreement, dated February 23, 2025, by and between the Company and Mr. Hearn, Mr. Hearn received a long-term equity award of £1,213,000 in connection with his hiring in March 2025 and was expected to receive a 2026 long-term equity award of £646,000. In connection with Mr. Hearn’s appointment to the additional role of President of the Retail Segment, effective October 17, 2025, Mr. Hearn’s 2026 long-term equity award was increased to $1,900,000, in consideration, in part, of the October 2025 Comparative Market Assessment and the market blend median total target pay for segment leaders.

(7)	Amount shown reflects Mr. Hearn’s long-term equity incentive award of £1,213,000, converted from GBP to U.S. dollars based on the exchange rate on December 31, 2025.

(8)

The Compensation Committee determined that to better reward and retain Mr. Walker, who is 68 years old, it was desirable to grant him PSUs and RSUs, which allow for the payment following his qualified retirement of PSUs that become awarded PSUs and the RSUs. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the PSUs that become awarded PSUs and the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the PSUs that become awarded PSUs and the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(9)

Mr. Walker’s 2025 long-term equity incentive award includes a one-time incremental award of $300,000 granted in February 2025 in recognition of Mr. Walker’s outstanding individual performance during 2024 and the outstanding performance during 2024 of the offices for which Mr. Walker had responsibility.

Special Long-Term Performance-Based Equity Incentive Awards

In March 2026, the Compensation Committee, in consultation with FW Cook, approved special long-term performance-based equity incentive awards to certain of the Named Executive Officers and other key leaders of the Company. These awards are intended to incentivize the achievement by the Company of rigorous performance and share price targets, as well as the long-term retention of our key leaders, following the Company’s milestone acquisition of Accession in 2025. These long-term grants contemplate a five-year performance period beginning January 1, 2026, and long vesting periods requiring continuous employment for up to eight years following the date of grant, except in certain limited exceptions. In approving these awards—which were also granted to several key leaders who joined us via the acquisition of Accession—the Committee recognized the Company was at a key growth period following the acquisition of Accession and that there was increasingly significant competition for high-quality talent in our industry. These awards are designed to reward the successful integration of Accession, to incentivize management to execute on the Company’s aggressive post-acquisition growth strategy, to retain key leaders during this key growth period and beyond, and to deliver significant shareholder value.

The vesting of fifty percent (50%) of these awards is tied to the following:

(1)	specified CAGR targets of the Company’s cumulative share price (“Total Share Price Return”), and

(2)	the relative Total Share Price Return of the Company as compared to the S&P 500 index.

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COMPENSATION DISCUSSION AND ANALYSIS

The vesting of the other fifty percent (50%) of these awards is tied to the following:

(1)

specified CAGR targets of the Company’s cumulative earnings per share, excluding the after-tax impact of the change in estimated acquisition earn-out payables, (gain)/loss on disposal, and amortization, and

(2)	the relative Total Share Price Return of the Company as compared to the S&P 500 index.

To strengthen the alignment between management and shareholders and incentivize long-term shareholder value creation, the Compensation Committee determined that these special long-term performance-based equity awards should reflect the following:

Shareholder-Friendly Features of Special Long-Term Performance-Based Equity Incentive Awards

• Awards are performance and share price based; no time-based-only awards

• Long performance period: five years, as compared to three years under traditional annual equity awards

• Long vesting periods in excess of vesting periods under traditional annual equity awards

• Rigorous performance targets in excess of targets for traditional equity awards (e.g., threshold performance levels set in excess of target performance levels for traditional equity awards)

• No Compensation Committee discretion to adjust Total Share Price Return performance levels

• Vast majority of shareholder value creation delivered to shareholders

The grant values for the Named Executive Officers were as follows:

Executive Officer	Number of PSAs/PSUs Granted(1)	2026 Special Long-Term Equity Incentive Grant Value

J. Powell Brown(2)	138,196	$10,000,000

R. Andrew Watts(2)	69,098	$5,000,000

Stephen P. Hearn(2)	69,098	$5,000,000

Chris L. Walker(3)	20,728	$1,500,000

(1)

The number of granted PSAs and PSUs equals the number of whole shares or units, as applicable, resulting from dividing the foregoing dollar amounts by the closing price of the Company’s common stock as of the last business day before March 3, 2026, which is the grant date of the awards.

(2)

The special long-term equity incentive awards for Messrs. Powell Brown and Watts are structured as PSAs, and the special long-term equity incentive awards for Mr. Hearn, who is a resident of the United Kingdom, are structured as PSUs.

(3)

The special long-term equity incentive awards for Mr. Walker, who is 68 years old, are structured as PSUs, which allow for the payment following his qualified retirement of PSUs that become awarded PSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

PSAs for Messrs. Powell Brown and Watts and PSUs for Mr. Hearn

The PSAs granted to Messrs. Powell Brown and Watts and PSUs granted to Mr. Hearn contemplate a minimum payout of 0% and a maximum payout of 805% based upon the level of performance of each performance condition during the five-year measurement period, as follows:

				If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:	If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:	If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Range				Payout Range	Payout Range	Payout Range
Performance Level	CAGR	Cumulative Share Price(1) (50% weighting)	Cumulative EPS(2) (50% weighting)	(% of Target)	(% of Target)	(% of Target)

Tier 7 (Maximum)	Equal to or greater than 15%	Equal to or greater than $581.53	Equal to or greater than $33.03	595%	700%	805%

Tier 6	14%	$565.16	$32.10	468%	550%	633%

Tier 5	13%	$549.20	$31 .19	340%	400%	460%

Tier 4	12%	$533.64	$30.31	213%	250%	288%

Tier 3 (Target)	11%	$518.46	$29.45	85%	100%	115%

Tier 2	10%	$503.67	$28.61	54%	63%	72%

Tier 1 (Threshold)	9%	$489.25	$27.79	21%	25%	29%

No Payout	Less than 9%	Less than $489.25	Less than $27.79	0%	0%	0%

(1)

Tying the vesting of these awards to cumulative share price is intended to incentivize long-term shareholder value creation by rewarding steady, sustained stock price appreciation during five-year performance period and by neutralizing short-term market volatility that may be otherwise unrelated to the Company’s performance. For example, to achieve the maximum level of performance for the portion of these awards tied to the Company’s cumulative share price, the Company’s share price must more than double from $75.00 to at least $150.85 over five years, representing a CAGR of 15% in each year of the performance period. The amounts in this column reflect the sum of the Company’s average share price for each fiscal year, calculated in accordance with the grant agreement, for the five years during the performance period.

(2)

Calculated without regard to the after-tax impact of (1) the change in estimated acquisition earn-out payables, (2) amortization, and (3) (gain)/loss on disposal. The amounts in this column reflect the sum of the Company’s earnings per share for each fiscal year, calculated in accordance with the grant agreement, for the five years of the performance period.

These PSAs and PSUs will vest in equal increments on March 3, 2032, March 3, 2033, and March 3, 2034, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of termination as a result of death or disability, or termination (including constructive termination) without cause within 12 months following a change in control of the Company. Recipients of PSAs will have voting and dividend rights from and after the date of awarding, whether or not vested, but cannot dispose of the shares.

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COMPENSATION DISCUSSION AND ANALYSIS

PSUs for Mr. Walker

The PSUs granted to Mr. Walker contemplate a minimum payout of 0% and a maximum payout of 299% based upon the level of performance of each performance condition during the five-year measurement period, as follows:

					If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:		If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:		If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Range					Payout Range		Payout Range		Payout Range
Performance Level	CAGR	Cumulative Share Price(1) (50% weighting)	Cumulative EPS(2) (50% weighting)	(% of Target)		(% of Target)		(% of Target)

Tier 7 (Maximum)	Equal to or greater than 15%	Equal to or greater than $581.53	Equal to or greater than $33.03	221%		260%		299%

Tier 6	14%	$565.16	$32.10	187%		220%		253%

Tier 5	13%	$549.20	$31 .19	153%		180%		207%

Tier 4	12%	$533.64	$30.31	119%		140%		161%

Tier 3 (Target)	11%	$518.46	$29.45	85%		100%		115%

Tier 2	10%	$503.67	$28.61	54%		63%		72%

Tier 1 (Threshold)	9%	$489.25	$27.79	21%		25%		29%

No Payout	Less than 9%	Less than $489.25	Less than $27.79	0%		0%		0%

(1)

Tying the vesting of these awards to cumulative share price is intended to incentivize long-term shareholder value creation by rewarding steady, sustained stock price appreciation during five-year performance period and by neutralizing short-term market volatility that may be otherwise unrelated to the Company’s performance. For example, to achieve the maximum level of performance for the portion of these awards tied to the Company’s cumulative share price, the Company’s share price must more than double from $75.00 to at least $150.85 over five years, representing a CAGR of 15% in each year of the performance period. The amounts in this column reflect the sum of the Company’s average share price for each fiscal year, calculated in accordance with the grant agreement, for the five years during the performance period.

(2)

Calculated without regard to the after-tax impact of (1) the change in estimated acquisition earn-out payables, (2) amortization, and (3) (gain)/loss on disposal. The amounts in this column reflect the sum of the Company’s earnings per share for each fiscal year, calculated in accordance with the grant agreement, for the five years of the performance period.

These PSUs will vest in equal increments on March 3, 2031 (or, if later, the date on which the PSUs become awarded PSUs), March 3, 2032, and March 3, 2033, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. In the event of Mr. Walker’s qualified retirement, awarded PSUs will be paid post-retirement on the remaining original scheduled vesting dates, subject to Mr. Walker being in good standing with the Company as of the dates of such payments. The PSUs will be settled by delivery of shares of Company common stock. Dividend equivalents will accrue on awarded PSUs from and after the date of awarding and be paid no later than 30 days following the applicable dividend payment date.

BROWN & BROWN, INC. | 45

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation

We also provide the following compensation and benefits to attract and retain key employees.

Benefits Generally

Along with all other full-time employees in the United States, each of the Named Executive Officers in the United States is eligible: (a) to receive matching contributions to the Company’s 401(k) Plan; (b) to participate in our TSPP and (c) to participate in group medical, dental and other benefit plans. Our 401(k) Plan provides for matching contributions of up to four percent (4.0%) of the contributions made by each participant. The 401(k) Plan also permits discretionary profit-sharing contributions, but the Company made no such contributions to the accounts of Named Executive Officers for 2025.

Mr. Hearn is based in the United Kingdom and is eligible to participate in local employee benefit plans made available to United Kingdom-based employees, including death-in-service benefit, private medical insurance family cover, group income protection insurance, pension scheme and our 2008 Sharesave Plan.

Additionally, each of our Named Executive Officers, along with all other full-time employees, is eligible, to the extent permitted by applicable law, for reimbursement of amounts earned by the Company on personal lines insurance such as homeowners and flood insurance purchased by such Named Executive Officer.

Dividend Payments on Unvested Stock Awards

The Named Executive Officers receive dividends on unvested shares, or dividend equivalents on unvested units, granted pursuant to the Company’s equity incentive compensation plans (i) that have exclusively time-based vesting requirements (e.g., time-based RSAs or RSUs) or (ii) for which the applicable performance conditions have been satisfied in accordance with the applicable award agreements, but the time-based vesting requirements have not been satisfied (e.g., performance-based PSAs or PSUs).

Deferred Compensation Plan

The Named Executive Officers in the United States are eligible to participate in the Company’s non-qualified deferred compensation plan, which provides the opportunity to defer receipt of up to 75% of base salary and up to 100% of cash incentive and bonus compensation. Participant deferrals are credited to the participant’s deferral contribution account. The participant’s account is credited with earnings based on the performance of the participant’s investment allocation among a menu of investment options designated by the Company. The Company is permitted, but not required, to make matching contributions and other discretionary contributions under this plan. The Company made no matching or other discretionary contributions to the accounts of Named Executive Officers for 2025.

A participant’s account under the Company’s non-qualified deferred compensation plan generally is distributed in a lump sum or installments upon the participant’s retirement, other termination of employment or death. However, in some circumstances (including hardship), all or a portion of the participant’s deferral account may be distributed on one or more specified dates prior to termination of employment. Participants elect at the time of deferral to have the distributions made in a lump sum or annual installments.

Personal Benefits

Certain social club membership dues paid by the Named Executive Officers who have responsibility for the entertainment of customers, prospective customers and principals of acquisition prospects may be reimbursed by the Company or paid on behalf of the Named Executive Officer. Additionally, the Company reimburses the costs of annual physical examinations that are not otherwise covered by insurance, personal cybersecurity monitoring and support, certain car service expenses and for the costs of certain financial and tax planning services for the Named Executive Officers, as well as for the costs associated with a Named Executive Officer’s spouse’s attendance at Company-related events, including the Company’s annual sales conclave.

In addition to the above, in 2025 we commissioned a security study to analyze security risks to our executive officers, including our Named Executive Officers, and have implemented security measures recommended in the study. We believe the scope and costs of these measures serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of the Company and its shareholders. Since the costs arise from the nature of our executive officers’ roles and employment responsibilities at the Company, we do not consider them to be personal benefits. However, in accordance with SEC rules, we have reported the incremental costs of such personal security measures for our Named Executive Officers in the “All Other Compensation” column in the Summary Compensation Table and for Mr. Hyatt Brown in the “All Other Compensation” column of the “2025 Director Compensation” table.

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COMPENSATION DISCUSSION AND ANALYSIS

As recommended in the study, the Compensation Committee has determined to provide Mr. Powell Brown access to Company-owned aircraft for personal travel in such an amount not to exceed $275,000 per calendar year, as determined based on the aggregate incremental cost of such travel to the Company. This amount was determined based on security considerations and a review of market practice. Mr. Powell Brown did not make use of the Company aircraft for personal travel during 2025.

Policy on Tax Deductibility

The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time that income is recognized under various plans, agreements and programs. Interpretations of and changes in applicable tax laws and regulations and other factors beyond the Compensation Committee’s control also can affect the deductibility of compensation. The Compensation Committee considers the anticipated tax treatment of the Company’s compensation programs and payments, including the potential impact of Section 162(m) of the United States Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding one million dollars in any taxable year for certain executive officers. Before the effective date of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), which was signed into law in December 2017, amounts in excess of one million dollars were deductible if they qualified as performance-based compensation under a plan that was approved by the shareholders and that met certain other technical requirements. With respect to awards made before the Tax Reform Act, our general policy was to try to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company. However, because our interests and our shareholders’ interests may sometimes be best served by providing compensation that is not deductible in order to attract and retain high-quality people that are crucial to both the short-term and long-term success of the Company, the Compensation Committee has determined at this time to retain the flexibility to provide for compensation that is not deductible.

As a result of the Tax Reform Act, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. Therefore, compensation paid to our covered executive officers in excess of one million dollars is not deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Also, the Tax Reform Act expands the number of individuals covered by the Section 162(m) deduction limit. We will continue to monitor the pre-2018 equity-based awards and endeavor to preserve the deductibility of such awards if and when they are paid. Despite the Compensation Committee’s efforts to structure these awards in a manner intended to be exempt from the Section 162(m) deduction limit, because of uncertainties as to the application and interpretation of Section 162(m) after the Tax Reform Act and the Internal Revenue Service regulations that govern the scope of the transition relief provided by the legislation, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will do so. In addition, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

As discussed above under “Personal Benefits,” in 2025 the Company commissioned an independent security study and has implemented security measures recommended in the study for the benefit of its executive officers, including our Named Executive Officers. The Company believes that the costs of these security measures constitute ordinary and necessary business expenses that are deductible under Section 162(a) of the Internal Revenue Code and are not subject to the limitations of Section 162(m), as such costs arise from the Company’s business need to protect its key personnel and do not constitute compensation to the applicable executive officers for federal income tax purposes. However, as noted above under “Personal Benefits,” in accordance with SEC rules, the incremental costs of personal security measures have been reported in the “All Other Compensation” column of the Summary Compensation Table and the 2025 Director Compensation table. There can be no assurance that the Internal Revenue Service will not take the position that some or all of the security-related costs should be treated as compensation to the applicable executive officers rather than as business expenses of the Company, which could result in additional amounts being subject to the Section 162(m) deduction limitation. The Compensation Committee will continue to monitor the tax treatment of these costs and may adjust the structure of the security program as appropriate, taking into account both security considerations and the potential tax implications for the Company.

Payments Upon Termination or Change in Control

With the exception of Messrs. Hearn, Walker and Watts, all of the Named Executive Officers have employment agreements with the Company that include change-in-control provisions. The terms of our employment agreements with our Named Executive Officers are described below in “Employment and Deferred Compensation Agreements.”

The 2010 SIP and 2019 SIP provide for double-trigger vesting under which all participants, including all of the Named Executive Officers, would become vested in the following amounts if the participant’s service with us is involuntarily or constructively

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COMPENSATION DISCUSSION AND ANALYSIS

terminated (other than for specified causes, as set forth in the 2010 SIP and 2019 SIP) within 12 months after a change-in-control transaction, which is defined in each plan and designated as a “Transfer of Control” in the 2010 SIP and a “Change in Control” the 2019 SIP:

•

for all grants, except those performance-based restricted stock grants for which the Compensation Committee has not yet determined the level of achievement of the applicable performance goal, 100% of all unvested restricted stock grants granted pursuant to such 2010 SIP or 2019 SIP grants agreements and

•

for all performance-based restricted stock grants for which the Compensation Committee has not yet determined the level of achievement of the applicable performance goal, the greater of: (a) 100% of such unvested restricted stock grants or (b) the percentage of unvested restricted stock grants determined in accordance with the applicable performance schedule based upon the actual level of achievement (up to the applicable maximum level of achievement) from the first day of the performance period to the date on which the change-in-control transaction occurs.

For information concerning the value of the vested shares that each of the Named Executive Officers would have under the 2010 SIP and the 2019 SIP in the event that termination of employment after a change-in-control transaction had occurred on the last business day of 2025, see the table titled “Potential Payments Upon Termination or Change in Control – 2025.”

The PSP (which was terminated in 2010) provides that all outstanding grants of PSP stock shall become fully vested and non-forfeitable in the event of: (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by J. Hyatt Brown prior to his death. The PSP further provides that if any shares of PSP stock become fully vested and non-forfeitable because of the occurrence of these events, the Company shall pay to the holders of such shares, within 60 days of the occurrence of such event, the full amount of any federal and state income tax liability incurred by such holder as a result of such vesting, including, without limitation, any excise tax with respect to such vesting (e.g., under Internal Revenue Code Section 4999 and any successor provision) as well as the amount of any tax liability with respect to such “gross-up” payment. This excise tax gross-up provision is a legacy provision that applies only to awards that were granted under the PSP prior to its suspension in 2010, and no new agreements that contain excise tax gross-up provisions have been entered into, and no previous agreements containing such legacy provisions have been materially amended. Additionally, the PSP provides that in the event of any “Change in Control” (as defined in the PSP, and excluding the triggering events described above), the Board thereafter shall have the right to take such action with respect to any shares of PSP stock that are forfeitable, or all such shares of PSP stock, as the Board in its discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under the PSP. The PSP further states that the Board shall have the right to take different action with respect to different “Key Employees” (as defined in the PSP) or different groups of “Key Employees,” as the Board in its discretion deems appropriate under the circumstances. For information concerning the value of the vested PSP stock that each of the Named Executive Officers would have in the event that one of the triggering events described above occurred on the last business day of 2025, see the table titled “Potential Payments Upon Termination or Change in Control – 2025.”

Employment and Deferred Compensation Arrangements

MESSRS. POWELL BROWN AND BARRETT BROWN

Mr. Powell Brown entered into new employment agreements with the Company in 2014, and Mr. Barrett Brown entered into a new employment agreement with the Company in 2015, in each case replacing previous employment agreements that had different terms. Compensation under these agreements is not specified, but rather is to be agreed upon between the Company and the executive from time to time. See “Compensation Discussion and Analysis” for information concerning the considerations affecting the compensation of the Named Executive Officers. The agreements include a provision that states that in the event of a “Change in Control,” defined as a circumstance in which the holders of more than 50% of the voting stock of the Company before the transaction closes hold less than 50% of the voting stock of the Company after the transaction closes, if the resulting entity employs executives with duties similar in character, classification or responsibilities to the Named Executive Officer’s, the Agreement shall be deemed modified to provide the Named Executive Officer with “equivalent terms and benefits to those of similar executives.” The new employment agreements include, among other provisions, restrictive covenants prohibiting the solicitation or diversion of business or employees for a period of two years following voluntary or involuntary separation from employment and also prohibit

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COMPENSATION DISCUSSION AND ANALYSIS

disclosure of confidential information. These agreements may be terminated by either party at any time, with or without cause or advance notice.

MR. HEARN

In connection with his hiring, Mr. Hearn and the Company entered into a service agreement, dated February 23, 2025. Pursuant to the agreement, Mr. Hearn will: (1) receive an annual salary of £588,800; (2) be eligible to receive a 2025 cash incentive payment with an estimated target cash incentive amount of £1,213,000 (pro-rated for time employed in 2025), and to receive annual cash incentives thereafter; (3) receive long-term equity incentives grants of £1,213,000 in 2025 and be eligible to receive annual long-term equity incentive grants thereafter and (4) will be auto-enrolled into a pension scheme on a salary sacrifice arrangement or in the alternative provided with an allowance in lieu thereof (being 10% per year of his annual salary). In addition, the agreement prohibits Mr. Hearn for a period of one year following termination of employment from directly or indirectly soliciting our customers, or insurers, insurance intermediaries and business partners with which we do business, as well as soliciting our employees to leave their employment with us.

MR. WALKER

Mr. Walker entered into an employment agreement with the Company effective January 9, 2012, in connection with our acquisition of Arrowhead General Insurance Agency, Inc. The agreement may be terminated by either party at any time, with or without cause or advance notice. Compensation under the agreement is at an amount agreed upon between us and Mr. Walker from time to time, and for a period of two years following the termination of employment, the agreement prohibits Mr. Walker from directly or indirectly soliciting or servicing our customers, and soliciting our employees to leave their employment with us.

MR. WATTS

In connection with his hiring in 2014, Mr. Watts and the Company entered into an employment agreement with an initial term that ended on February 17, 2017 (the “Term”). Following the conclusion of the Term, the terms of the employment agreement continued in effect, except that the agreement may now be terminated by either party at any time, with or without cause or advance notice. Compensation under the agreement is at an amount agreed upon between us and Mr. Watts from time to time, and for a period of two years following the termination of employment, the agreement prohibits Mr. Watts from directly or indirectly soliciting or servicing our customers, and soliciting our employees to leave their employment with us.

The above descriptions of our employment agreements with our Named Executive Officers are summaries and are qualified by reference to the copies of such agreements that have been filed as exhibits to our SEC filings as follows:

•	With respect to Messrs. Powell Brown and Barrett Brown, Exhibit 10.2 to Form 10-Q for the quarter ended September 30, 2014;

•	With respect to Mr. Hearn, Exhibit 10.1 to Form 10-Q for the quarter ended March 31, 2025;

•	With respect to Mr. Watts, Exhibit 10.2 to Form 10-Q for the quarter ended March 31, 2014 and

•	With respect to Mr. Walker, Exhibit 10.1 to Form 10-Q for the quarter ended March 31, 2013.

Hedging and Pledging Policies; Stock Ownership Requirements; Clawback Policy

The Board has adopted policies prohibiting the hedging (as defined below) of our stock by directors, executive officers and other Board-appointed officers and prohibiting the pledging of our stock by directors, as well as prohibiting the pledging of our stock held pursuant to our stock ownership requirements by our executive officers and other members of our Senior Leadership Team. For the purposes of this policy, “hedging” includes prepaid variable forward contracts, equity swaps, collars, exchange funds, engaging in short sales of Company stock and engaging in hedging transactions in publicly traded options that are based on the trading price of Company stock, such as puts, calls and other derivative securities.

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COMPENSATION DISCUSSION AND ANALYSIS

Our stock ownership requirements provide that members of the Company’s Senior Leadership Team must accumulate Company stock valued at the following multiples of their base salaries within three years of hire or promotion, and retain such stock until retirement, separation from employment or removal from one of the categories set forth below:

STOCK OWNERSHIP GUIDELINES - NAMED EXECUTIVE OFFICER COMPLIANCE AS OF DECEMBER 31, 2025

217x
6x
19x
3x
114x
3x
3x
3x
J. Powell Brown
R. Andrew Watts
P. Barrett Brown
Stephen P. Hearn(1)
Chris L. Walker
Actual Ownership(2)
Ownership Requirement(3)

(1)	Stephen P. Hearn has been a member of the Company’s Senior Leadership Team for fewer than three years and has not yet accumulated Company stock valued at the required multiple of his base salary.

(2)

Ownership levels include: (i) shares owned directly or indirectly, excluding shares owned by immediate family members as to which beneficial ownership is disclaimed; (ii) unvested PSP shares that have met the applicable performance conditions under the applicable award agreements and (iii) unvested 2010 SIP and 2019 SIP shares or units that (a) are subject to a time-based-only vesting condition or (b) have met the applicable performance conditions under the applicable award agreements. For Messrs. Powell Brown and Barrett Brown, ownership levels exclude 1,827,556 shares held by the James Hyatt Brown Nongrantor Charitable Lead Annuity Trust, of which each of them is a trustee and a remainder beneficiary.

(3)

The ownership requirements are as follows: Chief Executive Officer – six times base salary; Senior Leadership Team members who are “executive officers” pursuant to Rule 3b-7 of the Securities Exchange Act of 1934 – three times base salary and Senior Leadership Team members who are not “executive officers” pursuant to Rule 3b-7 of the Securities Exchange Act of 1934 – one times base salary.

In addition, each non-employee director is required to accumulate Brown & Brown common stock valued at least five times the current annual cash retainer within five years of joining the Board.

On average, each of our non-employee directors owns Brown & Brown common stock valued at	34x the current annual cash retainer as of December 31, 2025.

We have a Policy Regarding the Mandatory Recovery of Compensation (the “Clawback Policy”), which requires the Compensation Committee, subject to certain narrow exceptions permitted by the NYSE listing standards, to recover from current and former Section 16 officers erroneously awarded compensation in the event of a restatement of our financial statements due to material noncompliance with federal securities laws. Incentive-based compensation that was “received” during the three completed fiscal years preceding the restatement is subject to recoupment. A copy of the Clawback Policy was filed as an exhibit to our Annual Report on Form 10-K for fiscal 2023.

50 | BROWN & BROWN, INC.

The following table sets forth the compensation received by our Named Executive Officers for services rendered to us in such capacity for the years ended December 31, 2025, 2024 and 2023.

Summary Compensation Table 2023-2025

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

J. Powell Brown Chief Executive Officer and President	2025	1,250,000	1,000,000	2,958,773	3,048,000	384,315	8,641,088
	2024	1,240,385	—	2,952,920	7,136,000	349,472	11,678,777
	2023	1,000,000	—	2,941,861	5,500,000	344,884	9,786,745

R. Andrew Watts Chief Financial Officer Executive Vice President and Treasurer	2025	800,000	750,000	1,282,054	813,000	95,973	3,741,027
	2024	794,231	—	1,279,571	1,903,000	86,284	4,063,086
	2023	648,077	—	980,620	1,559,000	81,161	3,268,858

P. Barrett Brown Executive Vice President	2025	1,000,000	500,000	690,277	1,248,000	56,777	3,495,054
	2024	992,308	—	688,987	2,297,000	126,616	4,104,911
	2023	800,000	—	490,253	2,100,000	47,475	3,437,728

Stephen P. Hearn(3) Executive Vice President; Chief Operating Officer and President – Retail Segment	2025	720,932	506,749	1,520,329	1,103,193	123,866	3,975,069

Chris L. Walker Executive Vice President and Chairman – Specialty Distribution Segment	2025	900,000	400,000	887,610	1,138,000	70,425	3,396,035
	2024	896,154	—	1,082,883	2,665,000	40,064	4,684,101
	2023	800,000	300,000	490,253	1,834,000	30,233	3,454,486

(1)

Amounts shown under the “Stock Awards” column reflect the aggregate grant date fair value of awards computed in accordance with Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”) with respect to stock granted under the 2019 SIP to our Named Executive Officers rather than the dollar amount recognized during the fiscal year for financial statement purposes. The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. See “Compensation Discussion and Analysis” and the “Outstanding Equity Awards at Fiscal Year-End – 2025” table for information with respect to stock granted under the PSP, the 2010 SIP and the 2019 SIP prior to 2025. For awards that are performance based, the indicated grant date fair value amounts assume that the target level of performance will be achieved.

Amounts shown under the “Stock Awards” column include the aggregate grant date fair value of all awards. For 2023, 2024 and 2025, a portion of the shares granted to each Named Executive Officer were either PSAs or PSUs, and portion of the shares granted to each Named Executive Officer were either RSAs or RSUs. Assuming the highest level of performance conditions will be achieved for the PSAs and PSUs in this column (200% for 2023, 2024 and 2025), the grant date fair value for each Named Executive Officer, including both PSAs or PSUs, as applicable, and RSAs or RSUs, as applicable, would be as follows:

Name	Fiscal Year	Maximum Value ($)	Fiscal Year	Maximum Value ($)	Fiscal Year	Maximum Value ($)

J. Powell Brown	2023	5,133,724	2024	5,155,842	2025	5,167,636

R. Andrew Watts	2023	1,711,241	2024	2,234,170	2025	2,239,145

P. Barrett Brown	2023	855,536	2024	1,203,002	2025	1,205,617

Stephen P. Hearn	2023	—	2024	—	2025	2,655,641

Chris L. Walker	2023	855,536	2024	1,890,795	2025	1,550,236

(2)	These dollar amounts include the items identified in the table titled “All Other Compensation Table – 2025.”

(3)

Mr. Hearn’s salary and other compensation are paid in GBP. The amounts shown represent the approximate dollar value of each amount shown converted from GBP to U.S. dollars at the exchange rate on December 31, 2025.

BROWN & BROWN, INC. | 51

EXECUTIVE COMPENSATION TABLES

All Other Compensation Table 2023-2025

Name	Year	Perquisites and Other Personal Benefits ($)(1)		Insurance Commissions ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)	Cash Dividends and Dividend Equivalents ($)(3)	Other ($)		Total ($)

J. Powell Brown	2025	25,130	(4)	—	14,000	345,185	—		384,315

	2024	17,344		—	13,800	318,328	—		349,472

	2023	5,908		59	13,200	289,170	36,267	(5)	344,884

R. Andrew Watts	2025	22,435	(6)	2,997	14,000	56,541	—		95,973

	2024	17,214		2,458	13,800	52,812	—		86,284

	2023	16,675		2,616	13,200	48,670	—		81,161

P. Barrett Brown	2025	1,123		—	14,000	41,654	—		56,777

	2024	—		—	13,800	38,596	74,220	(7)	126,616

	2023	—		—	13,200	34,275	—		47,475

Stephen P. Hearn(8)	2025	5,000		—	—	1,532	117,334	(9)	123,866

Chris L. Walker	2025	37,207	(10)	—	—	33,218	—		70,425

	2024	12,485		—	—	27,577	—		40,064

	2023	4,736		—	—	25,497	—		30,233

(1)	For additional information about these perquisites and other personal benefits, see “Compensation Discussion and Analysis – Other Compensation.”

(2)	These amounts include amounts earned by the Company and reimbursed to these employees for personal lines insurance purchased by these employees through the Company or its subsidiaries.

(3)	These amounts represent cash dividends and dividend equivalents paid on granted PSP, 2010 SIP and 2019 SIP shares for which conditions of vesting other than time-based conditions have been satisfied.

(4)	Amount represents reimbursement of $20,130 of certain car service expenses and $5,000 paid by the Company for personal cybersecurity monitoring and support.

(5)

Amount represents costs associated with the temporary relocation of Mr. Powell Brown to London, England from July 2023 to September 2023, including approximately $30,279 for housing costs and $5,988 for airline fare costs.

(6)	Amount represents $17,435 paid by the Company for certain financial and tax planning services and $5,000 paid by the Company for personal cybersecurity monitoring and support.

(7)

Amount represents costs associated with the temporary relocation of Mr. Barrett Brown and his family to London, England from May 2024 to August 2024, including approximately $74,219 for housing costs (which amount was converted from GBP to U.S. dollars at the exchange rate on December 31, 2024); $9,176 for transportation costs, including car service and rental cars; and $39,068 for airline fare costs.

(8)

Certain amounts are paid to Mr. Hearn in GBP. The amounts shown represent the applicable amount paid or reimbursed in U.S. dollars, or the approximate dollar value of each amount shown converted from GBP to U.S. dollars at the exchange rate on December 31, 2025.

(9)

Amount represents $72,089 paid to Mr. Hearn as an allowance in lieu of a Company contribution to a UK pension scheme, $20,245 paid by the Company for visa-related costs for Mr. Hearn, including legal expenses, and $25,000 paid to Mr. Hearn for his service as a non-employee director until his resignation from the Company’s Board of Directors, effective as of February 23, 2025.

(10)

Amount represents reimbursement of $4,639 for certain club membership dues, $22,069 for the cost associated with Mr. Walker’s spouse’s attendance at Company-related events, including the Company’s annual sales conclave, and $10,500 for personal cybersecurity monitoring and support for Mr. Walker and his spouse.

52 | BROWN & BROWN, INC.

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in Fiscal 2025

The following table provides information about the range of possible annual incentive cash payouts in respect of 2025 performance, the range of shares that may be earned pursuant to the stock grants made to our Named Executive Officers under our 2019 SIP in 2025 and the grant date fair value of these stock grants computed under Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)(3)	Target ($)		Maximum ($)(4)		Threshold (#)	Target (#)	Maximum (#)

J. Powell Brown	2/24/25	0	3,750,000		7,500,000

	2/24/25						0	20,141	40,282	2,208,863

	2/24/25						—	6,713	6,713	749,909

R. Andrew Watts	2/24/25	0	1,000,000		2,000,000

	2/24/25						0	8,727	17,454	957,090

	2/24/25						—	2,909	2,909	324,964

P. Barrett Brown	2/24/25	0	1,800,000		3,600,000

	2/24/25						0	4,699	9,398	515,339

	2/24/25						—	1,566	1,566	174,938

Stephen P. Hearn(6)	3/3/25	0	1,356,370	(7)	2,712,740	(7)

	3/3/25						0	9,746	19,492	1,135,312

	3/3/25						—	3,248	3,248	385,018

Chris L. Walker	2/24/25	0	1,400,000		2,800,000

	2/24/25						0	6,042	12,084	662,626

	2/24/25						—	2,014	2,014	224,984

(1)	For additional information related to the annual cash incentive awards, including performance targets and measures, see “Compensation Discussion and Analysis.”

(2)

The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned pursuant to the stock awards granted under our 2019 SIP in 2025. For additional information related to these grants, see “Compensation Discussion and Analysis.”

(3)	For additional information related to the annual cash incentive awards, including performance targets and measures, see “Compensation Discussion and Analysis.”

(4)	For additional information related to the annual cash incentive awards, including performance targets and measures, see “Compensation Discussion and Analysis.”

(5)

The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair value of the shares granted to our Named Executive Officers under our 2019 SIP in 2025. The grant date fair value of the awards is determined under Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”) and represents the amount we would expense in our financial statements over the vesting schedule for the grants. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the grantees.

(6)	Mr. Hearn’s annual cash incentive is paid in GBP. The amounts represent the approximate dollar value of each amount shown converted from GBP to U.S. dollars at the exchange rate on December 31, 2025.

(7)

Mr. Hearn was hired as Executive Vice President and Chief Operating Officer, effective March 3, 2025, and was appointed to the additional role of President of the Retail Segment, effective October 17, 2025. Mr. Hearn’s 2025 cash incentive is pro-rated for time employed in 2025, pursuant to the Service Agreement, dated February 23, 2025, by and between the Company and Mr. Hearn. Amounts shown represent his cash incentive after pro-ration.

BROWN & BROWN, INC. | 53

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End – 2025

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

J. Powell Brown	—	—	—	—	—	7/21/2009	32,000	(3)	2,550,400

						7/21/2009	299,264	(4)	23,851,341

						2/23/2021	16,240	(5)	1,294,328

						2/23/2021	97,444	(6)	7,766,287

						2/21/2022	11,339	(7)	903,718

						2/21/2022	68,036	(8)	5,422,469

						2/20/2023	13,005	(9)	1,036,499

						2/19/2024	9,070	(10)	722,879

						2/24/2025	6,713	(11)	535,026

						2/20/2023				78,030	(12)	6,218,991

						2/19/2024				54,420	(13)	4,337,274

						2/24/2025				20,141	(14)	1,605,238

R. Andrew Watts	—	—	—	—	—	2/23/2021	4,601	(5)	366,700

						2/23/2021	27,608	(6)	2,200,358

						1/1/2022	28,457	(15)	2,268,023

						2/21/2022	2,645	(7)	210,807

						2/21/2022	15,847	(8)	1,265,158

						2/20/2023	4,335	(9)	345,500

						2/19/2024	3,930	(10)	313,221

						2/24/2025	2,909	(11)	231,847

						2/20/2023				26,010	(12)	2,072,997

						2/19/2024				23,582	(13)	1,879,485

						2/24/2025				8,727	(14)	695,542

P. Barrett Brown	—	—	—	—	—	2/23/2021	2,706	(5)	215,668

						2/23/2021	16,240	(6)	1,294,328

						1/1/2022	28,457	(15)	2,268,023

						2/21/2022	1,889	(7)	150,553

						2/21/2022	11,338	(8)	903,639

						2/20/2023	2,167	(9)	172,710

						2/19/2024	2,116	(10)	168,645

						2/24/2025	1,566	(11)	124,810

						2/20/2023				13,004	(12)	1,036,419

						2/19/2024				12,698	(13)	1,012,031

						2/24/2025				4,699	(14)	374,510

54 | BROWN & BROWN, INC.

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Stephen P. Hearn	—	—	—	—	—	3/3/2025	3,248	(16)	258,866

						3/3/2025				9,746	(17)	776,756

Chris L. Walker	—	—	—	—	—	2/23/2021	2,706	(5)	215,668

						2/23/2021	3,248	(6)	258,866

						1/1/2022	28,457	(18)	2,268,023

						2/21/2022	1,889	(19)	150,553

						2/21/2022	11,338	(20)	903,639

						2/20/2023	2,167	(21)	172,710

						2/19/2024	1,814	(22)	144,576

						3/20/2024	1,462	(23)	116,521

						2/24/2025	2,014	(24)	160,516

						2/20/2023				13,004	(25)	1,036,419

						2/19/2024				10,884	(26)	867,455

						3/20/2024				8,772	(27)	699,128

						2/24/2025				6,042	(28)	481,547

(1)	The market value shown was determined by multiplying the number of shares or units of stock that have not vested by $79.70, the closing market price of our common stock on December 31, 2025.

(2)	The market value shown was determined by multiplying the number of unearned stock shares or units by $79.70, the closing market price of our common stock on December 31, 2025.

(3)

These PSAs will vest on July 21, 2029, the 20th anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death or disability, or in the event of (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of Mr. Hyatt Brown and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by Mr. Hyatt Brown prior to his death.

(4)

These PSAs will vest on July 21, 2029, the 20th anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death or disability, or in the event of (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of Mr. Hyatt Brown and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by Mr. Hyatt Brown prior to his death.

(5)	These RSAs vested on February 23, 2026, the fifth anniversary of the grant date.

(6)	These PSAs vested on February 23, 2026, the fifth anniversary of the grant date.

(7)

These RSAs will vest on February 21, 2027, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(8)

These earned PSAs will vest on February 21, 2027, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(9)

These RSAs will vest on February 19, 2028, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(10)

These RSAs will vest on February 20, 2029, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(11)

These RSAs will vest on February 24, 2030, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

BROWN & BROWN, INC. | 55

EXECUTIVE COMPENSATION TABLES

(12)

The amount shown represents the maximum number of PSAs that could have been earned during the three-year performance period of January 1, 2023, to December 31, 2025. The actual number of PSAs earned could have been between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. In February 2025, the Compensation Committee determined the Average Organic Revenue Growth and Adjusted EPS during the performance period was above the maximum performance levels, resulting in a payout percentage of 200% of the target. These earned PSAs will vest on February 20, 2028, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(13)

The amount shown represents the maximum number of PSAs that can be earned during the three-year performance period of January 1, 2024, to December 31, 2026. The actual number of PSAs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2024 and 2025 was above target on a combined basis but the results could change during the remaining year of the performance period. Earned PSAs will vest on February 19, 2029, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(14)

The amount shown represents the target number of PSAs that can be earned during the three-year performance period of January 1, 2025, to December 31, 2027. The actual number of PSAs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2025 was above threshold and below target, but the results could change during the remaining two years of the performance period. Earned PSAs will vest on February 24, 2030, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(15)

These RSAs will vest in increments of 25%, 25% and 50% on July 1, 2027, July 1, 2028 and July 1, 2029, respectively, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(16)

These RSUs will vest on March 3, 2030, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(17)

The amount shown represents the target number of PSUs that can be earned during the three-year performance period of January 1, 2025, to December 31, 2027. The actual number of PSUs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2025 was above threshold and below target, but the results could change during the remaining two years of the performance period. Earned PSUs will vest on March 3, 2030, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of the attainment of age 64, death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company.

(18)

These RSUs will be awarded in five equal installments on the first five anniversaries of the date of grant and, once awarded, will vest in increments of 25%, 25% and 50% on July 1, 2027, July 1, 2028 and July 1, 2029, respectively, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs on or before July 1, 2027, awarded RSUs will be paid in increments of 25% on the first year anniversary of retirement and 75% on the second anniversary of retirement, subject to Mr. Walker being in good standing with the Company as of the dates of such payments; and if Mr. Walker’s retirement occurs after July 1, 2027, awarded RSUs will be paid post-retirement on the remaining original scheduled vesting dates, subject to Mr. Walker being in good standing with the Company as of the dates of such payments.

(19)

These RSUs will vest on February 21, 2027, the fifth anniversary of the grant date, assuming continuous employment through such date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(20)

These earned PSUs will vest on February 21, 2027, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before these earned PSUs vest on February 21, 2027, these earned PSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(21)

These RSUs will vest on February 20, 2028, the fifth anniversary of the grant date, assuming continuous employment through such date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(22)

These RSUs will vest on February 19, 2029, the fifth anniversary of the grant date, assuming continuous employment through such date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(23)

These RSUs will vest on March 20, 2029, the fifth anniversary of the grant date, assuming continuous employment through such date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(24)

These will RSUs will vest on February 24, 2030, the fifth anniversary of the grant date, assuming continuous employment through such date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the RSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(25)

The amount shown represents the maximum number of PSUs that could have been earned during the three-year performance period of January 1, 2023, to December 31, 2025. The actual number of PSUs earned could have been between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. In February 2026, the Compensation Committee determined the Average Organic Revenue Growth and Adjusted EPS during the performance period was above the maximum performance levels, resulting in a payout percentage of 200% of the target. These PSUs will vest on February 20, 2028, the fifth anniversary of the grant date,

56 | BROWN & BROWN, INC.

EXECUTIVE COMPENSATION TABLES

assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before these PSUs vest on February 20, 2028, these PSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(26)

The amount shown represents the maximum number of PSUs that can be earned during the three-year performance period of January 1, 2024, to December 31, 2026. The actual number of PSUs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2024 and 2025 was above target on a combined basis but the results could change during the remaining year of the performance period. Earned PSUs will vest on February 19, 2029, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(27)

The amount shown represents the maximum number of PSUs that can be earned during the three-year performance period of January 1, 2024, to December 31, 2026. The actual number of PSUs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2024 and 2025 was above target on a combined basis but the results could change during the remaining year of the performance period. Earned PSUs will vest on March 20, 2029, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

(28)

The amount shown represents the target number of PSUs that can be earned during the three-year performance period of January 1, 2025, to December 31, 2027. The actual number of PSUs earned will be between 0% and 200% of target based on the Average Organic Revenue Growth and Adjusted EPS during the performance period, as set forth in the applicable award agreements and as determined by the Compensation Committee. Performance for 2025 was above threshold and below target, but the results could change during the remaining two years of the performance period. Earned PSUs will vest on February 24, 2030, the fifth anniversary of the grant date, assuming continuous employment through such vesting date, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. If Mr. Walker’s retirement occurs before the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the second anniversary of his retirement, subject to Mr. Walker being in good standing with the Company as of the date of such payment; and if Mr. Walker’s retirement occurs after the third anniversary of the date of grant, the PSUs that become awarded PSUs will be paid to Mr. Walker on the fifth anniversary of the date of grant, subject to Mr. Walker being in good standing with the Company as of the date of such payment.

BROWN & BROWN, INC. | 57

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested – 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

J. Powell Brown	—	—	108,224	12,083,210

R. Andrew Watts	—	—	25,251	2,819,274

P. Barrett Brown	—	—	18,036	2,013,719

Stephen P. Hearn	—	—	—	—

Chris L. Walker	—	—	8,916	995,666

(1)

The value realized upon the vesting of stock awards is the number of shares multiplied by the market value (being the closing market price as of the previous trading day) of the underlying shares on the vesting date. The value realized was determined without considering any taxes that were owed upon vesting.

Nonqualified Deferred Compensation at Fiscal Year-End – 2025

Name	Executive Contributions in 2025(1) $	Registrant Contributions in 2025 $	Aggregate Earnings in 2025 $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at 12/31/2025 $

J. Powell Brown	1,784,000	—	1,640,383	—	14,100,564

R. Andrew Watts	928,550	—	531,318	—	4,265,945

P. Barrett Brown	—	—	—	—	—

Stephen P. Hearn	—	—	—	—	—

Chris L. Walker	180,000	—	96,841	—	1,117,791

(1)	In each instance, the indicated executive contribution is included in the amounts reported for that Named Executive Officer in the Summary Compensation Table for 2025.

Potential Payments Upon Termination or Change in Control – 2025

Name	Benefit(1)	Before Change in Control Termination w/o Cause Resignation for Good Reason ($)	After Change in Control Termination w/o Cause or Resignation for Good Reason ($)(2)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)

J. Powell Brown	PSP	—	—	—	2,550,400	2,550,400	3,805,209	(3)

	2010 SIP		—	—	23,851,341	23,851,341	23,851,341	(4)

	2019 SIP		29,495,695	—	22,389,129	22,389,129	—

R. Andrew Watts	PSP	—	—	—	—	—	—

	2010 SIP	—	—	—	—	—	—

	2019 SIP	—	11,699,243	—	8,948,021	8,948,021	—

P. Barrett Brown	PSP	—	—	—	—	—	—

	2010 SIP	—	—	—	—	—	—

	2019 SIP	—	7,640,361	—	6,201,059	6,201,059	—

Stephen P. Hearn	PSP	—	—	—	—	—	—

	2010 SIP	—	—	—	—	—	—

	2019 SIP	—	1,035,622	—	474,631	474,631	—

Chris L. Walker	PSP	—	—	—	—	—	—

	2010 SIP	—	—	—		—	—

	2019 SIP	—	7,350,253	—	5,492,933	5,492,933	—

58 | BROWN & BROWN, INC.

EXECUTIVE COMPENSATION TABLES

(1)

All figures shown for the value of stock granted under the PSP, 2010 SIP and 2019 SIP that would vest upon death, disability or following a change in control are calculated based on the assumption that the triggering event(s) for such vesting took place on December 31, 2025, the last business day of the Company’s last completed fiscal year, and that the price per share of our common stock is $79.70, the closing market price as of that date. Other than the amounts shown in the column captioned “Change in Control” payable under the PSP, the figures shown in this table do not reflect the impact of the excise tax under Sections 280G and 4999 of the Internal Revenue Code, which may effectively reduce the amounts of change-in-control payments that a Named Executive Officer may receive, and do not reflect the assignment of any value to non-competition and other restrictive covenants or determinations of reasonable compensation that may reduce the amounts of change-in-control payments subject to the excise tax. For more detailed information concerning the change-in-control provisions of the PSP, the 2010 SIP and the 2019 SIP, see “Compensation Discussion and Analysis – Payments Upon Termination or Change in Control.” All figures shown in this table would be paid in lump-sum payments by us in accordance with the applicable grant agreements.

(2)

The figures shown in this column were determined as follows: (a) for all grants, except those performance-based restricted stock grants in or after February 2023, the amount contemplates 100% of all unvested restricted stock grants granted pursuant to such 2019 SIP grant agreements, and (b) for those performance-based restricted stock grants in or after February 2023, the amount contemplates the greater of: (i) 100% of such unvested restricted stock grants or (ii) the estimated percentage of unvested restricted stock grants determined in accordance with the applicable performance schedule based upon the actual level of achievement (up to the applicable maximum level of achievement and assuming the applicable performance level is adjusted, pursuant to the Compensation Committee’s exercise of its discretion, from the first day of the performance period to December 31, 2025, the date on which the Transfer of Control occurs, as follows: (w) in 2022, to exclude the positive impact of the decrease in expense we recognized related to a legal judgment entered into against the Company in 2020; (w) in 2022 and 2023, to exclude the negative impact of GRP et al. Acquisition/Integration Costs; (x) in 2023, to exclude the negative impact of the 1Q23 Nonrecurring Cost (y) in 2023 and 2024, to exclude the positive impact of the gain on disposal associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023 and (z) in 2025, to exclude the impact of Accession Acquisition/Integration Costs, the pre-tax impact of the interest expense associated with the Company’s senior notes issuance in June 2025 in connection with the acquisition of Accession, the impact of the interest income earned from the proceeds of the Company’s follow-on common stock offering and senior notes issuance in June 2025, held in preparation for the closing of the acquisition of Accession, the impact of Accession’s pre-tax income for the five-month period beginning August 1, 2025 and ended December 31, 2025, and the weighted average impact of the incremental shares of our common stock issued in connection with the Company’s follow-on common stock offering in June 2025 and the incremental shares of our common stock issued to certain of Accession’s selling shareholders.

(3)

These figures represent amounts that would be paid pursuant to the terms of the PSP in the event of a change in control as defined in the PSP and include the following excise tax gross-up amount to be paid by the Company on PSP shares on behalf of the participant in the event of change in control: Mr. Powell Brown – $1,254,809. The excise tax gross-up amount has been calculated assuming the excise tax rate of 20% multiplied by the excess of the value of the change-in-control payments over the executive’s average W-2 earnings for the last five calendar years, and assuming a blended effective tax rate of approximately 40%. However, the excise tax gross-up is only applicable if the sum of all payments equals or exceeds three times the executive’s average W-2 earnings for the past five calendar years. Further, the excise tax gross-up assumes no value is assigned to non-competition and other restrictive covenants or determination of reasonable compensation that may apply to the participant. Such excise tax gross-up amounts also assume a change in control date of December 31, 2025, at our closing market price of $79.70 as of that date. The excise tax gross-up provision is a legacy provision that applies only to awards that were granted under the PSP prior to its suspension in 2010 and does not apply to awards under the 2010 SIP or the 2019 SIP. No new agreements that contain excise tax gross-up provisions have been entered into, and no previous agreements containing such legacy provisions have been materially amended.

(4)

This amount would be paid pursuant to that certain grant under our 2010 SIP made on April 29, 2010 for 374,080 shares. This grant replaced 374,080 shares granted under our PSP on July 21, 2009, which had inadvertently exceeded the maximum number of shares permitted to be awarded in a particular calendar year. In order to assure achievement of the full intent of the original PSP grant, the replacement grant under the 2010 SIP has identical performance-based and other vesting conditions, including those associated with a change in control, to the original PSP grant.

BROWN & BROWN, INC. | 59

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Powell Brown, our President and Chief Executive Officer:

Chief Executive Officer Pay Ratio

For 2025, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company, other than Mr. Powell Brown, was $74,010 and

•	the annual total compensation of Mr. Powell Brown, as reported in the Summary Compensation Table, was $8,641,088.

•

Based on this information, for 2025, the ratio of the annual total compensation of Mr. Powell Brown to the median of the annual total compensation of all employees, other than Mr. Powell Brown, was 117 to 1.

Methodology

To identify the median of the annual total compensation of all our employees, other than Mr. Powell Brown, as well as to determine the annual total compensation of our median employee and Mr. Powell Brown, we took the following steps:

1.

Our median employee for 2023 experienced anomalous compensation characteristics. Because we believe that during 2025 there was no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure for 2025, in accordance with SEC rules, we substituted a new median employee for 2024 and 2025 with substantially similar 2023 compensation as our original median employee using the same consistently applied compensation measure originally used to identify the median employee.

2.

We determined that, as of December 22, 2023, the last day of our last regular pay period of 2023, our employee population consisted of approximately 16,781 full-time, part-time, seasonal and temporary employees, with 12,719 of these individuals located in the United States, one of these individuals located in Australia, nine of these individuals located in Belgium, 13 of these individuals located in Bermuda, 308 of these individuals located in Canada, two of these individuals located in the Cayman Islands, seven of these individuals located in France, six of these individuals located in Germany, eight of these individuals located in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), 10 of these individuals located in Italy, 18 of these individuals located in Malaysia, eight of these individuals located in the Netherlands, 236 of these individuals located in the Republic of Ireland, two of these individuals located in Singapore, one of these individuals located in Spain, six of these individuals located in the United Arab Emirates and 3,427 of these individuals located in the United Kingdom.

3.

As permitted by SEC rules, we chose to exclude: (a) 394 individuals who became our employees in October 2023 in connection with our acquisition of Kentro Capital Limited (“Kentro”), which included all of the employees located in Australia, France, Germany, Hong Kong, Malaysia, the Netherlands, Singapore, Spain and the United Arab Emirates, as well as four employees located in Italy, 283 employees located in the United Kingdom and 50 employees located in the United States; (b) 62 individuals located in the United Kingdom who became our employees in October 2023 in connection with our acquisition of Berkeley Insurance Group; (c) 26 individuals located in the United States who became our employees in December 2023 in connection with our acquisition of ABS Risk, LLC and its affiliate, ABS Operations, LLC and (d) all of the employees located in Belgium, Bermuda, Cayman Islands, the Republic of Ireland as well as six employees located in the Italy (which together with the excluded Kentro employees located in Italy described in the preceding clause comprise all of the employees located in Italy) from the determination of the “median employee” because they account for less than 5% of our total employees. Our employee population, after taking into consideration these adjustments, consisted of approximately 16,033 individuals.

60 | BROWN & BROWN, INC.

PAY RATIO

4.

To identify the “median employee” from our employee population, we compared the amount of compensation of our employees as reflected in our payroll records as reported for 2023 to the Internal Revenue Service in the United States on Form W-2, to the Canada Revenue Agency in Canada on T4 and to HM Revenue and Customs in the United Kingdom on P60. In making this determination, we annualized the compensation of approximately 3,184 permanent employees (full-time and part-time) who were hired in 2023 but did not work for us for the entire fiscal year. Since we do not widely distribute annual equity awards to our employees, the grant date fair values of such awards were excluded from our compensation measure. Fewer than 10% of our employees receive annual equity awards.

5.

We identified our median employee, as well as our substitute median employee, as of December 22, 2023, using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

6.

Once we identified our substitute median employee, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $74,010. The difference between such employee’s annual total compensation and such employee’s Form W-2 compensation represents (a) $1,310 in pre-tax contributions made by such employee in connection with certain Company-sponsored benefit plans; and (b) a decrease of $1,700 in the performance-based bonus paid to such employee in January 2026 for service in 2025 as compared to the performance-based bonus paid to such employee in January 2025 for service in 2024.

7.	With respect to the annual total compensation of Mr. Powell Brown, we used the amount reported in the “Total” column of the Summary Compensation Table.

BROWN & BROWN, INC. | 61

In acc
ordan
ce with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the
SEC-defined
“Compensation Actually Paid” (“CAP”). Also required by SEC’s PVP rules, this section compares CAP to various measures used to gauge our performance.
Our compensation decisions are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures described under “Compensation Discussion and Analysis,” not in replacement.
Pay Versus P
erform
ance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	Organic Revenue growth (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2025	8,641,088	(6,030,535)	3,651,796	1,773,317	$174	$184	$1,067	2.8%

2024	11,678,777	39,126,284	4,018,493	8,443,857	$221	$195	$1,002	10.4%

2023	9,786,745	23,865,891	3,272,317	5,477,863	$153	$160	$871	10.3%

2022	6,741,633	(5,295,763)	4,728,133	2,800,269	$122	$145	$672	8.1%

2021	9,201,035	32,778,563	3,508,148	6,939,244	$149	$141	$587	10.4%

(1)
The Compensation Actually Paid to J. Powell Brown, President and Chief Executive Officer of the Company, for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, is calculated, as follows:

Year	Reported summary compensation table total for CEO ($) (a)	Reported value of equity awards ($) (b)	Equity award adjustments ($) (c)*	Reported change in the actuarial present value of pension benefits ($) (d)	Pension benefit adjustments ($) (e)	Compensation actually paid to CEO ($) (a - b + c - d + e)

2025	8,641,088	2,958,773	(11,712,850)	—	—	(6,030,535)

2024	11,678,777	2,952,920	30,400,427	—	—	39,126,284

2023	9,786,745	2,941,861	17,021,007	—	—	23,865,891

2022	6,741,633	2,953,648	(9,083,748)	—	—	(5,295,763)

2021	9,201,035	2,940,017	26,517,545	—	—	32,778,563

 | BROWN &
BROWN
, INC.

PAY VERSUS PERFORMANCE

*	The equity award adjustments shown in this column are calculated as follows:

Year	Year end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)

2025	2,117,469	(14,872,517)	—	1,042,197	—	—	(11,712,850)

2024	6,477,250	22,365,920	—	1,557,257	—	—	30,400,427

2023	6,473,499	10,621,261	—	(73,753)	—	—	17,021,007

2022	2,506,468	(10,904,630)	—	(685,586)	—	—	(9,083,748)

2021	7,989,712	18,728,632	—	(200,798)	—	—	26,517,545

(2)
The average Compensation Actually Paid to our Named Executive Officers, other than J. Powell Brown, President and Chief Executive Officer of the Company, for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, is calculated, as follows.

Year	Average reported summary compensation table total for non-CEO NEOs ($) (a)	Average reported value of equity awards ($) (b)	Average equity award adjustments ($) (c)*	Average reported change in the actuarial present value of pension benefits ($) (d)	Average pension benefit adjustments ($) (e)	Average compensation actually paid to non-CEO NEOs ($) (a - b + c - d + e)

2025	3,651,796	1,095,068	(783,412)	—	—	1,773,317

2024	4,018,493	885,885	5,311,249	—	—	8,443,857

2023	3,272,317	612,845	2,818,391	—	—	5,477,863

2022	4,728,133	2,541,365	613,501	—	—	2,800,269

2021	3,508,148	575,709	4,006,805	—	—	6,939,244

*	The equity award adjustments shown in this column are calculated as follows:

Year	Average year end fair value of equity awards granted during the year ($)	Average year over year change in fair value of outstanding and unvested equity awards ($)	Average fair value as of vesting date of equity awards granted and vested in the year ($)	Average year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Average fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Average total equity award adjustments ($)

2025	767,833	(1,676,973)	—	125,727	—	—	(783,412)

2024	1,934,274	3,046,026	—	330,949	—	—	5,311,249

2023	1,348,566	1,483,272	—	(13,447)	—	—	2,818,391

2022	2,080,633	(1,255,815)	—	(211,317)	—	—	613,501

2021	1,564,556	2,529,319	—	(87,070)	—	—	4,006,805

(3)	Peer average among Arthur J. Gallagher & Co, Aon plc, Marsh & McLennan Companies and Willis Towers Watson Public Limited Company.
(4)	See Annex A for additional information regarding Organic Revenue growth, which is a non-GAAP financial measure, including a reconciliation to the most closely comparable GAAP financial measure.

BROWN &
BROWN
, INC. |

PAY VERSUS PERFORMANCE

Relationship between Pay and Performance
In accordance with the SEC’s PVP rules, we are providing the following graphs showing the relationships between information presented in the PVP table. Equity awards constitute a significant portion of compensation for our NEOs, and as a result, CAP will vary based on year-over-year changes in our stock price resulting in appreciation or depreciation in the value of equity awards granted to our NEOs. The value of equity awards will not be realized by the NEOs before any applicable performance goals are satisfied and the awards vest. The ultimate value of such awards is subject to changes in the stock price.
RELATIONSHIP BETWEEN CAP, AND NET INCOME AND ORGANIC REVENUE GROWTH
The graph below reflects the relationship between the CEO and average
Non-CEO
NEO CAP, the Company’s net income and the Company’s Organic Revenue growth for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021:

RELATIONSHIP BETWEEN CAP, AND COMPANY TOTAL SHAREHOLDER RETURN AND PEER GROUP TOTAL SHAREHOLDER RETURN
The graphs below reflect the relationship between the CEO and average
Non-CEO
NEO CAP, the Company’s total shareholder return (assuming an initial fixed investment of $100) and the peer group’s total shareholder return (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021:

 | BROWN & BROWN, INC.

PAY VERSUS PERFORMANCE

List of Most Important Financial Performance Measures
In accordance with the SEC’s PVP rules, the following tabular list sets forth the financial performance
measure
s the Company has determined are the most important financial performance measures used to link compensation actually paid to Company performance during the last fiscal year:

Financial Performance Measure

Organic Revenue (1) growth

Adjusted EBITDAC Margin (1)

Adjusted EPS (1)

Total Share Price Return (2)

(1)	For additional information related to how we link our executive compensation programs to Adjusted EBITDAC Margin, Organic Revenue growth and Adjusted EPS, see “Compensation Discussion and Analysis.”

(2)
Total Share Price Return was included as one of the metrics tied to the payouts for the special long-term performance-based equity incentive awards granted in March 2026. For additional information related to how we link our executive compensation programs to Total Share Price Return, see “Compensation Discussion and Analysis.”

BROWN & BROWN, INC. |

PAY VERSUS PERFORMANCE

PROPOSAL 4: AN AMENDMENT TO 2019 SIP TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE AND EXTEND THE TERM

On March 23, 2026, the Compensation Committee approved, pursuant to approval by the Board of Directors, an amendment to the 2019 SIP, which provides for a 6,900,000 share increase in the aggregate number of shares of the Company’s common stock that may be subject to future awards under the 2019 SIP, subject to shareholder approval. Therefore, this amendment will not become effective if the shareholders do not approve it.

The Board believes the Company’s use of equity incentives is an integral part of our compensation program, and that grants of equity-based compensation are an essential factor in attracting and retaining effective and capable teammates who contribute to the growth and success of the Company. These grants also establish a direct link between the financial interests of our teammates and our shareholders.

If this amendment is approved by shareholders, the shares available for future awards will increase by 6,900,000 to 15,791,392 based on the 8,891,392 shares remaining available for grant under the 2019 SIP as of December 31, 2025.

In addition, if this amendment is approved by shareholders, then, unless sooner terminated in accordance with its terms, the 2019 SIP will terminate on May 6, 2036.

Vote Required; Board Recommendation

In order to pass, this Proposal 4 must receive the affirmative vote of a majority of the votes cast on the Proposal. The Board of Directors believes that the approval of Proposal 4 is in the best interests of the Company and its shareholders.

The Board unanimously recommends a vote “FOR” this proposal.

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Summary of Outstanding Awards under Our Equity Compensation Plans

A summary of the number of shares subject to outstanding awards under the 2019 SIP, 2010 SIP and the PSP as of December 31, 2025, is as follows:

Shares underlying unvested and vested stock options	0

Shares underlying unearned PSAs and PSUs(1)	2,871,739

Shares underlying earned unvested PSAs and PSUs(2)	2,339,325

Shares underlying unvested RSAs and RSUs	1,319,190

Total number of shares subject to outstanding awards(1) (2)	6,530,254

(1)

Of this amount, the payout for (a) 1,317,824 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (b) 1,943 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained.

(2)	The amount reflected in the table assumes all unearned PSAs and PSUs will vest at a target payout of 100%.

Shareholder-Friendly Features of the 2019 SIP

We endeavor to ensure that the design and administration of the 2019 SIP, including the amendment that is the subject of this proposal, drive long-term shareholder value and are consistent with the policies and limitations recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”). One of the most significant aspects of the ISS evaluation of the proposed available share increase is the projected cost or “shareholder value transfer” of the amended 2019 SIP relative to the Company’s market and industry peers. This shareholder value transfer evaluation takes into account all of the Company’s outstanding restricted stock awards under the 2019 SIP, 2010 SIP and the PSP, referred to as “overhang.” Under the ISS analysis, a high overhang increases the projected shareholder value transfer cost of the available shares under a plan like the 2019 SIP. As a result of the relatively lengthy service conditions that the Company has applied to performance-based awards granted under the PSP, the 2010 SIP and the 2019 SIP our overhang is significantly higher than it would be if we granted shares subject to shorter vesting periods or granted shares that become vested immediately upon satisfaction of performance conditions. Therefore, our emphasis on both pay-for-performance and long-term employee retention in the design of our restricted stock awards creates more “overhang” and therefore limits the number of additional shares we are able to propose to the shareholders within the policies recommended by ISS.

Shareholder-Friendly Plan Features and Grant Practices under the 2019 SIP

• “Double-trigger” change in control vesting provisions	• Cliff vesting on all awards subject to time-based vesting conditions, except in limited circumstances

• No excise tax gross-up provisions	• Majority of awards tied to both time-and performance-based vesting conditions

• No liberal share recycling of awards	• Lengthy service conditions on all awards that extend beyond measurement period for performance-based awards

• For awards with both time-and performance-based vesting conditions, dividends and voting rights entitlement only on shares that have achieved performance goals	• Performance-based vesting conditions tied to metrics that are aligned with long-term shareholder interests, including adjusted earnings per share and organic revenue growth

• Minimum vesting period of at least one year on all types of awards, except in limited circumstances	• No option repricing

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Shares Available for Future Grant

Based on the proposed shares to be available for grants under the 2019 SIP and the outstanding awards under the 2019 SIP, 2010 SIP and the PSP as of December 31, 2025, if the shareholders approve the amendment to the 2019 SIP, the number of shares subject to outstanding awards and available for future grants would be as follows:

Shares subject to outstanding awards under the 2019 SIP, 2010 SIP and PSP(1)	6,530,254

Shares available for future grants under the 2019 SIP(2)	15,791,392

Total shares	22,321,646

(1)

Of this amount, the payout for (a) 1,317,824 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (b) 1,943 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained. The amount reflected in the table is calculated assuming the maximum payout for all PSAs and PSUs.

(2)	Amount includes the 6,900,000-share increase in the aggregate number of shares that may be subject to future awards under the 2019 SIP contemplated by this amendment to the 2019 SIP.

Based on the 340,341,898 shares outstanding on December 31, 2025, this total number of shares subject to outstanding awards and available for future grants under the 2019 SIP, if the shareholders approve the amendment to the 2019 SIP, would be 6.22% of the fully diluted outstanding shares.

Calculation of our Average Burn Rate

The Company’s three-year average burn rate, based upon the total number of options, RSAs, RSUs, PSAs and PSUs granted, is shown below:

Year	Options Granted	RSAs and RSUs Granted	PSAs and PSUs Granted		Weighted Average Number of Common Shares Outstanding - Basic	Burn Rate

2025	0	215,043	761,851	(1)	313,231,278	0.31%

2024	0	249,952	1,154,634	(2)	285,455,942	0.49%

2023	0	235,738	1,323,088	(3)	283,932,610	0.55%

Three-year average burn rate						0.45%

(1)

Of this amount, the payout for 351,146 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained. The amount reflected in the table includes all PSAs and PSUs at a target payout of 100%.

(2)

Of this amount, the payout for 587,205 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained. The amount reflected in the table includes all PSAs and PSUs at a target payout of 100%.

(3)

Of this amount, the payout for (a) 615,575 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (b) 17,338 shares underlying PSAs and PSUs may be increased up to 120% of the target or decreased to zero, subject to the level of performance attained. The amount reflected in the table includes all PSAs and PSUs at a target payout of 100%.

However, the Company’s three-year average burn rate, taking into consideration only granted RSAs and RSUs and PSAs and PSUs for which the performance conditions have been satisfied (i.e., awarded PSAs and PSUs), is shown below:

Year	Options Granted	RSAs and RSUs Granted and PSAs and PSUs Awarded	Weighted Average Number of Common Shares Outstanding - Basic	Burn Rate

2025	0	1,281,882	313,231,278	0.41%

2024	0	1,478,627	285,455,942	0.52%

2023	0	1,213,215	283,932,610	0.43%

Three-year average burn rate				0.45%

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Description of the 2019 SIP

The principal terms of the 2019 SIP are summarized below. This summary is qualified in its entirety by the complete text of the 2019 SIP, which is attached to this Proxy Statement as Appendix A.

Overview. The purpose of the 2019 SIP is to attract, incentivize and retain our key employees by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

Shares Subject to the 2019 SIP; Share Counting. Subject to adjustment upon a change in capitalization, the number of shares of the Company’s common stock that may be subject to awards under the 2019 SIP cannot exceed (i) 2,283,475 shares, plus (ii) the 6,957,897 shares authorized for issuance under the 2010 SIP that are not subject to awards outstanding or previously issued as of the effective date of the 2019 SIP, plus (iii) an additional 6,930,000 shares, plus (iv) an additional 6,900,000 shares if this amendment is approved by shareholders, plus (v) certain additional shares recaptured from expired, terminated, canceled, or forfeited portions of awards under the 2010 SIP and the PSP. If any portion of an outstanding award under the 2019 SIP, the 2010 SIP or the PSP for any reason expires or is terminated or canceled or forfeited, the shares allocable to the expired, terminated, canceled, or forfeited portion of such award shall be available for issuance under the 2019 SIP. However, the following shares are not available for issuance under the 2019 SIP: shares tendered as payment for option exercises, shares withheld to cover tax withholding requirements and shares that have been repurchased by the Company using stock option exercise proceeds.

As of March 4, 2026, there were a total of 686,387 shares remaining available for grant under the 2019 SIP, calculated assuming the maximum payout for all PSAs and PSUs.

As of March 4, 2026, a total of 9,529,873 shares were subject to outstanding equity awards under the 2019 SIP, assuming a target payout of all PSAs and PSUs of 100%. Of these 9,529,873 shares, the payout for (i) 407,674 shares underlying PSAs and PSUs may be increased up to 805% of the target or decreased to zero, subject to the level of performance attained, (ii) 226,586 shares underlying PSAs and PSUs may be increased up to 500% of the target or decreased to zero, subject to the level of performance attained, (iii) 77,376 shares underlying PSAs and PSUs may be increased up to 299% of the target or decreased to zero, subject to the level of performance attained, (iv) 1,489,773 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (v) 46,712 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained.

Eligibility. All employees of the Company and its subsidiaries, and all members of the Board, are eligible to participate in the 2019 SIP. As of December 31, 2025, there were approximately 22,888 employees and 14 non-employee directors who were eligible to participate in the 2019 SIP.

Administration. The Compensation Committee has authority to grant awards to employees under the 2019 SIP and is responsible for the general administration and interpretation of the 2019 SIP. The 2019 SIP provides that members of the Compensation Committee have a right to indemnification with respect to claims arising against them individually as a result of their administration of the 2019 SIP, except in the case of gross negligence, bad faith or intentional misconduct. The Compensation Committee has authority to establish the terms of each award, including the number of awards granted, the vesting schedule and exercisability. The Compensation Committee may establish performance goals as a prerequisite to exercisability or vesting, and such goals and other terms need not be uniform among various participants. Each employee or director granted awards under the 2019 SIP will be required to enter into an award agreement with the Company setting forth the terms and conditions of the grant, including any performance goals that are a prerequisite to exercising or vesting of the grant. The Board may, in its discretion, make a limited delegation of authority to the Company’s Chief Executive Officer to grant awards under the 2019 SIP to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934.

Types of Awards Available for Grant under the 2019 SIP

Options. Options granted under the 2019 SIP may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options.

As a general rule, the exercise price for any stock option must be no less than the fair market value of the stock subject to such option as of the date of grant, except for incentive stock options granted to a grantee who owns 10% or more of the voting power of the Company, in which case the exercise price must be at least 110% of the fair market value of such stock as of the date of grant. To the extent that the fair market value of that portion of any grant of incentive stock options that is exercisable for the first time in any given year exceeds $100,000, such options will be treated as non-qualified stock options.

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Options granted under the 2019 SIP generally will not be exercisable after the expiration of 10 years after the effective date of the grant. In addition, no incentive stock option granted to a beneficial owner of 10% or more of the Company’s outstanding shares will be exercisable after the expiration of five years after the effective date of the grant.

Generally, options may be exercised only while the award holder is an employee or director of the Company or within a limited period after the award holder leaves employment or service with the Company or after the award holder’s retirement, disability or death. During the award holder’s lifetime, an award is exercisable only by the award holder. Awards generally are not transferable except upon the death of the award holder.

On the date of exercise, the award holder may pay the full option price in cash, in shares of common stock previously acquired by the award holder valued at fair market value or in any other form of consideration approved by the Compensation Committee. The use of previously acquired shares to pay the option price enables the award holder to avoid the need to fund the entire purchase with cash. Upon exercise of an award, the number of shares subject to the option and the number of shares available under the 2019 SIP for future option grants will be reduced by the number of shares with respect to which the option is exercised.

Stock Appreciation Rights. The Compensation Committee also may grant stock appreciation rights that will entitle the award recipient to receive the excess of the fair market value of a share of the Company’s common stock over the exercise price for each share with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right may be in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Restricted Stock. The Compensation Committee also may grant awards in the form of shares of the Company’s common stock that are subject to forfeiture and restrictions on transferability in such amounts and upon such terms and conditions as the Compensation Committee specifies in the award agreement. The restricted stock award agreement shall set forth the conditions, if any, which will need to be timely satisfied before the restricted stock grant will be effective, and the conditions, if any, which will need to be timely satisfied before the restricted stock grant will be vested and settled, and the conditions, if any, under which the grantee’s interest in the shares will be forfeited. Any such conditions for effectiveness or vesting and settlement or nonforfeitability may be based upon the passage of time and continued service by the grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions.

Restricted Stock Units. The Compensation Committee also may grant awards in the form of units representing rights to receive shares in such amounts and upon such terms and conditions as the Compensation Committee specifies in the award agreement, including forfeiture and other restrictions. The restricted stock unit award agreement shall set forth the conditions, if any, which will need to be timely satisfied before the restricted stock unit award will be effective, and the conditions, if any, which will need to be timely satisfied before the restricted stock units will be vested and settled, and the conditions, if any, under which the grantee’s interest in the related units will be forfeited. Any such conditions for effectiveness or vesting and settlement or nonforfeitability may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions.

Other Stock-Based Awards. The Compensation Committee also may grant other stock-based awards in such forms and in such amounts and upon such terms and conditions as the Compensation Committee specifies in the award agreement. Other stock-based awards are valued based on shares of the Company’s common stock. The other stock-based award agreement shall set forth the conditions, if any, which will need to be timely satisfied before the award will be effective, and the conditions, if any, which will need to be timely satisfied before the award will be vested and settled, and the conditions, if any, under which the grantee’s interest in the award will be forfeited. Any such conditions for effectiveness or vesting and settlement or nonforfeitability may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions.

Performance-Based Awards. The Compensation Committee may grant options, SARs, restricted stock, restricted stock units and other stock-based awards for which the amount, awarding, vesting or settlement is contingent on the achievement of specific performance goals during a performance period, determined using a specific performance measure, all as specified in the award agreement. The performance goals and performance period will be established by the Compensation Committee. In establishing performance goals, the Compensation Committee may use performance measures based on any one or combination of performance criteria selected by the Compensation Committee. Although examples of certain performance measures are listed in the 2019 SIP, the Compensation Committee may use any performance measure that it determines to be appropriate. Performance may be measured on an absolute or relative basis and are related to the performance of the Company, a subsidiary, the grantee, the segment, department or function within the Company or subsidiary in which the grantee is employed, a region, a product-line or any other manner that the Compensation Committee determines appropriate in its discretion.

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The Compensation Committee may adjust performance goals and the related level of achievement if the Compensation Committee determines in its discretion that events or transactions that are unusual in nature or infrequently occurring have occurred after the date of grant that are unrelated to the performance of the grantee and result in distortion of the performance targets or the related level of achievement. The Compensation Committee may provide in the applicable award agreement additional rules and procedures relating to its ability to adjust aspects of a performance-based award, its ability to increase or decrease the amount of compensation provided by a performance-based award, and the certification or other determination of the extent to which performance goals have or have not been attained.

Adjustment for Certain Events. If the Company undergoes certain events or changes regarding its capital structure, such as a stock dividend, stock split, reverse stock split, recapitalization, reclassification or a similar event, appropriate adjustments will be made to the number and class of shares available for issuance under the 2019 SIP and the number and class of shares and, if applicable, exercise price relating to any outstanding awards. Appropriate adjustments would also be made if a majority of the shares which are the same class as the shares that are subject to outstanding awards are exchanged for, converted into, or otherwise become shares of another corporation. If such an event occurs, the Compensation Committee will amend the outstanding awards to provide that such awards are exercisable or will be settled for or with respect to such new shares.

Minimum Vesting. Except with respect to a maximum of 5% of the shares available for grant under the 2019 SIP, and except for a provision in the 2019 SIP or an individual award agreement for an acceleration of vesting in the event of the death or disability of the grantee or termination of the grantee’s employment after a change in control, no award will provide for vesting that is any more rapid than vesting on the one-year anniversary of the date of grant.

Effect of Change in Control. In the event of the involuntary or constructive termination of an award holder’s employment within twelve (12) months after a change in control transaction, as defined in the 2019 SIP, the vesting of any outstanding award that is subject to a time-based vesting schedule will be accelerated, and the vesting of any outstanding performance-based award will be accelerated based on the greater of the performance goal(s) target or the actual level of achievement of the applicable performance goal(s) from the first day of the performance period to the date on which the change in control occurs.

No Repricing. The Compensation Committee may not modify or amend any outstanding option or stock appreciation right so as to specify a lower exercise price or accept the surrender of an outstanding option or stock appreciation right and authorize the granting of a new option or stock appreciation right with a lower exercise price in substitution for such surrendered option or stock appreciation right.

Application of Clawback Policy to 2019 SIP Awards. In the event that the Company is required to prepare a “Financial Restatement,” the Company will recover any “Recoverable Amount” of any “Incentive-Based Compensation” received by a current or former “Executive Officer” during the “Look-Back Period.” Incentive-Based Compensation includes means any compensation that is granted, earned or vests based wholly or in part upon the attainment of a “Financial Reporting Measure” and may include equity awards issued pursuant to the 2019 SIP. Awards under the 2019 SIP will be subject to the Company’s clawback policy, as amended from time to time, to the extent covered by such policy pursuant to the terms thereof.

Amendment or Termination of the 2019 SIP. Except as may be required by law, the Compensation Committee may terminate or amend the 2019 SIP at any time without further shareholder or regulatory approval. However, no termination or amendment of the 2019 SIP may adversely affect any then-outstanding award without the consent of the award holder. Unless earlier terminated by the Compensation Committee, the 2019 SIP will be in effect until awards have been granted and exercised with respect to all shares available for the 2019 SIP. However, no award can be granted under the 2019 SIP more than 10 years after the 2019 SIP has been approved by the Company’s shareholders. If this amendment is approved by shareholders, then, unless sooner terminated, the 2019 SIP will terminate on May 6, 2036.

Tax Consequences

The U.S. federal income tax discussion set forth below is intended to provide general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2019 SIP. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from jurisdiction to jurisdiction.

Options. Options granted under the 2019 SIP may be either incentive stock options or non-qualified stock options. Options that are designated as incentive stock options are intended to qualify as such under Section 422 of the Code. With respect to incentive stock options, neither the grant nor the exercise of the option will subject the employee to taxable income, other than under the Alternative Minimum Tax (Section 56(b)(3) of the Code), which is not discussed in detail in this summary. There is no required tax withholding in

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connection with the exercise of incentive stock options. Upon the ultimate disposition of the stock obtained on an exercise of an incentive stock option, the employee’s entire gain will be taxed at the rates applicable to long-term capital gains, provided the employee has satisfied the prescribed holding periods relating to incentive stock options and the underlying stock. This treatment will apply to the entire amount of gain recognized on the sale of the stock, including the portion of gain that reflects the spread on the date of exercise between the fair market value of the stock at the time of grant and the fair market value of the stock at the time of exercise.

The Company does not receive a compensation deduction for tax purposes with respect to incentive stock options. However, if the employee disposes of the stock purchased on exercise of the incentive stock option prior to the expiration of the applicable holding periods required by Section 422 of the Code, the Company will be entitled to a deduction equal to the employee’s realization of ordinary income by virtue of the employee’s disqualifying disposition.

Non-qualified stock options granted under the 2019 SIP will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the fair market value of the shares at the time of exercise over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option by a holder, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. With respect to restricted stock, restricted stock units and stock appreciation rights that may be settled either in cash or in shares that are either transferable or not subject to a substantial risk of forfeiture, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the grantee. With respect to restricted stock award shares that are both nontransferable and subject to a substantial risk of forfeiture, the award recipient will realize ordinary taxable income equal to the fair market value of the shares at the first time the shares are either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the grantee.

Some awards, such as restricted stock unit awards, may be considered to be deferred compensation subject to special federal income tax rules under Section 409A of the Code. Failure to satisfy the applicable requirements under Section 409A of the Code for such awards would result in the acceleration of income and additional income tax liability to the grantee, including certain penalties. The 2019 SIP and awards under the 2019 SIP are intended to be designed and administered so that any awards that are considered to be deferred compensation will not result in negative tax consequences to the grantees under Section 409A of the Code.

All of the above-described deductions are subject to the limitations on deductibility described in Section 162(m) of the Code. Therefore, there can be no assurance that compensation attributable to 2019 SIP awards will be fully deductible under all circumstances. In addition, as a result of the provisions of Section 280G of the Code, compensation paid to certain employees resulting from vesting of awards in connection with a change in control of the Company also may not be deductible.

Past Grants Under the 2019 SIP

The only grants made under the 2019 SIP are PSA, PSU, RSA, RSU grants to eligible employees, and annual grants of fully vested stock to non-employee directors as described in this Proxy Statement in the section titled, “Director Compensation.” No stock options or stock appreciation rights have been granted under the 2019 SIP.

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All awards under the 2019 SIP are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2019 SIP in the future are not determinable at this time. The stock grants made under the SIP during 2025, which would not have changed if the proposed 2019 SIP amendment to increase the number of shares authorized for issuance under Proposal 4 had been in place, were as follows:

Name and Position	Dollar Value(1)	Number of Shares underlying Awards(2)

J. Powell Brown, Chief Executive Officer and President	$2,958,773	26,854

R. Andrew Watts, Chief Financial Officer, Executive Vice President and Treasurer	$1,282,054	11,636

P. Barrett Brown, Executive Vice President	$690,277	6,265

Stephen P. Hearn, Executive Vice President, Chief Operating Officer and President – Retail Segment	$1,520,329	12,994

Chris L. Walker, Executive Vice President and Chairman – Specialty Distribution Segment	$887,610	8,056

Current executive officers as a group	$9,113,931	81,914

Current non-employee directors as a group	$1,539,580	13,948

Employees other than executive officers as a group	$97,442,831	894,980

(1)	Amounts reflect the aggregate grant date fair value of awards computed in accordance with Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”).

(2)

PSAs and PSUs granted to our employees in 2025 may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained. The amount reflected in the table includes all PSAs and PSUs at a target payout of 100%.

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The following table sets forth information as of December 31, 2025, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a),(c)(1)

Equity compensation plans approved by shareholders:

Brown & Brown, Inc. Amended and Restated 2019 Stock Incentive Plan	—	—	8,891,392	(2)

Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended	—	—	—

Brown & Brown, Inc. Amended and Restated 1990 Teammate Stock Purchase Plan	—	—	1,730,975

Brown & Brown, Inc. Performance Stock Plan	—	—	—

Total			10,622,367

Equity compensation plans not approved by shareholders	—	—	—

(1)

All of the shares available for future issuance under the Brown & Brown, Inc. 2019 Stock Incentive Plan may be issued in connection with options, warrants, rights, restricted stock or other stock-based awards.

(2)

The payout for (a) 1,317,824 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (b) 1,943 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained. The amount reflected in the table is calculated assuming the maximum payout for all PSAs and PSUs.

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The following is the Company’s overhang information, which measures the number of shares subject to equity-based awards outstanding but unexercised or unvested, as of March 4, 2026, for all of the Company’s existing equity compensation plans, as well as certain other information relating to outstanding awards under the plans:

● Stock options outstanding:	0

● Weighted average exercise price of outstanding stock options:	N/A

● Weighted average remaining contractual term of outstanding stock options:	N/A

● PSAs and PSUs not yet earned:	4,201,918	(1)

● Earned unvested PSAs and PSUs:	2,813,369

● Unvested RSA and RSU grants:	2,514,586

● Shares available for future grants under the 2019 SIP:	686,387	(2)

● Total shares of common stock shares outstanding:	339,559,191

(1)

Of this amount, the payout for (a) 407,674 shares underlying PSAs and PSUs may be increased up to 805% of the target or decreased to zero, subject to the level of performance attained, (b) 226,586 shares underlying PSAs and PSUs may be increased up to 500% of the target or decreased to zero, subject to the level of performance attained, (c) 77,376 shares underlying PSAs and PSUs may be increased up to 299% of the target or decreased to zero, subject to the level of performance attained, (d) 1,489,773 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (e) 46,712 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained. The amount reflected in this row includes all PSAs and PSUs at a target payout of 100%.

(2)

Of this amount, the payout for (a) 407,674 shares underlying PSAs and PSUs may be increased up to 805% of the target or decreased to zero, subject to the level of performance attained, (b) 226,586 shares underlying PSAs and PSUs may be increased up to 500% of the target or decreased to zero, subject to the level of performance attained, (c) 77,376 shares underlying PSAs and PSUs may be increased up to 299% of the target or decreased to zero, subject to the level of performance attained, (d) 1,489,773 shares underlying PSAs and PSUs may be increased up to 200% of the target or decreased to zero, subject to the level of performance attained, and (e) 46,712 shares underlying PSAs and PSUs may be increased up to 150% of the target or decreased to 50% of the target, subject to the level of performance attained. The amount reflected in this row is calculated assuming the maximum payout for all PSAs and PSUs.

Supplemental Information

The Company intends to register the additional shares of common stock issuable under the 2019 SIP under the Securities Act of 1933, as amended, on Form S-8 as soon as reasonably practicable.

BROWN & BROWN, INC. | 75

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 2, 2026, the record date for the Meeting, information as to our common stock beneficially owned by (1) each of our directors, all of whom are director nominees, (2) each Named Executive Officer named in the Summary Compensation Table, (3) all of our directors and current executive officers as a group and (4) any person or entity whom we know to be the beneficial owner of more than five percent of the outstanding shares of our common stock.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Total

J. Hyatt Brown(4)	35,997,546	10.60%

J. Powell Brown(5)	5,320,524	1.57%

Lawrence L. Gellerstedt III	20,807	*

Theodore J. Hoepner	119,751	*

James S. Hunt	24,675	*

Toni Jennings	55,425	*

Joia M. Johnson	0	0%

Paul J. Krump	5,353	*

Timothy R.M. Main	33,589	*

Bronislaw E. Masojada	7,675	*

Jaymin B. Patel	4,523	*

H. Palmer Proctor, Jr.	45,621	*

Wendell S. Reilly	235,631	*

Kathleen A. Savio	2,675	*

P. Barrett Brown(6)	1,436,058	*

Stephen P. Hearn	0	0%

Chris L. Walker	163,120	*

R. Andrew Watts	212,385	*

All current directors and executive officers as a group (21 persons)(8)	44,574,701	13.13%

Capital World Investors(8) 333 South Hope Street, 55th Floor Los Angeles, California 90071	17,503,659	5.15%

The Vanguard Group, Inc.(9) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	37,330,892	10.99%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Brown & Brown, Inc., 300 N. Beach St., Daytona Beach, Florida 32114.

(2)

Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has or shares voting power and/or investment power, or as to which a person has the right to acquire beneficial ownership within the next 60 days. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

(3)

The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) plan as of March 2, 2026: Mr. Powell Brown – 43,992; Mr. Watts – 0; Mr. Barrett Brown – 11,272; Mr. Hearn – 0; Mr. Walker – 0 and all current directors and executive officers as a group – 75,133.

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OTHER IMPORTANT INFORMATION

The number and percentage of shares owned by the following persons also include the indicated number of unvested shares which such persons have been granted under our PSP as of March 2, 2026: Mr. Powell Brown – 32,000; Mr. Watts – 0; Mr. Barrett Brown – 0; Mr. Hearn – 0; Mr. Walker – 0 and all current directors and executive officers as a group – 32,000. These PSP shares have voting and dividend rights due to satisfaction of the first condition of vesting based on stock price performance, but the holders thereof currently have no power to sell or dispose of the shares, and the shares are subject to forfeiture.

In addition, the number and percentage of shares owned by the following persons also include the indicated number of unvested shares which such persons have been granted under our 2010 SIP as of March 2, 2026 and for which the first condition of vesting has been satisfied: Mr. Powell Brown – 299,264; Mr. Watts – 0; Mr. Barrett Brown – 0; Mr. Hearn – 0; Mr. Walker – 0 and all current directors and executive officers as a group – 299,264. These 2010 SIP shares have voting and dividend rights due to satisfaction of the first condition of vesting, but the holders thereof currently have no power to sell or dispose of the shares, and the shares are subject to forfeiture.

In addition, the number and percentage of shares owned by the following persons also include the indicated number of unvested shares which such persons have been granted under our 2019 SIP as of March 2, 2026 and for which the first condition of vesting has been satisfied: Mr. Powell Brown – 146,066; Mr. Watts – 41,884; Mr. Barrett Brown – 24,342; Mr. Hearn – 0; Mr. Walker – 0 and all current directors and executive officers as a group – 2,326,798. These 2019 SIP shares have voting and dividend rights due to satisfaction of the first condition of vesting, but the holders thereof currently have no power to sell or dispose of the shares, and the shares are subject to forfeiture.

In addition, the number and percentage of shares owned by the following persons include the indicated number of unvested shares which such persons have been granted under our 2019 SIP in the form of time-based-only grants as of March 2, 2026: Mr. Powell Brown – 57,971; Mr. Watts – 48,343; Mr. Barrett Brown – 36,195; Mr. Hearn – 0 ; Mr. Walker – 0 and all current directors and executive officers as a group – 244,743. These time-based only grants have voting and dividend rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture in the event that the recipient does not continue to be employed with us for a specified number of years following the date of grant.

(4)

The shares beneficially owned by Mr. Hyatt Brown are held by Ormond Riverside, Limited Partnership, of which Swakopmund, Inc. is the General Partner that has voting and investment power over such shares. Swakopmund, Inc. is 100% owned by the Swakopmund Trust of 2009, a revocable trust created by Mr. Hyatt Brown, who is the sole trustee thereof and retains the sole voting and investment powers with respect to all the shares of Swakopmund, Inc. Mr. Hyatt Brown’s ownership excludes 1,827,556 shares held by the James Hyatt Brown Nongrantor Charitable Lead Annuity Trust, of which Mr. Hyatt Brown’s spouse and three children are the trustees and of which his three children are the remainder beneficiaries.

(5)

Mr. Powell Brown’s ownership includes (a) 32,241 shares owned by children living in his household, as to which he disclaims beneficial ownership, and (b) 1,827,556 shares held by the James Hyatt Brown Nongrantor Charitable Lead Annuity Trust, of which Mr. Powell Brown is a trustee and a remainder beneficiary.

(6)

Mr. Barrett Brown’s ownership (a) includes (i) 2,324 shares owned by children living in his household, as to which he disclaims beneficial ownership, and (ii) 90,000 shares pledged as collateral for a credit facility extended by a bank to Mr. Barrett Brown and (b) excludes 1,827,556 shares held by the James Hyatt Brown Nongrantor Charitable Lead Annuity Trust, of which Mr. Barrett Brown is a trustee and a remainder beneficiary.

(7)	Includes amounts beneficially owned by all our current directors and executive officers as of March 2, 2026, as a group.

(8)

The amount shown is derived from a Schedule 13G filed by Capital World Investors (“CWI”) on November 13, 2025, reporting beneficial ownership as of September 30, 2025. According to the Schedule 13G, CWI has sole voting power over 17,503,659 shares, shared voting power over 0 shares, sole dispositive power over 17,503,659 shares and shared dispositive power over 0 shares.

(9)

The amount shown is derived from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on October 30, 2025, reporting beneficial ownership as of September 30, 2025. According to the Schedule 13G/A, Vanguard has sole voting power over 0 shares, shared voting power over 1,719,399 shares, sole dispositive power over 34,575,677 shares and shared dispositive power over 2,755,215 shares.

Annual Meeting and Proxy Solicitation Information

These proxy materials are made available to shareholders in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc. to be voted at the Annual Meeting of Shareholders, to be held virtually at 9:00 a.m. (EDT) on Wednesday, May 6, 2026 and at any postponements or adjournments. The close of business on March 2, 2026 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding 339,559,191 shares of $0.10 par value common stock, entitled to one vote per share. These proxy materials were first mailed to shareholders of record on March 24, 2026.

Notice of Internet Delivery

As permitted by SEC rules, Brown & Brown, Inc. is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail (unless you request them, as described below and explained in the Notice). Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may vote online. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting the materials.

BROWN & BROWN, INC. | 77

OTHER IMPORTANT INFORMATION

Attending the Virtual Annual Meeting

Both shareholders of record and shareholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions during the Meeting and vote their shares electronically at the Meeting by following the instructions below.

If you are a shareholder of record, you must:

•

Follow the instructions provided on your proxy card to first register at https://web.viewproxy.com/BBrown/2026 by 11:59 p.m. (EDT) on May 3, 2026. You will need to enter your name, phone number and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Annual Meeting.

•

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link and password you received via email in the registration confirmation you received when you registered at https://web.viewproxy.com/BBrown/2026.

•

If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.AALvote.com/BRO during the Annual Meeting while the polls are open (you will need the virtual control number included on your proxy card).

If your shares are held in a “street name,” you must:

•	Register at https://web.viewproxy.com/BBrown/2026 by 11:59 p.m. (EDT) on May 3, 2026.

You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration if you plan to vote at the Meeting, following which you will receive an email confirming your registration and a virtual control number if you plan to vote at the Meeting, as well as the password to attend the Annual Meeting.

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting by showing proof of ownership but will be unable to vote your shares electronically at the Annual Meeting.

•

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link and password you received via email in the registration confirmation you received when you registered at https://web.viewproxy.com/BBrown/2026.

•

If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.AALvote.com/BRO during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).

Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting are posted on https://web.viewproxy.com/BBrown/2026 under Frequently Asked Questions (FAQ). The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. (EDT) on May 6, 2026. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 8:30 a.m. (EDT), and you should allow ample time for the check-in procedures.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 8:30 a.m. (EDT) on May 6, 2026, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Voting Your Shares; Required Votes

Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting. If you specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If your proxy card is signed and returned without specifying a vote or an abstention, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors.

The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

78 | BROWN & BROWN, INC.

OTHER IMPORTANT INFORMATION

If your shares are held in “street name,” a stock brokerage account or by a bank or other nominee, you have the right to provide instructions on voting as requested by your broker, bank or nominee. Under the NYSE’s rules, your broker, bank or nominee is permitted to vote your shares on the second proposal concerning the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2026 even if your broker, bank or nominee has not been given specific voting instructions as to this matter. Your broker, bank or nominee is not permitted to vote your shares on the first, third or fourth proposals.

After you have returned a proxy, you may revoke it at any time before it is voted by taking one of the following actions: (i) giving written notice of the revocation to our Corporate Secretary at 300 North Beach St., Daytona Beach, Florida 32114, or by email to annualmeeting@bbins.com; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by Alliance Advisors, LLC, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. A quorum is present when a majority in interest of all the common stock outstanding is represented by shareholders present in person or by proxy.

Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors; “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026, “FOR” the advisory vote to approve Named Executive Officer compensation and “FOR” the approval of the amendment of the 2019 SIP.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the NYSE rules, certain proposals, such as the ratification of the appointment of the Company’s registered public accountants, are considered “routine” matters, and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors, the “say on pay” advisory vote and the approval of the amendment of the 2019 SIP, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the NYSE rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes, as well as properly executed proxies marked “ABSTAIN,” will be counted for purposes of determining whether a quorum is present at the Meeting.

For information regarding the voting standard for Proposal 1, see “Vote Required; Majority Voting; Board Recommendation.” In order to pass, each of Proposals 2, 3 and 4 must receive the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not have an effect on these proposals. Withhold votes will be counted as votes cast, and therefore will have the same effect as a vote against the election of a director nominee in Proposal 1.

Proxies may be solicited by our officers, directors and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. Also, Alliance Advisors, LLC may solicit proxies on our behalf at an approximate cost of $8,000, plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger or via the Internet. We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. We will pay all of the costs of solicitation of proxies.

Our executive office is located at 300 N. Beach St., Daytona Beach, Florida 32114 (telephone number (386) 252-9601).

Proposals of Shareholders

Pursuant to applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2027 Annual Meeting of Shareholders must be received by us no later than November 24, 2026, in order to be

BROWN & BROWN, INC. | 79

OTHER IMPORTANT INFORMATION

considered for inclusion in our Proxy Statement and form of proxy/voting instruction related to that meeting. Such proposals will need to be in writing and comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

For a shareholder’s notice of nomination of one or more director nominations to be included in our Proxy Statement and form of proxy/voting instructions pursuant to the proxy access right included in Section 1.9 of our By-Laws, the Company must receive such written notice no earlier than the close of business on December 7, 2026 and no later than the close of business on January 6, 2027. The notice must contain the information required in our By-Laws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our By-Laws relating to the inclusion of nominees in our proxy materials.

In addition, our By-Laws require that for any shareholder proposal for other business or director nomination to be properly brought before the 2027 Annual Meeting of Shareholders, the shareholder proposal or director nomination must comply with the advance notice requirements set forth in our By-Laws (which include information required under Rule 14a-19), and the Company must receive written notice of the matter no earlier than the close of business on January 6, 2027 and no later than the close of business on February 5, 2027. Each such written notice must contain the information set forth in our By-Laws. The advance notice requirement in our By-Laws supersedes the notice period in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 regarding discretionary proxy authority with respect to shareholder business.

Any shareholder proposals or nominations should be sent to our Corporate Secretary at 300 N. Beach St., Daytona Beach, Florida 32114.

80 | BROWN & BROWN, INC.

Our 2025 Annual Report to Shareholders (the “Annual Report”) accompanies this Proxy Statement. We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the exhibits thereto, for the fiscal year ended December 31, 2025, as filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such request should be directed to Brown & Brown, Inc., 300 North Beach St., Daytona Beach, Florida 32114 Attention: Corporate Secretary. No charge will be made for copies of such Annual Report on Form 10-K; however, a reasonable charge will be made for copies of the exhibits.

Only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders who share an address unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver a separate copy of this Proxy Statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of a written or oral request from that shareholder directed to the address shown above, or to us at (386) 252-9601. Any shareholder sharing a single copy of the Proxy Statement and Annual Report who wishes to receive a separate mailing of these materials in the future, or any shareholders sharing an address and receiving multiple copies of these materials who wish to share a single copy of these documents, should also notify us at the address and telephone number shown above.

The material referred to in this Proxy Statement under the captions “Compensation Discussion and Analysis,” “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

ANTHONY M. ROBINSON

Secretary

Daytona Beach, Florida

March 24, 2026

BROWN & BROWN, INC. | 81

This Proxy Statement contains references to the following non-GAAP financial measures as defined in Regulation G of the SEC rules: Organic Revenue, Organic Revenue – adjusted, Adjusted EBITDAC, Adjusted EBITDAC Margin and Adjusted EPS. This non-GAAP information should be considered in addition to, not in lieu of, the financial statements contained in our Annual Report on Form 10-K. A reconciliation of this non-GAAP financial information to our GAAP information is contained in this Annex A.

Organic Revenue and Organic Revenue – adjusted. We view Organic Revenue, Organic Revenue – adjusted, Organic Revenue growth and Organic Revenue growth – adjusted as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our two segments, because they allow us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year, and that are expected to continue in the future.

Adjusted EBITDAC and Adjusted EBITDAC Margin. We view Adjusted EBITDAC and Adjusted EBITDAC Margin as important indicators when assessing and evaluating our performance because they present more comparable measurements of our operating margins in a meaningful and consistent manner.

Adjusted EPS. Adjusted EPS means our earnings per share, excluding the impact of the change in estimated acquisition earn-out payables and any other items (for example, extraordinary, nonrecurring items) that the Compensation Committee determines to be appropriately disregarded for all grants subject to a vesting condition of Adjusted EPS. We believe that Adjusted EPS provides a meaningful representation of our operating performance and is also presented to improve the comparability of our results between periods by eliminating the impact of certain items that have a high degree of variability.

We present these measures because we believe such information is of interest to the investment community. We believe they provide additional meaningful methods to evaluate our operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, our Consolidated Financial Statements.

82 | BROWN & BROWN, INC.

ANNEX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Reconciliation of Total Commissions and Fees to Organic Revenue Growth and to Organic Revenue Growth – Adjusted

The reconciliation of total commissions and fees, included in the Consolidated Statement of Income, to Organic Revenue growth for the year ended December 31, 2025, is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2025	2024			2025	2024	2025	2024	2025	2024	2024	2025	2024

Retail(3)	3,384	2,720	664	24.4%	72	44	3,312	2,676	559	11	14	2,753	2,679	74	2.8%

Specialty Distribution	2,379	1,985	394	19.8%	183	122	2,196	1,863	277	—	4	1,919	1,867	52	2.8%

Total Company	5,763	4,705	1,058	22.5%	255	166	5,508	4,539	836	11	18	4,672	4,546	126	2.8%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, the period-over-period impact of foreign currency translation, which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of U.S. dollars for the same period in the prior year (“Foreign Currency Translation”). Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

(3)

The Retail segment includes commissions and fees reported as “Other” in the Segment Information table in Note 15 of the Notes to the Consolidated Financial Statements, which includes corporate and consolidation items.

For 2025, Specialty Distribution segment Organic Revenue growth was adjusted to exclude the impact of certain offices within the Specialty Distribution segment for which Chris L. Walker, who previously served as President of our legacy Programs segment until August 2025 and was appointed Chairman of our new Specialty Distribution segment beginning in August 2025, did not have responsibility in 2025, which includes all legacy Wholesale Brokerage segment offices (collectively, the “2025 Office-Based Adjustments”). The growth rate for Specialty Distribution segment Organic Revenue – adjusted, which is a non-GAAP financial measure, for the year ended December 31, 2025, is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2025	2024			2025	2024	2025	2024	2025	2024	2024	2025	2024

Specialty Distribution	2,379	1,985	394	19.8%	183	122	2,196	1,863	277	—	4	1,919	1,867	52	2.8%

2025 Office-Based Adjustments	(879)	(632)	(247)	39.1%	(41)	(47)	(838)	(585)	(224)	—	—	(614)	(585)	(29)

Specialty Distribution – Adjusted	1,500	1,353	147	10.9%	142	75	1,358	1,278	53	—	4	1,305	1,282	23	1.8%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, Foreign Currency Translation. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

The reconciliation of total commissions and fees, included in the Consolidated Statement of Income, to Organic Revenue growth for the year ended December 31, 2024, is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2024	2023			2024	2023	2024	2023	2024	2023	2023	2024	2023

Retail(3)	2,720	2,500	220	8.8%	44	50	2,676	2,450	81	6	8	2,595	2,452	143	5.8%

Specialty Distribution	1,985	1,699	286	16.8%	122	80	1,863	1,619	65	95	2	1,798	1,526	272	17.8%

Total Company	4,705	4,199	506	12.1%	166	130	4,539	4,069	146	101	10	4,393	3,978	415	10.4%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, Foreign Currency Translation. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

(3)

The Retail segment includes commissions and fees reported as “Other” in the Segment Information table in Note 15 of the Notes to the Consolidated Financial Statements, which includes corporate and consolidation items.

BROWN & BROWN, INC. | 83

ANNEX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The reconciliation of total commissions and fees, included in the Consolidated Statement of Income, to Organic Revenue growth for the year ended December 31, 2023, is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2023	2022			2023	2022	2023	2022	2023	2022	2022	2023	2022

Total Company	4,199	3,563	636	17.9%	130	89	4,069	3,474	284	51	10	3,785	3,433	352	10.3%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, Foreign Currency Translation. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

The reconciliation of total commissions and fees, included in the Consolidated Statement of Income, to Organic Revenue growth for the year ended December 31, 2022, is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2022	2021			2022	2021	2022	2021	2022	2021	2021	2022	2021

Total Company	3,563	3,048	515	16.9%	89	82	3,474	2,966	289	14	5	3,185	2,947	238	8.1%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, Foreign Currency Translation. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

The reconciliation of total commissions and fees, included in the Consolidated Statement of Income, to Organic Revenue growth for the year ended December 31, 2021 is as follows:

(in millions, except percentages)	Commissions and Fees		Total Change	Total Growth %	Profit- Sharing Contingent Commissions		GSCs		Core Commissions and Fees(1)		Acquisitions	Dispositions	Foreign Currency Translation	Organic Revenue(2)		Organic Revenue Growth	Organic Revenue Growth %
	2021	2020			2021	2020	2021	2020	2021	2020	2021	2020	2020	2021	2020

Total Company	3,048	2,606	442	17.0%	82	71	19	16	2,947	2,519	170	4	(1)	2,777	2,516	261	10.4%

(1)	Core commissions and fees is defined as total commissions and fees, less (i) profit-sharing contingent commissions, and less (ii) for 2021 and earlier, GSCs.

(2)

“Organic Revenue,” which is a non-GAAP financial measure, is defined as our core commissions and fees less (i) the core commissions and fees earned for the first twelve months by newly acquired operations, less (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period), less (iii) for 2022 and later, Foreign Currency Translation. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

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ANNEX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Reconciliation of Income Before Income Taxes to Adjusted EBITDAC and

Reconciliation of Income Before Income Taxes Margin to Adjusted EBITDAC Margin

The reconciliation of income before income taxes, included in the Consolidated Statement of Income, to Adjusted EBITDAC for the years ended December 31, 2025 and 2024, and the reconciliation of Income Before Income Taxes Margin, included in the Consolidated Statement of Income, to Adjusted EBITDAC Margin for the years ended December 31, 2025 and 2024 is as follows:

	For the Year Ended December 31,
(in millions, unaudited)	2025	2024

Income before income taxes	1,371	1,303

Amortization	312	178

Depreciation	55	44

Interest	297	193

Change in estimated acquisition earn-out payables	25	2

EBITDAC(1)	2,060	1,720

Income Before Income Taxes Margin(2)	23.2%	27.1%

EBITDAC Margin(3)	34.9%	35.8%

Loss/(Gain) on disposal	2	(31)

Non-cash stock-based compensation expense impact in excess of budget	(22)	8

Accession Acquisition/Integration Costs	113	—

Mark-to-market of escrow liability	(54)	—

Interest Income	(42)	—

Accession Earnings	(192)	—

Adjusted EBITDAC(4)	1,865	1,697

Adjusted EBITDAC Margin(5)	36.0%	35.3%

(1)	“EBITDAC,” which is a non-GAAP financial measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(2)	Income Before Income Taxes Margin is calculated as the Company’s income before income taxes, as reported, divided by total revenues, as reported.

(3)	“EBITDAC Margin,” which is a non-GAAP financial measure, is defined as EBITDAC divided by total revenues.

(4)

“Adjusted EBITDAC,” which is a non-GAAP financial measure, is defined as EBITDAC, adjusted to exclude (i) for 2024 and 2025, the impact of the net loss/(gain) on disposal resulting from sales of books of business, (ii) for 2024 and 2025, the impact of the Company’s non-cash stock-based compensation expense in excess of what was reflected in the Company’s Board-approved annual budget, (iii) for 2025, the negative impact of the Accession Acquisition/Integration Costs, (iv) for 2025, the positive impact of mark-to-market of escrow liability, (v) for 2025, the positive impact of interest income earned from the proceeds of the Company’s follow-on common stock offering and senior notes issuance in June 2025, which were held in preparation for the closing of the acquisition of Accession (“Interest Income”) and (vi) for 2025, the positive impact of Accession’s earnings for the five-month period beginning August 1, 2025 and ended December 31, 2025 (“Accession Earnings”).

(5)

“Adjusted EBITDAC Margin,” which is a non-GAAP financial measure, is defined as Adjusted EBITDAC, divided by Adjusted Total Revenues. “Adjusted Total Revenues,” which is a non-GAAP financial measure, is defined as total revenues, adjusted to exclude (i) for 2025, the positive impact of interest income earned from the proceeds of the Company’s follow-on common stock offering and senior notes issuance in June 2025, which were held in preparation for the closing of the acquisition of Accession, and (ii) for 2025, the positive impact of Accession’s total revenues for the five-month period beginning August 1, 2025 and ended December 31, 2025. The reconciliation of total revenues, included in the Consolidated Statement of Income, to Adjusted Total Revenues for the year ended December 31, 2025, is as follows:

(in millions, unaudited)	For the Year Ended December 31, 2025

Total revenues	5,902

Interest income	(42)

Accession’s total revenues	(677)

Adjusted Total Revenues(5)	5,183

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ANNEX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Reconciliation of Diluted Net Income Per Share to Adjusted EPS

The reconciliation of diluted earnings per share, included in the Consolidated Statement of Income, to Adjusted EPS for the 12-month periods ended December 31, 2024, 2023 and 2022, is as follows:

(in thousands, except for diluted net income per share and Adjusted EPS, unaudited)

Calendar Year	Diluted Net Income Per Share	Weighted Average Number of Shares Outstanding- Diluted	Net Income Attributable to Common Shares ($)	Change in Estimated Acquisition Earnout Payables (Pre-Tax) ($)	After-Tax Effect of Adjustment ($)(1)	After-Tax Adjustments ($)(2)	Adjusted Net Income Attributable to Common Shares	Adjusted EPS(3)

2022	2.37	278,658	660,419	(38,900)	(29,829)	7,922	638,512	2.29

2023	3.05	280,818	856,495	21,800	16,558	(81,095)	791,957	2.82

2024	3.46	281,000	972,260	2,000	1,538	(21,532)	952,266	3.39

								$8.50

(1)	After-tax effect of adjustments calculated using the Company’s effective tax rate for the respective year.

(2)

The after-tax adjustments are: (i) for 2022, adjustments to exclude the positive impact of the 2022 Legal Matter and to exclude the negative impact of GRP et al. Acquisition/Integration Costs, (ii) for 2023, adjustments to exclude the negative impact of GRP et al. Acquisition/Integration Costs, the negative impact of the 1Q23 Nonrecurring Cost, and the positive impact of the gain on disposal associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023 and (iii) for 2024, adjustments to exclude the positive impact of the gain on disposal associated with the sale of certain third-party claims administration and adjusting services businesses in the fourth quarter of 2023.

(3)	A non-GAAP financial measure.

86 | BROWN & BROWN, INC.

1. Purpose of Plan. Brown & Brown, Inc. (“Company”) has established the 2019 Stock Incentive Plan (“Plan”) to promote the success of the Company and its shareholders by attracting and retaining Employees and Directors by supplementing their cash compensation and providing a means for them to increase their holdings of Shares. The opportunity so provided and the receipt of Awards as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company for the benefit of customers and stockholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. Such Awards will be granted to certain Employees and Directors to recognize and reward outstanding individual performance.

2. Establishment and Amendment History. The Company’s Board of Directors (“Board”) adopted the Plan on March 18, 2019, subject to approval by the Company’s shareholders. The Company’s shareholders approved the Plan on May 1, 2019 (“Effective Date”). The Committee approved an amendment to the Plan on March 24, 2025, which increased the number of Shares authorized to be issued under the Plan, as provided in Section 6(a) of the Plan, and extended the term of the Plan to May 7, 2035 (the “Amendment”), subject to approval by the Company’s shareholders. The Company’s shareholders approved the Amendment on May 7, 2025 (the “Amendment Effective Date”).

3. Term of Plan. The Plan will continue in effect until the tenth (10th) anniversary of the Amendment Effective Date, unless terminated earlier by the Board in accordance with Section 22 of the Plan.

4. Definitions. For purposes of the Plan and any Award Agreement, the following terms will have the following meanings:

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted pursuant to the Plan.

“Award Agreement” means a written or electronic agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of an Award granted to the Grantee.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following with respect to the Company:

(i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock or beneficial ownership of the Company;

(ii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided that “surviving entity” includes, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the surviving entity; or

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APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

(iii) the sale, exchange, or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company or by shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company immediately prior to such sale, exchange or other transfer.

For purposes of the definition of Change in Control, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the applicable transaction, own the Company or the surviving entity or the corporation or corporations to which the assets of the Company were transferred, as the case may be, either directly or through one or more subsidiary corporations. The Committee will have the authority to determine whether multiple sales or exchanges or transfers of the voting stock of the Company or assets of the Company are related, and its determination will be final, binding and conclusive. Notwithstanding this definition of Change in Control, if it is determined that an outstanding Award is subject to the requirements of Section 409A of the Code and the Change in Control is a “payment event” under Section 409A of the Code for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable interpretations, rulings, and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan. The composition of the Committee will at all times comply with the requirements of Rule 16b-3 under the Exchange Act, and all members of the Committee will be “non-employee directors” as defined by Rule 16b-3.

“Company” means Brown & Brown, Inc., a Florida corporation, or any successor corporation thereto.

“Constructive Termination” means any one or more of the following:

(i) without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;

(ii) without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;

(iii) any failure by the Company to pay, or any material reduction by the Company of, (A) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (B) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

(iv) any failure by the Company to (A) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

“Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Grantee, the Date of Grant will be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant will be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant will not precede the date of the Committee’s action.

“Director means a member of the Board.

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APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

“Disability” means, with respect to a particular Grantee, that he or she is entitled to receive benefits under the long-term disability plan of the Company or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person’s occupation at the time when such disability commenced, or, if the Grantee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

“Dividend Equivalent” means, with respect to a Restricted Stock Unit or an Other Stock-Based Award that is a Full Value Award, a right to receive a payment equal to the amount of cash dividends and value of other distributions that would have been payable on Shares subject to an Award during a period of time had such Shares been issued to the Grantee during such period of time.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including all rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by The Wall Street Journal, if published) on the day before such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.

“Full Value Award” means any Award other than an Option, a Stock Appreciation Right, or any other Award for which the Grantee pays (or the value or amount payable under the Award is reduced by) an amount less than the Fair Market Value of the Shares, determined as of the Date of Grant.

“Grantee” means a person who has been granted one or more Awards under this Plan.

“Incentive Stock Option” means an Option that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an Award of a right to purchase Shares that is granted pursuant to Section 10 of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” means an Award granted pursuant to Section 14 of the Plan.

“Performance-Based Award” means an Award with respect to which the amount, awarding, vesting, or settlement is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the related Award Agreement. Performance-Based Awards may be granted in the form of Options, SARs, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards.

“Performance Goal(s)” mean, with respect to a Performance-Based Award, one or more targets, goals or levels of attainment selected by the Committee required to be achieved in terms of the specified Performance Measure during the specified Performance Period.

“Performance Measure” means, with respect to a Performance-Based Award, one or more of the criteria selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the applicable Award Agreement. For purposes of clarity, the Committee may establish Performance Measures that are measured on an absolute or relative basis and are related to the performance of the Company, a Subsidiary, the Grantee, the division, department, or function within the Company or Subsidiary in which the Grantee is employed, a region, a product-line, or any other manner that it determines appropriate in its discretion.

“Performance Period” means, with respect to a Performance-Based Award, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured.

“Prior Plan” means each of the Company’s Performance Stock Plan and 2010 Stock Incentive Plan.

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APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

“Restricted Stock” means an Award of Shares issued pursuant to Section 12 of the Plan with a restriction on transferability, risk of forfeiture, or such other restrictions or conditions as the Committee, in its discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of a specified event, and/or on an accelerated basis under certain circumstances, as specified in the Plan and set forth in the related Award Agreement.

“Restricted Stock Unit” or “RSU” means an Award of an unsecured and unfunded promise to deliver Shares or value equal to such Shares in the future pursuant to Section 13 of the Plan, the terms and conditions of which will be specified in the related Award Agreement.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

“Section 162(m) Grandfathered Award” means an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and that is eligible for transition relief from the changes to Section 162(m) provided under the Tax Cuts and Jobs Act.

“Share” means a share of the Company’s common stock, $.10 par value, as adjusted from time to time in accordance with Section 7 of the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 11 of the Plan that entitles a Grantee to receive, in the form of a cash payment or Shares (as specified by the Committee), an amount equal to the excess of the Fair Market Value of a specified number of Shares at the date of exercise over an exercise price established by the Committee on the Date of Grant.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

“Ten Percent Owner Grantee” means a Grantee who, at the time an Option is granted to the Grantee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Company within the meaning of Section 422(b)(6) of the Code. For the purpose of determining under any provision of this Plan whether a Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, attribution rules contained in Section 424(d) of the Code will apply.

“Termination After Change in Control” means either of the following events occurring after a Change in Control:

(i) termination by the Company of the Grantee’s employment or service with Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause; or

(ii) upon Grantee’s Constructive Termination, the Grantee’s resignation from employment or service with the Company within twelve (12) months following the Transfer of Control.

Notwithstanding any provision herein to the contrary, Termination After Transfer of Control will not include any termination of the Grantee’s employment or service with the Company which: (A) is a Termination for Cause; (B) is a result of the Grantee’s death or Disability; (C) is a result of the Grantee’s voluntary termination of employment or service other than upon Constructive Termination; or (D) occurs prior to the effectiveness of a Change in Control.

“Termination for Cause” means termination by the Company of the Grantee’s employment or service with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Company’s sole discretion, impairs Grantee’s ability to perform his or her duties with Company. Termination for Cause pursuant to the foregoing will be determined in the sole but reasonably exercised discretion of the Company.

5. Administration.

(a) The Plan will be administered by the Committee. All questions of interpretation of the Plan or of any Award will be determined by the Committee, and such determination will be final and binding upon all persons having an interest in the Plan or such Award. The Committee will have full power and authority with respect to the Plan, except those specifically reserved to the

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APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

Board or otherwise delegated pursuant to Section 5(b) of the Plan, and subject at all times to the terms of the Plan and any applicable limitations imposed by law. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including without limitation Section 5(b) of the Plan, the Committee will have the full and final power and authority, in its discretion:

(i) to grant Awards, and to determine the persons to whom, and the time or times at which, Awards will be granted and the types and amounts of such Awards, which determination need not be uniform among persons similarly situated and may be made selectively among Employees and Directors;

(ii) to designate Options as Incentive Stock Options or Nonqualified Stock Options;

(iii) to determine the original or amended terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation, (A) the exercise price of an Option or SAR, (B) the method of payment for Shares purchased upon the exercise of an Option, (C) the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of Shares, (D) the terms and conditions of Awards, including without limitation the timing and other terms and conditions of the effectiveness, awarding, vesting, exercisability, acceleration, deferral, and settlement, as applicable, of Awards, (E) the time of the expiration of an Award, (F) the effect of the Grantee’s termination of employment or service with the Company on any of the foregoing, and (G) all other terms, conditions and restrictions applicable to an Award or such Shares not inconsistent with the terms of the Plan;

(iv) to approve one or more forms of Award Agreement;

(v) to establish guidelines, criteria, and overall numbers of and limits of Awards;

(vi) to prescribe, amend, or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(vii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable for the administration and operation of the Plan and Awards;

(viii) to establish Performance Goals, Performance Measures, and Performance Periods;

(ix) to establish procedural requirements for Performance-Based Awards, including without limitation certification or other determination that Performance Goals have been met;

(x) to construe and interpret the Plan and any Award and make any determination of fact incident to the administration of the Plan; and

(xi) to modify or amend each Award, provided however that the Committee may not modify or amend any outstanding Option or SAR so as to specify a lower exercise price, or accept the surrender of an outstanding Option or SAR and authorize the granting of a new Option or SAR with a lower exercise price in substitution for such surrendered Option or SAR, or buy out, for a payment in cash or shares of Stock, an outstanding Option or SAR.

(b) Delegation to Chief Executive Officer. To the extent permitted by applicable law, the Board may, in its discretion, delegate to the Company’s Chief Executive Officer the power and authority to grant Awards to individuals other than (i) Employees who are or may become, upon hiring, subject to Section 16 of the Exchange Act, and (ii) Directors. Any delegation hereunder will be in writing and will be subject to the restrictions and limitations that the Board specifies in writing at the time of such delegation, which must include a limitation on the total number of Shares that may be subject to Awards granted by the Chief Executive Officer pursuant to such delegation. The Board’s delegation of authority to the Chief Executive Officer may be revoked or modified by the Board at any time.

6. Shares Subject to Plan.

(a)  Subject to adjustment as provided in Section 7 of the Plan and this Section 6, the aggregate number of Shares that are authorized to be issued under the Plan is 16,171,372, which consists of (i) 2,283,475 Shares, plus (ii) the 6,957,897 Shares authorized for issuance under the Company’s 2010 Stock Incentive Plan that are not subject to awards outstanding or previously issued as of the Effective Date, plus (iii) an additional 6,930,000 Shares.

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APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

(b) If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Award will again be available for issuance under the Plan.

(c) If any portion of an outstanding award that was granted prior to the Effective Date under a Prior Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Prior Plan award will be available for issuance under the Plan. Notwithstanding this Section 6(c), the provisions of the Plan will have no effect on awards granted pursuant to the Prior Plans, including without limitation Section 162(m) Grandfathered Awards, which will continue to be governed by the terms and provisions of the agreements and the plan documents governing such grants, as applicable.

(d) All of the shares of Stock available for Awards under the Plan will be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan.

(e) With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR will be counted against the available Shares as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise. Similarly, in the event that any Option or other Award is exercised through the tendering of Shares or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, the Shares subject to such Option or other Award will be counted against the available Shares as one Share for every Share subject to the Option or other Award, regardless of the number of Shares issued upon exercise of the Option or other Award. In the event that (i) any Option or other Award granted under the Plan or any other plan maintained by the Company is exercised through the tendering of Shares or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards are satisfied by the tendering of Shares or by the withholding of Shares by the Company, or (iii) Shares are repurchased by the Company using Option exercise proceeds, then the Shares so tendered or withheld or repurchased will not again be available for issuance under the Plan. Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Company or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, will not count against the limitations set forth in this Section 6.

(f) The Shares issued by the Company under this Plan may be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

7.  Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Company, the Board will make appropriate adjustments in (a) the number and class of Shares available for issuance under the Plan as set forth in Section 6 of the Plan, (b) the number and class of Shares subject to any outstanding Awards, (c) the per Share exercise price of any outstanding Option or SAR, (d) the limitations set forth in Section 9, and (e) any other term or condition of any outstanding Award affected by any such change. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 7 will be rounded down to the nearest whole number, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to an Option or SAR. Adjustments pursuant to this Section 7 will be made in accordance with the rules and regulations of Section 409A of the Code, and no such adjustment will be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code. Notwithstanding the foregoing, any adjustments made pursuant to this Section 7 that are considered “deferred compensation” under Section 409A of the Code will be made in compliance with the requirements of Section 409A of the Code and any adjustments that are not considered “deferred compensation” subject to Section 409A of the Code will be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code. The adjustments determined by the Board pursuant to this Section 7 will be final, binding and conclusive.

8. Eligibility. Awards may be granted only to Employees and Directors, as designated by the Committee in its discretion. Only Employees will be eligible to receive grants of Incentive Stock Options. The Committee’s designation of a person as a Grantee in any year does not require the Committee to designate that person to receive an Award under the Plan in any other year or, if so designated, to receive the same Award as any other Grantee in any year. The Committee may consider such factors as it deems pertinent in selecting Grantees and in determining the amount of their respective Awards, including, but without being limited to: (a) the financial condition of the Company or a Subsidiary; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Company or a Subsidiary; and (d) the adequacy of the prospective participant’s other compensation. The Committee, in its discretion, may grant Awards to a Grantee under this Plan, even though

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stock, stock options, stock appreciation rights, and other benefits previously were granted to him or her under this or another plan of the Company or a Subsidiary, whether or not the previously granted benefits have been exercised, but the Grantee may hold such Awards only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Company or a Subsidiary may also participate in this Plan.

9. Limitations

(a)  Fair Market Value Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Stock Options are exercisable by a Grantee for the first time during any calendar year (under all stock option plans of the Company, including this Plan) exceeds One Hundred Thousand Dollars ($100,000), that portion of such Options which exceeds such amount will be treated as Nonqualified Stock Options. For purposes of this Section 9(b), Options designated as Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of Stock will be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 9(b), such different limitation will be deemed incorporated herein, effective as of the date of and with respect to such Options as required or permitted by, such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 9(b), the Grantee may designate which portion of such Option the Grantee is exercising and may request that separate stock certificates (or other applicable evidence of Stock ownership, in accordance with Section 6(e) of the Plan) representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Grantee will be deemed to have exercised the Incentive Stock Option portion of the Option first.

(b)  Limitation on Maximum Value. The Committee may establish, at the Date of Grant, terms and conditions regarding any Award that limit the maximum value that a Grantee may realize upon the exercise or vesting of such Award.

(c) Minimum Vesting Requirement. Except with respect to a maximum of five percent (5%) of the Shares that are authorized to be issued under the Plan, as may be adjusted pursuant to Section 7 of the Plan, and except for the death or Disability of the Grantee, or a Termination After Change in Control, no Award will provide for vesting that is any more rapid than vesting on the one (1) year anniversary of the Date of Grant.

10. Options.

(a) In General. The Committee may grant Options to Employee and Directors. Options may be Incentive Stock Options or Nonqualified Stock Options. Only Employees will be eligible to receive grants of Incentive Stock Options. The Committee will determine, in its discretion, the Employees and Directors to whom Options will be granted, the timing of the grants of such Awards, and the number of Shares subject to each Option. All Options will be subject to the terms and conditions of the Plan and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee determines in its discretion. Options may be granted in addition to, in tandem with, or independent of other Awards under the Plan.

(b)  Exercise Price. The per Share exercise price of each Option will be determined by the Committee on the Date of Grant, but in no event will the per share exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of the Share on the Date of Grant, and in no event will the per Share exercise price of any Incentive Stock Option granted to any Grantee who, on the Date of Grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, be less than one hundred and ten percent (110%) of the Fair Market Value of the Share on the Date of Grant.

(c) Term. The term of each Option will be fixed by the Committee on the Date of Grant, provided that the term will not exceed ten (10) years from the Date of Grant, and the term of an Incentive Stock Option granted to any Grantee who on the Date of Grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, will not exceed five (5) years from the Date of Grant.

(d) Exercisability. An Option will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee on the Date of Grant. No Option may be exercised unless the Grantee is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Option for any period following the Participant’s termination of employment or directorship not in excess of the original term of the Option on such terms and conditions as the Committee deems appropriate and specified in the related Award Agreement.

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(e) Method of Exercise. A Grantee may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in such form(s) as may be established by the Company, specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the exercise price, plus any required withholding taxes, by any combination of the following methods of exercise as may be permitted by the Committee in its discretion and specified in the applicable Award Agreement:

(i) cash;

(ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and payment of cash to the extent of any remaining balance of the aggregate exercise price;

(iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and will receive cash from the Grantee to the extent of any remaining balance of the aggregate exercise price;

(iv) by delivery of irrevocable instructions to a broker designated by the Committee to deliver promptly to the Company an amount equal to the aggregate exercise price for the Shares of Common Stock being purchased, along with any applicable tax withholdings, subject to applicable law (“broker-assisted exercise”); or

(v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law.

(f) Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding Option(s) will be set forth in the applicable Award Agreement(s).

11. Stock Appreciation Rights (SARs).

(a)  In General. The Committee may grant SARs to Employees and Directors. All SARs will be subject to the terms and conditions of the Plan and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee determines in its discretion. The Committee will determine, in its discretion, the Employees and Directors to whom SARs will be granted, the timing of such grants, and the number of shares subject to each SAR. SARs may be granted in addition to, in tandem with, or independent of other Awards under the Plan.

(b)  Exercise Price. The per Share exercise price of each SAR granted under the Plan will be determined by the Committee on the Date of Grant, but in no event will the per Share exercise price of any SAR be less than one hundred percent (100%) of the Fair Market Value of the Share on the Date of Grant.

(c)  Term. The term of each SAR will be fixed by the Committee on the Date of Grant, provided that the term will not exceed ten (10) years from the Date of Grant.

(d)  Exercisability. A SAR will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee in its discretion at the Date of Grant. No SAR may be exercised unless the holder of the SAR is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the date such SAR was granted, except that the Committee may permit the exercise of any SAR for any period following the Participant’s termination of employment or directorship not in excess of the original term of the SAR on such terms and conditions as the Committee deems appropriate and specified in the applicable Award Agreement.

(d)  Form of Settlement. A SAR may be settled in the form of Shares or in cash, as may be established by the Committee in its discretion and specified in the related Award Agreement.

(e) Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding SAR(s) will be set forth in the applicable Award Agreement(s).

12. Restricted Stock.

(a) In General. Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock to Employees or Directors from time to time. Shares of Restricted Stock are actual Shares issued to a Grantee and may be awarded either alone or in addition to other Awards. The Committee will determine, in its discretion, the Employees and Directors to whom Restricted Stock will be granted, the timing of such grants, and the number of shares subject to each Award of Restricted Stock. Restricted Stock may be granted in addition to, in tandem with, or independent of other Awards under the Plan.

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(b) Terms and Conditions. Each Award of Restricted Stock will be evidenced by an Award Agreement that will set forth (i) the conditions, if any, that must be timely satisfied before the Award will be effective, and the conditions, if any, that must be timely satisfied before the Award will be vested, (ii) the conditions, if any, under which the Grantee’s interest in the related Shares will be forfeited, and (iii) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Date of Grant, and may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. The conditions for effectiveness or vesting and the other provisions of Awards of Restricted Stock are not required to be the same with respect to each Grantee. For the avoidance of doubt, the Committee may grant Restricted Stock without any conditions for effectiveness or vesting.

(c) Dividends, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, an Award of Restricted Stock will entitle the Grantee to dividend, voting, and other ownership rights during the period for which the Share(s) remain subject to forfeiture and/or other conditions, provided, however, that in the case of an Award of Restricted Stock that is conditioned on the attainment of performance goals, the Grantee will not receive payment of any dividends unless and not earlier than such time as the Restricted Stock becomes earned or awarded based on the attainment of the performance goals.

(d) Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding Award(s) of Restricted Stock will be set forth in the applicable Award Agreement(s).

13. Restricted Stock Units (RSUs).

(a) In General. Subject to the terms and conditions of the Plan, the Committee may grant RSUs to Employees or Directors from time to time. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares. The Committee will determine, in its discretion, the Employees and Directors to whom RSUs will be granted, the timing of such grants, and the number of shares subject to each Award of RSUs. RSUs may be granted in addition to, in tandem with, or independent of other Awards under the Plan.

(b) Terms and Conditions. Each Award of RSUs will be evidenced by an Award Agreement that will set forth (i) the conditions, if any, that must be timely satisfied before the Award will be effective, and the conditions, if any, that must be timely satisfied before the Award will be vested, (ii) the conditions, if any, under which the Grantee’s interest in the RSUs will be forfeited, and (iii) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Date of Grant, and may be based upon the passage of time and continued service by the Grantee, or the achievement of specified performance objectives, or both time-based and performance-based conditions. The conditions for effectiveness or vesting and the other provisions of RSUs are not required to be the same with respect to each Grantee. For the avoidance of doubt, the Committee may grant RSUs without any conditions for effectiveness or vesting.

(c) Dividends, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, a Grantee will not have any rights as a shareholder with respect to Shares underlying an Award of RSUs until such time, if any, as the RSUs are settled and the underlying Shares are actually issued to the Grantee. The Committee may provide in the Award Agreement for the payment of Dividend Equivalents (as defined below) to the Grantee at such times as paid to shareholders generally or at the time of vesting or other payout of the RSUs, provided, however, that in the case of such an Award that is conditioned on the attainment of performance goals, the Grantee will not receive payment of any Dividend Equivalents unless and not earlier than such time as the RSUs become earned or awarded based on the attainment of the performance goals, and provided further, that if the payment or crediting of Dividend Equivalents is in respect of an Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or Dividend Equivalents will conform to the requirements of Section 409A of the Code.

(d) Deferral of Receipt of Payment. The Committee may permit or require a Grantee to defer receipt of the delivery of Shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to RSUs. If any such deferral is required or permitted, the Committee will establish such rules and procedures for such deferral, including rules and procedures implemented pursuant to Section 28 of the Plan for compliance with Section 409A of the Code.

(e) Termination of Service. The effect of a Grantee’s Termination of Service on his or her outstanding RSU(s) will be set forth in the applicable Award Agreement(s).

14. Other Stock-Based Awards. The Committee may grant Share-based or Share-related awards not otherwise described in Sections 10, 11, 12, or 13 of the Plan to Employees and Directors in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee determines. Without limiting the generality of the preceding sentence, each such Other

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Stock-Based Award may: (a) involve the transfer of actual Shares to Grantees, either on the Date of Grant or later, or payment in cash or otherwise of amounts based on the value of Shares; (b) be subject to performance-based and/or service-based conditions; (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified on the Date of Grant; and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

15. Performance-Based Awards.

(a) In General. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards that are Performance-Based Awards. On the Date of Grant of each Performance-Based Award, the Committee will establish the Performance Period, the Performance Measure(s), and the Performance Goals in respect of such Performance-Based Awards. Each Performance-Based Award will provide that, in order for the Award to be earned or awarded or for the Grantee to receive all or a portion of the Shares or cash subject to such Performance-Based Award, certain Performance Goals must be attained over a designated Performance Period, with attainment of the Performance Goals determined using specific Performance Measures. The Performance Goals and Performance Period will be established by the Committee in its discretion.

(b) Performance Measures. The Performance Measure will be based on one or more of the following criteria: stock price; market share; sales; earnings per share, core earnings per share or variations thereof; return on equity; costs; revenue; cash to cash cycle; days payables outstanding; days of supply; days sales outstanding; cash flow; operating income; profit after tax; profit before tax; return on assets; return on sales; inventory turns; invested capital; net operating profit after tax; return on invested capital; total shareholder return; earnings; return on equity or average shareowners’ equity; total shareowner return; return on capital; return on investment; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; contract awards or backlog; overhead or other expense reduction; growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation; net cash provided by operating activities; gross margin; economic value added; customer satisfaction; financial return ratios; market performance; or any other performance criteria.

(c) Adjustments and Procedure. The Committee may adjust Performance Goals and the related level of achievement if the Committee determines in its discretion that events or transactions that are unusual in nature or infrequently occurring have occurred after the Date of Grant that are unrelated to the performance of the Grantee and result in distortion of the performance targets or the related level of achievement. The Committee may provide in the applicable Award Agreement additional rules and procedures relating to the Committee’s ability to adjust aspects of a Performance-Based Award, the Committee’s ability to increase or decrease the amount of compensation provided by a Performance-Based Award, and the Committee’s certification or other determination of the extent to which Performance Goals have or have not been attained.

16. Change in Control. Subject to the requirements of Section 409A of the Code and any additional conditions set forth in the applicable Award Agreements, if a Grantee experiences a Termination After Change in Control:

(a) each of the Grantee’s outstanding Awards that is subject to a time-based vesting schedule will become fully vested and nonforfeitable as of the date of such Termination After Change in Control; and

(b) each of the Grantee’s outstanding Awards that is a Performance-Based Award will become fully vested and nonforfeitable as of the date of such Termination After Change in Control based on the greater of (i) the target level of achievement of the Performance Goals(s) applicable to the Award, or (ii) the actual level of achievement of the Performance Goal(s) applicable to the Award from the first day of the Performance Period to the date on which the Change in Control occurs.

17. Nontransferability of Awards.

(a)  In General. Unless the Committee, in its discretion, determines otherwise at the time an Award is granted, neither an Award nor the Shares subject to an Award nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 17 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with Section 17(b) below. An Option or SAR may be exercised during the Grantee’s lifetime only by the Grantee or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

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(b) Authorized Transfers. To the extent the Committee authorizes the transferability of an Award, in no event will any transfer be made to any person or persons other than such Grantee’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration. All other transfers and any re-transfer by any permitted transferee are prohibited and any such purported transfer will be null and void. Each Award that becomes the subject of permitted transfer (and the Grantee to whom it was granted by the Company) will continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Grantee will remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting, or exercise of such Award, as applicable. In no event will any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related Award Agreement.

(c) Beneficiary Designations. Each Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits under an Award following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If a Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Grantee.

18. Awards to Grantees Outside the United States. The Committee may grant Awards to Employees and Directors who reside in countries outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion:

(a) amend or vary the terms of the Plan in order to conform such terms with the requirements of each country where a Grantee or Subsidiary is located;

(b) amend or vary the terms of the Plan in each country where a Grantee or Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for the Grantee or the Subsidiary; or

(c) amend or vary the terms of the Plan in a country where an Employee or a Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan.

The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such jurisdictions.

19. Construction. Captions and titles contained in the Plan are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular will include the plural, the plural will include the singular, the term “or” will include the conjunctive as well as the disjunctive, and words in the masculine or neuter gender will include the feminine, masculine or neuter gender where applicable.

20. No Right of Grant or Employment. No Employee or Director will have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder will be construed as giving any Grantee any right to be retained in the employ or service of the Company or a Subsidiary, or interfere in any way with the right of the Company or its Subsidiaries to terminate such Grantee’s employment or service at any time. Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan will not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of his office or employment with the Company or any Subsidiary will not be affected by his participation in the Plan, and neither the Plan nor any Award form any part of any contract of employment between any individual and the Company or a Subsidiary. A Grantee will have no entitlement by way of compensation or damages resulting from termination of the office or employment (for any reason and whether lawful or not) by virtue of which he is or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan or any Award that he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.

21. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or a committee thereof or as officers or employees of the Company, members of the Board, the Committee and any officers or employees of the Company to whom authority to act for the Board or Committee is delegated will be indemnified by the Company against all

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reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Award, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable attorneys’ fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person’s written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section 21.

22. Termination or Amendment of Plan. The Committee, without further approval of the shareholders of the Company, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required shareholder or regulatory approval and to any conditions established by the terms of such amendment. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion thereof without the consent of the Grantee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

23. Dissolution of Company. Upon the dissolution of the Company, the Plan will terminate and any and all Awards previously granted hereunder will lapse on the date of such dissolution.

24. Rights as Stockholders. No Grantee, nor any beneficiary or other person claiming through a Grantee, will have any interest in any Shares allocated for the purposes of the Plan or that are subject to an Award until such Shares will have been issued to the Grantee or such beneficiary or other person. Furthermore, the existence of the Awards will not affect the right or power of the Company or its shareholders to make adjustments, or to effect any recapitalization, reorganization, or other changes in the Company’s capital structure or its business; to issue bonds, debentures, preferred or prior preference stocks affecting the Shares or the rights thereof; to dissolve the Company or sell or transfer any part of its assets or business; or to do any other corporate act, whether of a similar character or otherwise.

25. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Options granted under this Plan will be used for general corporate purposes.

26. Choice of Law. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, will be determined exclusively in accordance with the internal laws of the State of Florida. Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced will be governed by the internal laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.

27. Shareholder Approval. The Plan or any increase in the maximum number of Shares issuable as provided in Section 6 of the Plan (the “Maximum Shares”) will be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders will become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

28. Code Section 409A. It is intended that the Plan and all Awards hereunder be administered in a manner that will comply with the applicable requirements of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Without limiting the generality of the foregoing, if any amount will be payable with respect to any Award hereunder as a result of a Grantee’s “separation from service” at such time as the Grantee is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code), and such amount constitutes a deferral of compensation subject to Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the date six months after the Grantee’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

A-12 | BROWN & BROWN, INC.

APPENDIX A BROWN & BROWN, INC. 2019 STOCK INCENTIVE PLAN

29. Tax Withholding. Each Award will be made subject to any applicable withholding for taxes. The Company or the Subsidiary that employs a Grantee will have the right to deduct from any amount payable under the Plan, including delivery of Shares to be made under the Plan, all federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such payment (including social insurance contributions) and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Shares are used to satisfy withholding taxes, such Shares will be valued, unless otherwise provided for in an Award Agreement, based on the Fair Market Value of the Shares on the date when the withholding for taxes is determined. The Company or the Subsidiary that employs a Grantee will have the right to require the Grantee to pay cash to satisfy withholding taxes as a condition to the payment or settlement of any amount (whether in cash or Shares) under the Plan.

BROWN & BROWN, INC. | A-13

THIS AMENDMENT (“Amendment”) to the Brown & Brown, Inc. 2019 Stock Incentive Plan, as amended and restated (“Plan”), shall be effective as of May 6, 2026.

1. Subsection 2 of the Plan shall be deleted in its entirety and replaced with the following:

“2. Establishment and Amendment History. The Company’s Board of Directors (“Board”) adopted the Plan on March 18, 2019, subject to approval by the Company’s shareholders. The Company’s shareholders approved the Plan on May 1, 2019 (“Effective Date”). The Committee approved an amendment to the Plan on March 24, 2025, which increased the number of Shares authorized to be issued under the Plan, as provided in Section 6(a) of the Plan, and extended the term of the Plan to May 7, 2035 (the “First Amendment”), subject to approval by the Company’s shareholders. The Company’s shareholders approved the First Amendment on May 7, 2025. The Committee approved an amendment to the Plan on March 23, 2026, which increased the number of Shares authorized to be issued under the Plan, as provided in Section 6(a) of the Plan, and extended the term of the Plan to May 6, 2036 (the “Second Amendment”), subject to approval by the Company’s shareholders. The Company’s shareholders approved the Second Amendment on May 6, 2026 (the “Second Amendment Effective Date”).”

2. Subsection 3 of the Plan shall be deleted in its entirety and replaced with the following:

“3. Term of Plan. The Plan will continue in effect until the tenth (10th) anniversary of the Second Amendment Effective Date, unless terminated earlier by the Board in accordance with Section 22 of the Plan.”

3. Subsection (a) of Section 6 of the Plan shall be deleted in its entirety and replaced with the following:

“(a) Subject to adjustment as provided in Section 7 of the Plan and this Section 6, the aggregate number of Shares that are authorized to be issued under the Plan is 16,171,372, which consists of (i) 2,283,475 Shares, plus (ii) the 6,957,897 Shares authorized for issuance under the Company’s 2010 Stock Incentive Plan that are not subject to awards outstanding or previously issued as of the Effective Date, plus (iii) an additional 6,930,000 Shares, plus (iv) an additional 6,900,000 Shares.”

4. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

BROWN & BROWN, INC.

By:
Name:
Title:

BROWN & BROWN, INC. | B-1

300 North Beach Street
Daytona Beach, FL 32114
(386) 252-9601

BBrown.com

ANNUAL MEETING OF SHAREHOLDERS
BROWN & BROWN, INC.
Virtual Meeting
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2026, 9:00 A.M. (EDT)
The undersigned hereby appoints Anthony M. Robinson and R. Andrew Watts, and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.
The Annual Meeting of Shareholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/BBrown/2026 by 11:59 P.M. (EDT) on May 3, 2026. On the day of the Annual Meeting of Shareholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Shareholders are contained in the Proxy Statement in the section titled “Attending the Virtual Annual Meeting.”
(Continued and to be signed on the reverse side)
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
All shareholders who wish to attend the Virtual Meeting, must register at: https://web.viewproxy.com/BBrown/2026 The deadline for registration is May 3, 2026 at 11:59 P.M. (EDT)
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, and Annual Report to Shareholders are available at https://web.viewproxy.com/BBrown/2026

The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2, 3 and 4:
1. Election of Directors.
01 J. Hyatt Brown 05 James S. Hunt 09 Timothy R.M. Main 13 Wendell S. Reilly
02 J. Powell FOR ALL WITHHOLD FOR ALL EXCEPT
Brown 06 Toni Jennings 10 Bronislaw E. Masojada 14 Kathleen A. Savio
NOMINEES AUTHORITY FOR (SEE INSTRUCTIONS
03 Lawrence L. Gellerstedt III 07 Joia M. Johnson 11 Jaymin B. Patel
ALL NOMINEES BELOW)
04 Theodore J. Hoepner 08 Paul J. Krump 12 H. Palmer Proctor, Jr.
(Instructions: To withhold authority to vote for any indicated nominee, mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) in the box provided to the right.)
2. To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2026.
FOR AGAINST ABSTAIN
DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)
3. To approve, on an FOR AGAINST ABSTAIN advisory basis, the compensation of named executive officers.
4. To approve an amendment to Brown & Brown, Inc.’s 2019 Stock Incentive Plan to increase the number of shares available for issuance under the plan and extend the term. FOR AGAINST ABSTAIN
In may their properly discretion come the before Proxies the are Annual authorized Meeting to or vote any upon adjournment(s) such other thereof. business as may Persons be required who do not to present indicate proof attendance of stock at ownership the Annual to Meeting attend. on this proxy card herein This proxy, by the when undersigned properly shareholder. executed, will If no be direction voted in is the made, manner this proxy directed will be card voted and FOR FOR the Proposals election 2, of 3 all and of 4. the director nominees listed on this proxy
Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) o
VIRTUAL CONTROL NUMBER
Date _________________________________________________________
Signature _____________________________________________________
Signature _____________________________________________________
(Joint Owners)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
VIRTUAL CONTROL NUMBER
PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone
INTERNET
Vote Your Proxy on the Internet:
Go to www.AALvote.com/BRO
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL
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Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.